    As filed with the Securities and Exchange Commission on October 30, 2001
                                                       Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                            ORCHID BIOSCIENCES, INC.
             (Exact name of registrant as specified in its Charter)

         Delaware                     8731                   22-3392819
      (State or other     (Primary Standard Industrial    (I.R.S. Employer
      jurisdiction of     Classification Code Number ) Identification Number)
      Incorporation or
       organization)

                               4390 US Route One
                          Princeton, New Jersey 08540
                                 (603) 750-2200
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                              DALE R. PFOST, Ph.D.
          Chairman of the Board, President and Chief Executive Officer
                            ORCHID BIOSCIENCES, INC.
                               4390 US Route One
                          Princeton, New Jersey 08540
                                 (603) 750-2200
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                                   Copies to:
      John J. Cheney, III, Esq.                   Michael Grundei, Esq.
 Mintz, Levin, Cohn, Ferris, Glovsky                Wiggin & Dana LLP
           and Popeo, P.C.                         400 Atlantic Street
         One Financial Center                      Stamford, CT 06901
           Boston, MA 02111                          (203) 363-7600
            (617) 542-6000

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 Title of each Class of                     Proposed Maximum  Proposed Maximum      Amount of
    Securities to be        Amount to be     Offering Price       Aggregate       Registration
       Registered           Registered(1)     Per Share(2)    Offering Price(2)      Fee(3)
----------------------------------------------------------------------------------------------
Common stock, $0.001 par      6,622,951            N/A            $220,715           $55.18
 value per share

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Based upon the estimated maximum number of shares of common stock of the Registrant that may be issued in connection with the merger described herein.
(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rule 457(f) thereunder. Lifecodes is a privately held corporation and there is no market for its securities. In addition, Lifecodes has an accumulated capital deficit. Therefore, pursuant to Rule 457(f)(2) under the Securities Act, the proposed maximum offering price is based upon one-third of the aggregate par value of Lifecodes capital stock being acquired in the proposed merger, which is $220,715 (computed as of October 28, 2001, the latest practicable date prior to the date of filing this Registration Statement).
(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as .00025 of $220,715.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             LIFECODES CORPORATION
                                550 West Avenue
                               Stamford, CT 06902

                        SPECIAL MEETING OF STOCKHOLDERS

                  MERGER PROPOSAL--YOUR VOTE IS VERY IMPORTANT

To the stockholders of Lifecodes Corporation:

   You are cordially invited to attend a special meeting of stockholders of
Lifecodes Corporation, which we will hold at       a.m., local time, on   ,   ,
at our offices at 550 West Avenue, Stamford, Connecticut.

   Lifecodes Corporation has signed a merger agreement with Orchid BioSciences, Inc. If the merger is completed, Lifecodes will become a wholly-owned subsidiary of Orchid.

   At the special meeting, we will ask you to vote on a proposal to approve the merger agreement and the merger of Lifecodes and Persia Merger Sub, Inc., a wholly-owned subsidiary of Orchid. Your board of directors has approved the merger agreement and the merger, has determined that the merger is advisable and that the transactions contemplated by the merger agreement and other related agreements are fair to, and in the best interests of, the stockholders, and recommends that you approve and adopt the merger agreement and the merger at the special meeting.

   If Lifecodes stockholders approve the merger agreement and the merger, then Lifecodes stockholders will, in the aggregate, receive between 6,500,000 and approximately 6,622,951 shares of Orchid common stock to be apportioned according to the number and class of shares that each Lifecodes stockholder owns as of the effective time of the merger.

   Under the merger agreement and an escrow agreement, 1,414,754 shares of the Orchid common stock that Lifecodes stockholders would, in the aggregate, otherwise be entitled to receive in the merger will be deposited in an escrow account and may be used to compensate Orchid in the event that it is entitled to indemnification under the merger agreement. To the extent that some or all of the escrowed shares are not required to indemnify Orchid, the escrowed shares will be distributed on the 15-month anniversary of the merger. Orchid common stock is listed on The Nasdaq National Market under the trading symbol
"ORCH" and on            , 2001, Orchid common stock closed at $      per
share. You will receive cash instead of any fractional share of Orchid common stock which you would otherwise receive in the merger.

   Only stockholders of record who hold shares of Lifecodes capital stock at the close of business on November 9, 2001, the record date for the special meeting, will be entitled to vote at the special meeting of Lifecodes stockholders. A list of stockholders entitled to vote will be kept at the offices of Lifecodes, 550 West Avenue, Stamford, Connecticut, 06902, for the 10 days prior to the special meeting.

   The merger agreement and the merger must be approved by the holders of record of a majority of the outstanding shares of Lifecodes common stock, Series A convertible preference stock voting on an as converted basis, Class A redeemable preferred stock and Class B redeemable preferred stock, voting together as a single class.

   Lifecodes stockholders who properly preserve their rights are entitled to an appraisal of their shares of Lifecodes stock under Delaware law if the merger is completed.

   You should consider the matters discussed under "Risk Factors" commencing on page 17 of the enclosed proxy statement-prospectus before voting. Please review carefully the entire proxy statement-prospectus.

   It is important that your shares be represented and voted at the special meeting, whether or not you are able to attend personally. If you do not return your proxy card, the effect will be a vote against the merger. You are therefore urged to complete, sign, date and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States. You are, of course, welcome to attend the meeting and vote in person, even if you have previously returned your proxy card.

   I look forward to your support.
                                          Sincerely,

                                          /s/ Walter O. Fredericks
                                          President and Chief Executive
                                           Officer

   Neither the Securities and Exchange Commission nor any state's securities commission has approved or disapproved of these securities or determined if this proxy statement-prospectus is truthful or accurate. Any representation to the contrary is a criminal offense. The information in this proxy statement-prospectus is not complete and may be changed.

   This proxy statement-prospectus is dated November   , 2001 and is first
being mailed to Lifecodes stockholders on or about November   , 2001.

                             ADDITIONAL INFORMATION

   This proxy statement-prospectus incorporates important business and financial information about Orchid and Lifecodes from other documents that are not included in or delivered with the proxy statement-prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement-prospectus by requesting them in writing or by telephone or over the Internet from the appropriate company at one of the following addresses:

   Orchid BioSciences, Inc.             Lifecodes Corporation
   4390 US Route One                    550 West Avenue
   Princeton, NJ 08540                  Stamford, CT 06902
   Attention: Investor Relations        Attention: Michael Spicer
   Telephone: (609) 750-2324            Telephone: (203) 328-9500

   If you would like to request any documents, please do so by       , 2001 in
order to receive them before the special meeting.

See "Where You Can Find More Information" beginning on page 74.

                             LIFECODES CORPORATION
                                550 West Avenue
                               Stamford, CT 06902

        Notice of Special Meeting of Lifecodes Corporation Stockholders
                                  , 2001 at         a.m.

   Notice is hereby given that a special meeting of stockholders of Lifecodes
Corporation will be held on          ,          , 2001 at          a.m. local
time at the offices of Lifecodes, 550 West Avenue, Stamford, Connecticut for the following purpose:

  1. To consider and vote upon a proposal to approve and adopt a merger agreement among Orchid BioSciences, Inc., Persia Merger Sub, Inc., a wholly-owned subsidiary of Orchid, and Lifecodes, pursuant to which Lifecodes will become a wholly-owned subsidiary of Orchid.

    In the merger, the Lifecodes stockholders are collectively entitled to receive an aggregate of approximately 6,622,951 shares of Orchid common stock, assuming that Lifecodes' subsidiary, Helix Biotech ULC, is not sold prior to the completion of the merger, and 6,500,000 shares of Orchid common stock if Helix Biotech ULC is sold prior to the merger. Pursuant to the merger agreement, each share of Lifecodes common stock will be automatically converted into such number of shares of Orchid common stock equal to the exchange ratio fraction and each share of Lifecodes preferred stock will be automatically converted into such number of shares of Orchid common stock equal to the preferred stock exchange ratio fraction. Based on certain assumptions, including an assumed average stock price of Orchid common stock at approximately $3.05 per share, (i) each holder of Lifecodes common stock would be entitled to receive approximately one share of Orchid common stock in exchange for one share of Lifecodes common stock; (ii) each holder of Lifecodes Series A convertible preference stock which has not converted its shares into 7.3 shares of Lifecodes common stock prior to the completion of the merger would be paid the greater of $10.00 per share plus any dividends declared and unpaid or such amount per share as would have been payable had each share been converted to Lifecodes common stock immediately prior to the merger; (iii) each holder of Lifecodes Class A redeemable preferred stock which has not exchanged its shares for Lifecodes common stock prior to the completion of the merger would be entitled to receive $6,900 in cash for each share of Class A redeemable preferred stock it holds; and (iv) each holder of Lifecodes Class B redeemable preferred stock which has not exchanged its shares for Lifecodes common stock prior to the completion of the merger would be entitled to receive either $7,100 in cash for each share of Class B redeemable preferred stock or the equivalent value in shares of Orchid common stock upon completion of the merger, determined by the value of the closing prices of Orchid stock over the 30-day period ending three days prior to the completion of the merger.

  2. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

   These items of business are described in the attached proxy statement-prospectus. The board of directors of Lifecodes has fixed the close of business on November 9, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. Only holders of record of Lifecodes common stock, Series A convertible preference stock, Class A redeemable preferred stock and Class B redeemable preferred stock on the record date are entitled to vote at the Lifecodes special meeting.

   Your vote is very important, regardless of the number of shares you own. Stockholder approval of the proposal will be required in order to consummate the merger. The merger cannot be completed unless the merger agreement is adopted by holders of a majority of the outstanding shares on the record date of Lifecodes common stock, Series A convertible preference stock voting on an as converted basis, Class A redeemable preferred stock and Class B redeemable preferred stock, voting together as a single class.

   Stockholders holding in the aggregate approximately 62.3% of the outstanding Lifecodes capital stock have executed the merger agreement.

   After careful consideration, members of your board of directors present at the meeting called to approve the merger and the merger agreement unanimously approved the merger and the merger agreement and recommended that you vote FOR approval of the merger and the merger agreement.

   You can ensure that your shares are voted at the special meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of Lifecodes at Lifecodes' headquarters, located at 550 West Avenue, Stamford, Connecticut 06902, by signing and returning a later dated proxy or by voting in person at the special meeting.

   All shares represented by properly executed proxies will be voted in accordance with the specifications of the proxy card. If no such specifications are made, proxies will be voted for approval and adoption of the proposal above.

   All stockholders are cordially invited to attend the Lifecodes special meeting in person. Whether or not you expect to attend the Lifecodes special meeting, we urge you to sign and date the enclosed proxy and return it promptly in the envelope provided.

                                          By Order of the Board of Directors,

                                          Walter O. Fredericks
                                          Chief Executive Officer and
                                          President

     , 2001

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1

SUMMARY OF THE PROXY STATEMENT-PROSPECTUS.................................   5
  The Companies...........................................................   5
  The Merger..............................................................   6

SELECTED HISTORICAL FINANCIAL DATA........................................  14
  Orchid Selected Historical Consolidated Financial Data..................  15
  Orchid Per Share Information............................................  16

RISK FACTORS..............................................................  17
  Risks Relating to the Merger............................................  17
  Risks Relating to Orchid................................................  19
  Risks Related to Orchid's Business......................................  19
  Risks Related to the Biotechnology Industry.............................  28
  Risks Associated with Orchid's Common Stock.............................  29

MARKET PRICE AND DIVIDEND INFORMATION.....................................  31

THE SPECIAL MEETING OF LIFECODES STOCKHOLDERS.............................  32
  Proxy Statement-Prospectus..............................................  32
  Date, Time and Place of the Special Meeting.............................  33
  Purposes of the Special Meeting.........................................  33
  Stockholder Record Date for the Special Meeting.........................  33
  Votes Required for Approval of the Merger...............................  33
  Proxies.................................................................  33
  Revocation of Proxies...................................................  34
  Solicitation of Proxies.................................................  34

THE MERGER................................................................  35
  Background of the Merger................................................  35
  Orchid's Reasons for the Merger.........................................  37
  Lifecodes' Reasons for the Merger.......................................  38
  Structure of the Merger and Conversion of Lifecodes Stock...............  40
  Recommendation of Lifecodes' Board of Directors.........................  41
  Interests of Lifecodes Directors and Executive Officers in the Merger...  42
  Completion and Effectiveness of the Merger..............................  42
  Exchange of Lifecodes Stock Certificates for Orchid Stock Certificates..  43
  Treatment of Lifecodes' Employees and Employee Benefits.................  44
  Treatment of Lifecodes Stock Options and Warrants.......................  44
  Material United States Federal Income Tax Consequences of the Merger....  45
  Accounting Treatment of the Merger......................................  47
  Restrictions on Sales of Shares by Affiliates of Lifecodes..............  47
  Appraisal Rights........................................................  48
  Listing on The Nasdaq National Market of the Orchid Common Stock to be
   Issued in the Merger...................................................  50
  The Merger Agreement....................................................  50
  Affiliate Agreements....................................................  58
  Stockholders Agreements and Stockholder Appointment Letters.............  58
  Escrow Agreement........................................................  59
  Letter Agreement........................................................  59
  Employment Offer Letters................................................  59

                                                                           Page
                                                                           ----
  Non-competition Agreements..............................................  60
  Separation and Consulting Agreement.....................................  60
  Lock-up Agreements......................................................  60
  Operations After the Merger.............................................  61
COMPARISON OF RIGHTS OF LIFECODES STOCKHOLDERS AND ORCHID STOCKHOLDERS....  62
  Capitalization..........................................................  62
  Voting Rights...........................................................  62
  Number of Directors.....................................................  62
  Classification of Board of Directors....................................  62
  Removal of Directors....................................................  63
  Filling Vacancies on the Board of Directors.............................  63
  Amendments to Charter...................................................  63
  Amendments to By-Laws...................................................  63
  Special Stockholder Meetings............................................  63
  Action by Consent of Stockholders.......................................  64
  Inspection Rights.......................................................  64
  Limitation of Personal Liability of Directors...........................  64
  Indemnification of Directors and Officers...............................  64
  Stockholder Rights Plans................................................  64
  Relevant Business Combination Provisions and Statutes...................  66

INFORMATION CONCERNING ORCHID.............................................  67
  Overview................................................................  67
  Business................................................................  67
  Products and Services...................................................  67

INFORMATION CONCERNING LIFECODES..........................................  68
  Overview................................................................  68
  Business................................................................  69
  DNA Testing Market......................................................  69
  Lifecodes Laboratories and Divisions....................................  70
  Security Ownership of Certain Beneficial Holders and Management of
   Lifecodes..............................................................  71

LEGAL MATTERS.............................................................  74

EXPERTS...................................................................  74

OTHER MATTERS.............................................................  74

WHERE YOU CAN FIND MORE INFORMATION.......................................  74

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION..........................  76
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS................................ F-1
INDEPENDENT AUDITORS' REPORT.............................................. F-2

GENESCREEN, INC. AND SUBSIDIARIES FINANCIAL STATEMENTS.................... F-3

ANNEX A--Agreement and Plan of Merger

ANNEX B--Appraisal Rights

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT IS THE PROPOSED TRANSACTION?

  A: Persia Merger Sub, Inc., a wholly-owned subsidiary of Orchid, will merge with and into Lifecodes. As a result, Lifecodes will become a wholly-owned subsidiary of Orchid. Holders of Lifecodes common stock, Series A convertible preference stock, Class A redeemable preferred stock and Class B redeemable preferred stock, collectively referred to as the "preferred stock," as of completion of the merger will exchange their shares of Lifecodes capital stock for shares of Orchid common stock or will receive cash payments pursuant to the terms of the respective preferred stock that they hold.

Q:  WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

  A: Orchid is proposing to acquire Lifecodes because each of Orchid and Lifecodes believes that Lifecodes' technologies, DNA testing services and related products for human paternity, forensic identification and tissue transplantation testing, combined with Orchid's complementary forensic and paternity testing products and services will strengthen Orchid's existing GeneScreen and Cellmark business divisions. Both companies believe that their complementary technologies, products and services together with Lifecodes' national leadership in identity genomics will result in a combined company with a strong pipeline of products and services in various stages of development and the capability to develop and commercialize those products and services in an efficient manner.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

  A: The aggregate consideration that will be paid to Lifecodes stockholders in the merger is approximately 6,622,951 shares of Orchid common stock, assuming that Lifecodes' subsidiary, Helix Biotech ULC, is not sold prior to the completion of the merger, or 6,500,000 shares if Helix Biotech ULC is sold prior to the merger. If the merger is approved, these shares will be divided among all Lifecodes stockholders upon completion of the merger as described below. The proportion of the aggregate consideration in the merger received by the current holders of Lifecodes common stock may be decreased as a result of any exchange or conversion of Lifecodes securities into Lifecodes common stock prior to completion of the merger.

  The actual exchange ratio fraction to be used in the merger will be determined based on the number of shares of Lifecodes capital stock outstanding immediately prior to completion of the merger. This calculation will be affected by the number of options and warrants that are actually exercised by Lifecodes stockholders prior to the completion of the merger and the number of shares of Lifecodes common stock issued to the holders of Lifecodes preferred stock and certain lenders. As a result, the actual exchange ratio fraction will not be determined until immediately prior to the completion of the merger.

  Pursuant to the merger agreement, each share of Lifecodes common stock will be automatically converted into such number of shares of Orchid common stock equal to the exchange ratio fraction and each share of Lifecodes preferred stock will be automatically converted into such number of shares of Orchid common stock equal to the preferred stock exchange ratio fraction. For example, assuming among other assumptions described below, an Orchid common stock share value of $3.05 at the time of the completion of the merger, each share of outstanding Lifecodes common stock will convert into the right to receive from Orchid a minimum of approximately one share of Orchid common stock. However, if Orchid's common stock share price is less than $3.05, the minimum number of shares into which each share of Lifecodes' common stock will convert will decrease.

  This minimum exchange ratio fraction described above assumes that, prior to the completion of the merger:

  (1) all options and warrants held by Lifecodes security holders are exercised;

  (2) all 21,500 shares of Series A convertible preference stock issued and outstanding are converted into an aggregate of 156,950 shares of Lifecodes common stock;

  (3) the aggregate sum of $1,800,000 owed by Lifecodes to certain lenders is exchanged prior to the merger for 590,164 shares of Lifecodes common stock, assuming a value of a share of Lifecodes common stock to be $3.05 multiplied by the approximate minimum exchange ratio fraction;

  (4) all 165 shares of Class A redeemable preferred stock issued and outstanding are exchanged for an aggregate of 485,928 shares of Lifecodes common stock, which number represents the exchange of each share of Class A redeemable preferred stock for that number of shares of Lifecodes common stock as is equal to $8,982.30, which is calculated as the initial investment of $6,900 per share plus an amount equal to a ten percent annual rate of return from March 1999 through the completion of the merger and assuming a value of a share of Lifecodes common stock to be $3.05 multiplied by the approximate minimum exchange ratio fraction; and

  (5) all 115 shares of Class B redeemable preferred stock issued and outstanding are exchanged for an aggregate of 267,705 shares of Lifecodes common stock, which number represents the exchange of each share of Class B redeemable preferred stock for that number of shares of Lifecodes common stock as is equal to $7,100, assuming a value of a share of Lifecodes common stock to be $3.05 multiplied by the approximate minimum exchange ratio fraction.

  Each share of Lifecodes Series A convertible preference stock that has not been converted into 7.3 shares of Lifecodes common stock as of the completion of the merger will be paid by Lifecodes prior to completion of the merger the greater of $10.00 per share plus any dividends declared and unpaid or such amount per share as would have been payable had each share been converted to Lifecodes common stock immediately prior to the merger.

  Holders of any outstanding Lifecodes Class A redeemable preferred stock are entitled to receive $6,900 in cash for each share of Class A redeemable preferred stock held by them. Lifecodes has requested, and expects, these stockholders to exchange each share of Class A redeemable preferred stock for that number of shares of Lifecodes common stock equal in value to $8,982.30, comprised of $6,900 plus an amount equal to a ten percent annual rate of return of their initial investment of $6,900 per share from March 1999 through the completion of the merger, in lieu of any payments owed to them under the terms of the Class A redeemable preferred stock. Holders of any shares of Class A redeemable preferred stock that have not been exchanged for shares of Lifecodes common stock prior to the completion of the merger will be paid $6,900 per share in cash by Lifecodes prior to the completion of the merger in accordance with the terms of the Class A redeemable preferred stock.

  Holders of any outstanding Lifecodes Class B redeemable preferred stock are entitled to receive $7,100 in cash or securities for each share of Class B redeemable preferred stock held by them. Lifecodes has requested, and expects, these stockholders to exchange each share of Class B redeemable preferred stock for that number of shares of Lifecodes common stock equal in value to $7,100 in lieu of any payments owed to them under the terms of the Class B redeemable preferred stock. Any shares of Lifecodes Class B redeemable preferred stock that have not been exchanged for shares of Lifecodes common stock prior to the completion of the merger will be converted into the right to receive from Orchid that number of shares of Orchid common stock having a value equal to $7,100, such value to be determined by taking the average of the closing prices of Orchid stock over the 30 day period ending three days prior to the completion of the merger, in accordance with the terms of the Class B redeemable preferred stock, by Lifecodes prior to completion of the merger.

  Orchid will not issue any fractional shares of Orchid common stock in the merger. Instead, each holder of shares of Lifecodes common stock or Lifecodes preferred stock exchanged in connection with the merger who would otherwise have been entitled to receive a fraction of a share of Orchid common stock will be entitled to receive cash in an amount, rounded to the nearest whole cent, equal to the product of that stockholder's fractional part of Orchid common stock multiplied by $3.05.

Q: WHAT IS THE ESCROW FUND AND HOW DOES IT WORK?

  A: If the merger is completed, Orchid will deposit 1,414,754 of the total number of shares of Orchid common stock to be issued in the merger into an escrow account.

  The escrowed shares will be available to compensate Orchid in the event that it is entitled to indemnification from Lifecodes stockholders under the merger agreement. The shares deposited in escrow will be held in escrow until the 15-month anniversary of the completion of the merger.

  350,000 shares of Orchid common stock, including any dividends, distributions or Orchid securities issued in respect thereof, have been designated for use in satisfaction of claims for reimbursement of any payments made by Orchid to Deutsche Knochenmarkspenderdatei gemeinnuetzige GmbH, or DKMS, the buyer of Lifecodes' subsidiary, Medical Molecular Diagnostics GmbH, or MMD, in connection with the sale of MMD by Lifecodes to DKMS. All such claims against the escrow established by MMD and Lifecodes must be asserted on or prior to the expiration of MMD's indemnification obligations under the sale agreement, other than claims made with respect to tax liabilities of MMD, which may be asserted for the full period of the applicable statute of limitations under the laws of Germany. The remaining 1,064,754 escrowed shares, including any dividends, distributions or Orchid securities issued in respect thereof, may be used to satisfy any claims attributable to certain specified liabilities that Orchid will not assume in the merger and any claims based upon fraud or intentional misrepresentation. All such claims must be made by Orchid or the surviving corporation in writing, on or prior to the 15-month anniversary date of the completion of the merger, other than claims based on fraud or misrepresentation, which shall survive for the full period of the applicable statute of limitations.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

  A: The exchange of your shares of Lifecodes capital stock for Orchid common stock generally will be tax-free to you for federal income tax purposes. However, you will recognize gain or loss with respect to the cash received in lieu of any fractional share.

Q: WHAT WILL MY TAX BASIS BE IN THE ORCHID COMMON STOCK RECEIVED IN THE MERGER?

  A: Your tax basis in your shares of Orchid common stock received in the merger will equal your current tax basis in your shares of Lifecodes common stock or preferred stock, reduced by the amount of any basis which is allocable to fractional shares for which you receive a cash payment.

Q: WHEN AND WHERE IS THE LIFECODES STOCKHOLDER MEETING?

  A: The Lifecodes special meeting of stockholders will take place on
                 , 2001 at      a.m., local time. The special meeting will be
  held at the offices of Lifecodes Corporation, located at 550 West Avenue, Stamford, Connecticut.

  Orchid does not require a stockholder meeting to approve the merger.

Q: WHAT STOCKHOLDER VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT AND THE
   MERGER?

  A: An affirmative vote of the holders of a majority of the outstanding shares on the record date of Lifecodes common stock, Series A convertible preference stock voting on an as converted basis, Class A redeemable preferred stock and Class B redeemable preferred stock, voting together as a single class is required to approve the merger agreement and the merger.

Q: DOES THE LIFECODES BOARD OF DIRECTORS RECOMMEND APPROVAL OF THE MERGER
   AGREEMENT AND THE MERGER?

  A: Yes. After careful consideration, the directors of Lifecodes present at the meeting of the board of directors called to approve the merger and the merger agreement unanimously recommended that Lifecodes' stockholders vote in favor of the merger agreement and the merger.

Q: WHAT DO I NEED TO DO NOW?

  A: After you have read and considered the information in this document, just indicate on your proxy card how you want to vote and sign and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD OR CONSENT
   FORM?

  A: Yes. If you have submitted a proxy, you can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of the following three ways:

  First, you can send a written notice stating that you would like to revoke your proxy.

  Second, you can complete and submit a new proxy card.

  Third, you can attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy; you must vote at the special meeting.

  If you choose either of the first or second method, you must submit your notice of revocation or your new proxy card to Lifecodes' Secretary at the address indicated prior to the date of the special meeting.

Q: AM I ENTITLED TO APPRAISAL RIGHTS?

  A: Yes. Under relevant provisions of Delaware law, which governs the merger, you are entitled to appraisal rights. Appraisal rights allow Lifecodes stockholders to receive the fair value of their shares of Lifecodes common stock, Series A convertible preference stock, Class A redeemable preferred stock and Class B redeemable preferred stock in cash in lieu of Orchid common stock. To exercise appraisal rights, you must, among other things: (1) notify Lifecodes of your intent to exercise appraisal rights and demand the appraisal of your shares, (2) effect no change in your ownership of your shares in Lifecodes through the closing and (3) refrain from voting in favor of the merger. You should carefully read the full text of the requirements of Delaware law to exercise appraisal rights which is attached as Annex B.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

  A: No. You will be sent written instructions for exchanging your stock certificates.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

  A: Lifecodes is required to obtain stockholder approval of the merger and both parties intend to complete the merger as soon as possible after Lifecodes' special meeting. The parties plan to complete the merger on or about December 10, 2001.

Q: WHOM DO I CALL IF I HAVE QUESTIONS ABOUT THE MEETING OR THE MERGER?

  A: If you have any questions about the merger, please call Michael Spicer, Vice President and Chief Financial Officer of Lifecodes, at 203-328-9500.

Q: WHERE CAN I FIND MORE INFORMATION ABOUT ORCHID AND LIFECODES?

  A: More information about Orchid and Lifecodes is available from various sources described under "Where You Can Find More Information" on page 74 of this proxy statement-prospectus. Additional information about Orchid may be obtained from its website at www.orchid.com and additional information about Lifecodes may be obtained from its website at www.lifecodes.com. Orchid and Lifecodes have included their respective web site addresses in this proxy statement-prospectus only as inactive textual references and do not intend them to be an active link to their respective web sites.

                   SUMMARY OF THE PROXY STATEMENT-PROSPECTUS

   This summary highlights selected information in the proxy statement-prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement-prospectus and the other documents referred to herein for a more complete understanding of the merger. In particular, you should read the documents attached to this proxy statement-prospectus, including the merger agreement, which is attached as Annex A and is incorporated by reference into this proxy statement-prospectus. In addition, other important business and financial information about Orchid is incorporated by reference into this proxy statement-prospectus. You may obtain the information incorporated by reference into this proxy statement-prospectus without charge by following the instructions in the section "Where You Can Find More Information" that begins on page 74 of this proxy statement-prospectus.

                                 The Companies

Orchid BioSciences, Inc.
4390 US Route One
Princeton, NJ 08540
(609) 750-2200

   Orchid is engaged in the development and commercialization of technologies, products and services designed to measure and use information related to genetic diversity. Orchid expects its proprietary technologies to facilitate and potentially accelerate the medical utility of single nucleotide polymorphisms, or SNPs, the most common form of genetic diversity. The pharmaceutical and medical communities are beginning to use genetic diversity information to facilitate the development of highly specific and efficacious drugs, to improve the effectiveness of existing drugs and to enable the realization of personalized medicine or the prescription of the appropriate drug for a particular person at the appropriate dose. Orchid's proprietary products and technologies are being used in each of these applications, and Orchid expects the pace of activities in these areas to increase rapidly now that a draft human genome has been published. Genetic diversity products also have other commercial applications outside of the healthcare field, including forensics, paternity and other identity testing, and for improved crop development and for livestock breeding programs. Orchid's GeneScreen and Cellmark business divisions provide DNA testing, including forensics and paternity testing.

   Orchid's web site address is www.orchid.com. The information contained in the Orchid web site is not incorporated by reference in this proxy statement-prospectus. Orchid has included its web site address in this proxy statement-prospectus only as an inactive textual reference and does not intend it to be an active link to its web site.

Lifecodes Corporation
550 West Avenue
Stamford, CT 06902
(203) 328-9500

   Lifecodes is a provider of DNA testing services and related products for genetic typing of potential donors and recipients of bone marrow and other organ transplants, or transplant testing, and for human paternity and forensic identification, or identity testing. Transplant testing involves the detection of the genetic sequence of certain human leukocyte antigens contained in DNA which are the principal determinant of whether a donor's bone marrow or other organ transplant will be rejected by, or will attack, the recipient's immune system. Paternity testing seeks to establish the correct identity of a child's parents when such matters are disputed. Forensic testing seeks to link hair, saliva, blood or other biological specimens found at a crime scene to an alleged suspect in that crime. Lifecodes is one of the largest providers of transplant, paternity and forensic testing services in the United States. In addition to testing services, Lifecodes offers a product line consisting of reagents and a wide range of DNA probes, which are sold principally in either standard configurations or customized kits.

   Lifecodes' web site address is www.lifecodes.com. The information contained in the Lifecodes web site is not incorporated by reference in this proxy statement-prospectus. Lifecodes has included its web site address in this proxy statement-prospectus only as an inactive textual reference and does not intend it to be an active link to its web site.

                                   The Merger

The Structure of the Merger and Conversion of Lifecodes Stock (see page 40)

   Persia Merger Sub, Inc., a wholly-owned subsidiary of Orchid, will merge with and into Lifecodes. As a result, Lifecodes will become a wholly-owned subsidiary of Orchid. Holders of Lifecodes common stock and Class B redeemable preferred stock as of the completion of the merger will exchange their shares of Lifecodes capital stock for shares of Orchid common stock. Holders of Lifecodes Series A convertible preference stock and Class A redeemable preferred stock as of the completion of the merger will receive cash payments pursuant to the terms of their respective class of preferred stock. Orchid will pay cash in lieu of fractional shares to which Lifecodes stockholders would otherwise be entitled. In addition, Orchid will assume certain options and warrants of Lifecodes not otherwise exercised prior to the completion of the merger.

The Special Meeting of Lifecodes Stockholders (see page 32)

   The Lifecodes special meeting will be held at Lifecodes' offices at 550 West
Avenue, Stamford, Connecticut on              , 2001, starting at
a.m., local time. At the Lifecodes special meeting, Lifecodes will ask the holders of Lifecodes common stock and preferred stock to consider and vote upon
(1) a proposal to approve and adopt the merger agreement and the merger and (2) any other matters as may properly come before the Lifecodes special meeting or any postponements or adjournments of the meeting. The merger cannot be completed unless the merger agreement is adopted by holders of record of a majority of the outstanding shares of Lifecodes common stock, Series A convertible preference stock voting on an as converted basis, Class A redeemable preferred stock and Class B redeemable preferred stock, voting together as a single class. As of November 9, 2001, the record date for the special meeting, directors and executive officers of Lifecodes and their
affiliates owned approximately   % of all outstanding shares of Lifecodes
capital stock entitled to vote at the special meeting.

Interests of Directors and Officers of Lifecodes in the Merger (see page 42)

   Some of the directors and officers of Lifecodes have interests in the merger that are different from, or are in addition to, the interests of Lifecodes' stockholders. These interests include the ownership by such officers and directors of outstanding Lifecodes stock options and warrants to be assumed by Orchid, existing severance agreements that certain officers have executed with Lifecodes and offers of employment by Orchid to certain officers of Lifecodes.

Treatment of Lifecodes Stock Options and Warrants (see page 44)

   The board of directors of Lifecodes has resolved to accelerate the vesting of all of the options previously granted under the Lifecodes 1992 Employee Stock Option Plan, 1995 Employee Stock Option Plan and 1998 Stock Plan. Lifecodes has notified each option holder that each option will, unless exercised by the option holder prior to completion of the merger, be cancelled and terminate upon completion of the merger. To the extent that certain options with an exercise price of $2.70 per share or higher have not been exercised prior to the completion of the merger, Orchid has agreed to convert each such option into a right to purchase Orchid common stock under Orchid's 2000 Employee, Director and Consultant Stock Plan. Each such option converted and granted by Orchid shall be exercisable for the number of shares of Orchid common stock equal to the exchange ratio fraction multiplied by the number of shares of Lifecodes common stock issuable upon exercise of the option, rounded to the nearest whole share. The per share exercise price for each such option will be the exercise price of the Lifecodes option divided by the exchange ratio fraction, rounded to the nearest whole cent. Each stock plan shall be terminated as of the completion of the merger. Any restrictions on the exercise of any options that have been converted shall continue. Each option to purchase shares of Orchid common stock issued to a Lifecodes option holder whose options converted in the merger shall be fully vested and shall be subject to substantially the same terms and provisions as the Lifecodes stock options immediately prior to the completion of the merger, except that such options to purchase shares of Orchid common stock may only be exercised through the payment of any exercise price in cash.

   Lifecodes will use its best commercial efforts to cause all warrant holders to exercise or terminate their respective warrants prior to the completion of the merger. Each warrant to purchase shares of Lifecodes common stock outstanding immediately before the completion of the merger will be converted into a warrant to acquire Orchid common stock. Each such warrant shall be exercisable for the number of shares of Orchid common stock equal to the exchange ratio fraction multiplied by the number of shares of Lifecodes common stock issuable upon exercise of the warrant, rounded to the nearest whole share. The per share exercise price for each such warrant will be the exercise price of the Lifecodes warrant divided by the exchange ratio fraction, rounded to the nearest whole cent.

Tax Consequences (see page 45)

   Orchid and Lifecodes expect the merger to be treated as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code. If the merger is treated as a tax-free reorganization, generally no gain or loss will be recognized by the stockholders of Lifecodes for federal income tax purposes, except with respect to cash received by Lifecodes stockholders instead of fractional shares of Orchid common stock.

Accounting Treatment of the Merger (see page 47)

   Orchid will account for the merger under the purchase method of accounting, which means that the assets and liabilities of Lifecodes, including its intangible assets, will be recorded on Orchid's books at their fair values. The results of operations and cash flows of Lifecodes will be included in Orchid's financial statements prospectively as of the closing of the merger.

Restrictions on the Ability to Sell Orchid Common Stock (see page 47)

   All shares of Orchid common stock received by a Lifecodes stockholder in connection with the merger will be freely transferable, unless such Lifecodes stockholder is considered an "affiliate" of Lifecodes under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of Lifecodes include individuals or entities that control, are controlled by, or are under the common control of, Lifecodes at the time of the vote to approve the merger and may include Lifecodes' executive officers and directors, as well as Lifecodes' significant stockholders.

   In addition, as a condition to closing of the merger, certain stockholders of Lifecodes holding, in the aggregate, 62.3% of the total outstanding shares of Lifecodes capital stock as of the signing of the merger agreement must enter into lock-up agreements with Orchid. Lifecodes will use its best commercial efforts to cause certain other stockholders and warrant holders to execute lock-up agreements. Under the lock-up agreements, these stockholders have agreed not to dispose of their shares of Orchid common stock received in the merger for a period of 180 days after the completion of the merger. In addition, those stockholders signing lock-up agreements that own or hold warrants representing the right to purchase such number of shares of Lifecodes common stock equal to 1% or more of Lifecodes capital stock immediately prior to the completion of the merger have agreed to limit the disposal of their shares to specified percentages during specified time periods within an additional 180-day period commencing upon expiration of the initial 180-day period.

Regulatory Approvals

   The merger is not subject to the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Overview of the Merger Agreement (see page 50)

   Conditions to the Completion of the Merger. Each of Orchid's and Lifecodes' obligations to complete the merger are subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

  . the merger agreement and the merger must be approved at the Lifecodes special meeting of stockholders;

  . all other necessary regulatory authorizations or approvals shall have been received;

  . no order, injunction or proceeding, law or other legal restraint preventing completion of the merger may be in effect;

  . Orchid's registration statement on Form S-4, of which this proxy statement-prospectus forms a part, must be effective; and

  . the shares of Orchid common stock to be issued in the merger must be approved for listing on The Nasdaq National Market.

   Orchid's and Persia Merger Sub's obligations to complete the merger is subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  . Lifecodes' representations and warranties in the merger agreement must be materially true and correct as of the date the merger is to be completed;

  . Lifecodes must have complied with or performed, in all material respects, all agreements and covenants to be performed by it under the merger agreement and related agreements;

  . Orchid must have received evidence that all necessary licenses, permits, consents, waivers, approvals and other qualifications have been obtained as required under the merger agreement except where the failure to do so, either individually or in the aggregate, would not have a material adverse effect;

  . from and including the date of the merger agreement there must be no event and no circumstance that has had and is continuing to have a material adverse effect on Lifecodes and its subsidiaries;

  .   Lifecodes must have executed and delivered the Certificate of Merger;

  . Orchid must have received executed affiliate agreements from Lifecodes' affiliates;

  . Orchid must have received releases, stockholder agreements, stockholder appointment letters and lock-up agreements from certain Lifecodes stockholders;

  . the Lifecodes stockholders who have sought to enforce their appraisal rights own less than 5% of the issued and outstanding Lifecodes capital stock;

  . Lifecodes shall have provided evidence of the sale of all of the assets and liabilities or stock of Medical Molecular Diagnostics GmbH, or MMD, its subsidiary organized under the laws of Germany;

  . MMD or any successor to MMD, must have entered into a supply agreement with Orchid with specific provisions;

  . Lifecodes must have provided a balance sheet to Orchid reflecting payment of certain liabilities that Orchid will not assume in the merger;

  . Walter O. Fredericks must have entered into a Separation and Consulting Agreement with Orchid;

  . Orchid must have received certain opinions of counsel, including an opinion of counsel to, or accountants for Lifecodes, which describes the potential tax liability of MMD through the completion of the merger under German law;

  . Orchid must have received evidence that certain bonuses to be paid by Lifecodes to its employees and consultants for the fiscal year ended September 30, 2001 will not exceed $740,000 in the aggregate;

  . Lifecodes must have terminated its 401(k) plan, if requested by Orchid within a reasonable period of time prior to the completion of the merger; and

  . Orchid shall have approved all contemplated, proposed or approved salary or bonus increases payable to employees or consultants.

   Lifecodes' obligation to complete the merger is subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  . Orchid's representations and warranties in the merger agreement must be materially true and correct as of the date of the completion of the merger;

  . Orchid must have complied with or performed, in all material respects, all agreements and covenants to be performed by it under the merger agreement and Lifecodes must have received a certificate to that effect from Orchid;

  . Orchid's subsidiary, Persia Merger Sub, must have executed and delivered the Certificate of Merger;

  .   Lifecodes must have received an opinion of counsel for Orchid;

  . Lifecodes must have received evidence that actions required to be taken or approvals obtained by Orchid or Persia Merger Sub under the merger agreement, have been taken or obtained except where the failure to do so, either individually or in the aggregate, would not have a material adverse effect;

  . from and including the date of the merger agreement, Orchid must not have suffered a material adverse effect that is continuing as of the date that all other conditions to completion of the merger are satisfied;

  . each of the affiliate agreements, release agreements, stockholder agreements, escrow agreement, lock-up and employment offers shall be in full force and effect upon completion of the merger; and

  . Orchid shall have paid off the revolving promissory note and the term promissory note issued by Lifecodes in favor of First Union National Bank dated March 31, 1998, as amended, in the aggregate principal amounts of $3.7 million and $1.3 million, respectively.

   "No Solicitation" Provision. The merger agreement contains detailed provisions prohibiting Lifecodes from seeking an alternative transaction to the merger. These "no solicitation" provisions prohibit Lifecodes, as well as its officers, directors, subsidiaries and representatives, from directly or indirectly (a) soliciting, facilitating, initiating or encouraging, or taking any action to solicit, facilitate, initiate or encourage, any inquiries or the making of any proposal or offer that constitutes an acquisition proposal as described on page 52 or (b) participating or engaging in communications, discussions or negotiations with, or providing any information to, any person concerning an acquisition proposal or which might reasonably be expected to result in an acquisition proposal.

   The merger agreement further provides that Orchid has the right to terminate the merger agreement if the board of directors of Lifecodes approves or recommends, or proposes to approve or recommend, any acquisition proposal other than the merger.

   Termination. The merger agreement may be terminated at any time prior to completion of the merger, whether or not Lifecodes stockholder approval has already been obtained, as follows:

  . by mutual written consent duly authorized by the boards of directors of Orchid and Lifecodes;

  . by either Orchid or Lifecodes if the merger is not completed by December 31, 2001; except that this right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or has resulted in, the failure of the merger to have been consummated on or before such date;

  . by either Orchid or Lifecodes if any court or governmental authority, regulatory or administrative agency or commission issues an order, decree or ruling or takes any other action that prohibits the merger, and the order, decree, ruling or other action becomes final and nonappealable;

  . by either Orchid or Lifecodes if the required vote to approve and adopt the merger agreement is not obtained at the Lifecodes special meeting;

  . by Orchid if the board of directors of Lifecodes or any committee thereof shall have:

   (a) approved or recommended, or proposed to approve or recommend, any acquisition proposal other than the merger agreement and the merger;

   (b) failed to present and recommend the authorization of the merger agreement and the merger to Lifecodes' stockholders, or withdrawn or modified, or proposed to withdraw or modify, in any manner adverse to Orchid, its recommendation of the merger, the merger agreement or the transactions contemplated thereby;

   (c) upon request by Orchid to reaffirm the approval and recommendation of the merger, failed to do so within 5 business days after such request is made; or

   (d) resolved or announced the intention of Lifecodes to do any of the foregoing.

  . by either Orchid or Lifecodes if the other party is in material breach of its representations, warranties, covenants or other obligations contained in the merger agreement in such a way as to render the conditions to the completion of the merger relating to the accuracy of representations and warranties and the performance of or compliance with obligations and covenants contained in the merger agreement incapable of being satisfied and such breach has not been cured on or before the later of 10 business days after written notice from the non-breaching party to the breaching party.

   Payment of Termination Fee and Expenses Upon Termination. As set forth in more detail below, the merger agreement requires Lifecodes to pay a termination fee to, and the fees and expenses of, Orchid in specified circumstances.

   Lifecodes shall be required to pay a termination fee of $1,000,000 and the reasonable fees and expenses actually incurred by Orchid in connection with the merger if:

  . Orchid has terminated the merger agreement because either Lifecodes' board of directors or a committee of the board has

   (a) approved or recommended, or proposed to approve or recommend, any acquisition proposal other than the merger agreement and the merger;

   (b) failed to present and recommend the authorization of the merger agreement and the merger to Lifecodes' stockholders, or withdrawn or modified, or proposed to withdraw or modify, in any manner adverse to Orchid, its recommendation of the merger, the merger agreement or the transactions contemplated thereby;

   (c) upon request of Orchid to reaffirm the approval and recommendation of the merger, failed to do so within 5 business days after such request is made, or

   (d) resolved or announced the intention of Lifecodes to do any of the foregoing.

  . Orchid or Lifecodes terminates the merger agreement because the necessary approval of the Lifecodes' stockholders has not been obtained and, at any time prior to such termination or prior to the Lifecodes stockholder meeting, Lifecodes shall have publicly made, proposed, communicated or disclosed, an intention to consummate any acquisition proposal other than the merger; or

  . Orchid or Lifecodes terminates the merger agreement because of the actions of the Lifecodes' board of directors described above or because of the failure of the Lifecodes stockholders to approve the merger and Lifecodes enters into a letter of intent, agreement in principle, acquisition agreement or similar agreement in connection with any acquisition proposal other than the merger within 12 months following termination of the merger agreement.

   Certain Indemnification Obligations of Lifecodes Stockholders. Lifecodes stockholders are obligated to indemnify Orchid for specific liabilities under the merger agreement to the extent that Orchid or the surviving corporation asserts a claim in writing in a timely manner and such claim, together with the aggregate of all prior damages of Orchid and its affiliates for which indemnification could be sought, exceeds $50,000. These liabilities include the following:

  . up to $1,000,000 in the aggregate of Lifecodes' obligations with respect to certain transactions that provide for delayed payment terms entered into prior to the execution of the letter of intent with Orchid concerning the merger;

  . any trade payable liability of Lifecodes related to the business of Lifecodes in excess of $250,000;

  . any individual account payable liability of Lifecodes that is more than 60 days old as of the completion of the merger;

  . any indebtedness of Lifecodes to First Union National Bank in excess of $5 million, consisting of $1.3 million in term debt and $3.7 million in a revolving line of credit;

  . the indebtedness of Lifecodes or any of its subsidiaries to FINOVA Mezzanine Capital, Inc. and Connecticut Innovations, Inc. (which was in the aggregate principal amount of $6,000,000 as of the date the merger agreement was signed, as will be adjusted on the date of the completion of the merger to reflect the actual amount of indebtedness);

  . any liability of Lifecodes related to MMD, Helix, the sale of MMD or the sale of Helix;

  . any liability of Lifecodes for any bonus to any employee other than certain specified bonuses; and

  . any liability of Lifecodes for any payments or fees owed to Prudential Securities in connection with the Engagement Letter between Vector Securities and Lifecodes dated as of March 30, 1999.

Stockholders Agreements and Stockholder Appointment Letters (see page 58)

   Orchid has entered into stockholders agreements with certain stockholders of Lifecodes, pursuant to which they have granted proxies to Orchid to vote all of the shares of Lifecodes stock owned by them at the Lifecodes special meeting to approve and adopt the merger agreement. As of the date the merger agreement was signed, such Lifecodes' stockholders owned approximately 62.3% of the outstanding Lifecodes capital stock.

   In addition, certain stockholders of Lifecodes must execute stockholder appointment letters which appoint Walter O. Fredericks, President and Chief Executive Officer of Lifecodes and an owner of approximately 14.2% of the outstanding capital stock of Lifecodes on the date the merger agreement was signed; Dean E. Fenton, a director of Lifecodes and an owner of approximately
 .6% of the outstanding capital stock of Lifecodes on the date the merger agreement was signed; and Joseph I. Bishop, a director of Lifecodes and an owner of approximately 16.2% of the outstanding capital stock of Lifecodes on the date the merger agreement was signed, as the stockholders' representatives under the merger agreement and the escrow agreement. By appointing the stockholders' representatives, the Lifecodes stockholders will be deemed to have approved the performance by the stockholders' representatives of all the rights and obligations conferred on the stockholders' representatives under the stockholder appointment letter.

Escrow Agreement (see page 59)

   Orchid will deposit in escrow certificates representing an aggregate of 1,414,754 of the shares of Orchid common stock issuable to the holders of Lifecodes capital stock, along with any cash dividends, stock dividends or stock distributions or any Orchid securities issued in respect thereof, for the purpose of securing indemnification obligations of Lifecodes stockholders under the merger agreement. The shares deposited in escrow will be held in escrow until the 15-month anniversary of the completion of the merger.

   350,000 shares of Orchid common stock, including any dividends, distributions or Orchid securities issued in respect thereof, have been designated for use in satisfaction of the escrow made in connection with Lifecodes' sale of MMD. Orchid may also make claims against the 350,000 shares for reimbursement of any payments made by Orchid to Deutsche Knochenmarkspenderdatei gemeinnuetzige GmbH, or DKMS, the buyer of MMD, in satisfaction of any claims made by DKMS against any escrow established by Lifecodes in connection with the sale of MMD. All such claims must be asserted on or prior to the expiration of MMD's indemnification obligations under the sale agreement, other than claims made with respect to tax liabilities of MMD which may be asserted for the full period of the applicable statute of limitation, under the laws of Germany. The remaining 1,064,754 of escrowed shares, including any dividends, distributions or Orchid securities issued in respect thereof, held in escrow may be used to satisfy any claims attributable to certain specified liabilities that Orchid will not assume in the merger and any claims based upon fraud or intentional misrepresentation. All such claims must be made by Orchid or the surviving corporation in writing, on or prior to the 15-month anniversary date of the completion of the merger, other than claims based on fraud or misrepresentation, which shall survive for the full period of the applicable statute of limitations.

Letter Agreement (see page 59)

   Orchid and Lifecodes entered into a letter agreement in connection with the merger agreement. The letter agreement limits the number of escrow shares available to secure any liability Orchid may incur in connection with Lifecodes' sale of certain assets of MMD, or the MMD sale, to 350,000 shares of Orchid common stock, equal to approximately 1.4 million Deutschmarks, to be placed in the escrow established in connection with the sale of MMD by Lifecodes. In addition, Orchid has agreed in the letter agreement to loan Lifecodes the aggregate amount of up to $700,000 if Lifecodes is unable to pay its creditors before the completion of the merger, which loan would be secured by the 350,000 shares of Orchid common stock held in escrow as described above.

Comparison of Stockholder Rights (see page 62)

   After the merger, Lifecodes' stockholders will become stockholders of Orchid. Their rights as stockholders of Orchid will differ from their rights as stockholders of Lifecodes. Specifically, as stockholders of Orchid, the rights of the former stockholders of Lifecodes will be governed by Orchid's Amended and Restated Certificate of Incorporation, as amended, and Orchid's Amended and Restated By-laws, rather than by Lifecodes' Amended and Restated Certificate of Incorporation, and Lifecodes' Amended and Restated By-laws.

Appraisal Rights (see page 48)

   Lifecodes stockholders will be entitled to appraisal rights in certain circumstances.

Risks of the Merger (see page 17)

   In considering whether to approve the merger agreement, you should consider the risks of the merger. You are urged to read carefully the factors described in "Risk Factors" on pages 17 to 30 before voting.

Market Price Information (see page 31)

   Orchid common stock is listed on The Nasdaq National Market under the symbol "ORCH." On September 28, 2001, the last full trading day prior to the public announcement that Orchid and Lifecodes had entered into the merger agreement, Orchid common stock closed at $2.19 per share.

   Information with respect to the market prices of Lifecodes stock is not provided because there is no established trading market for shares of Lifecodes stock.

                       SELECTED HISTORICAL FINANCIAL DATA

   The following tables show financial results actually achieved by Orchid and are not necessarily indicative of results to be expected for any future period.

   The selected financial and operating data of Orchid should be read in conjunction with Orchid's financial statements and the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from Orchid's Annual Report on Form 10-K for the year ended December 31, 2000 and Orchid's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001. The consolidated statements of operations data for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 and the consolidated balance sheet data as of December 31, 2000, 1999, 1998, 1997 and 1996 were derived from the audited consolidated financial statements of Orchid. The consolidated statements of operations data for the six months ended June 30, 2001 and 2000 and the consolidated balance sheet data as of June 30, 2001 were derived from the unaudited consolidated financial statements of Orchid. In addition, Orchid has never declared or paid any cash dividends on its common stock and does not expect to pay cash dividends in the foreseeable future.

                            Orchid BioSciences, Inc.
                Selected Historical Consolidated Financial Data
                (in thousands, except share and per share data)

                          Six Months Ended
                              June 30,                 Year Ended December 31,
                          ------------------  ----------------------------------------------
                            2001      2000      2000      1999      1998     1997     1996
                          --------  --------  --------  --------  --------  -------  -------
                             (Unaudited)
Consolidated Statements
 of Operations Data:
Revenues:
 Products revenues......  $  2,219  $    930  $  2,329  $     --  $     --  $    --  $    --
 Services revenues......     8,321     6,160    12,086        --        --       --       --
 Collaboration, license
  and other revenues....     1,813       970     3,966     1,793     2,781    3,763    6,230
                          --------  --------  --------  --------  --------  -------  -------
   Total revenues.......    12,353     8,060    18,381     1,793     2,781    3,763    6,230
                          --------  --------  --------  --------  --------  -------  -------

Operating expenses:
 Cost of products
  revenue...............     1,685       610     1,610        --        --       --       --
 Costs of services
  revenue...............     5,731     4,835     9,278        --        --       --       --
 Selling, general and
  administrative........    16,572    13,176    29,970     9,611     5,199    2,927      718
 Research and
  development...........    15,696    16,742    28,881    14,447     7,574   10,813    6,727
 Acquisition of in
  process research and
  development...........        --        --        --        --     2,353       --       --
                          --------  --------  --------  --------  --------  -------  -------
   Total operating
    expenses............    39,684    35,363    69,739    24,058    15,126   13,740    7,445
                          --------  --------  --------  --------  --------  -------  -------
Operating loss..........   (27,331)  (27,303)  (51,358)  (22,265)  (12,345)  (9,977)  (1,215)
                          --------  --------  --------  --------  --------  -------  -------
Other income (expense):
 Interest income........     1,900     2,090     4,064       203       932       49       91
 Interest expense.......      (367)     (258)     (497)   (6,158)      (66)      --       --
 Other income...........        --       (76)      (76)       --        --       --       --
                          --------  --------  --------  --------  --------  -------  -------
   Total other
    income/(expense)....     1,533     1,756     3,491    (5,955)      866       49       91
                          --------  --------  --------  --------  --------  -------  -------
Net loss................   (25,798)  (25,547)  (47,867)  (28,220)  (11,479)  (9,928)  (1,124)
Beneficial conversion
 feature of preferred
 stock..................        --   (29,574)  (29,574)  (44,554)       --       --       --
                          --------  --------  --------  --------  --------  -------  -------
Net loss allocable to
 common stockholders....  $(25,798) $(55,121) $(77,441) $(72,774) $(11,479) $(9,928) $(1,124)
                          ========  ========  ========  ========  ========  =======  =======
Basic and diluted net
 loss per share
 allocable to common
 stockholders...........  $  (0.76) $  (5.52) $  (3.58) $ (95.87) $ (17.09) $(27.57) $ (3.45)
                          ========  ========  ========  ========  ========  =======  =======
Shares used in computing
 basic and diluted net
 loss per share
 allocable to common
 stockholders...........    33,986     9,981    21,646       759       672      360      326
                          ========  ========  ========  ========  ========  =======  =======

                            As of               As of December 31,
                          June 30,   -------------------------------------------
                            2001       2000    1999      1998     1997     1996
                         ----------- -------- -------  --------  -------  ------
                         (Unaudited)
Consolidated Balance
 Sheet Data:
Cash, cash equivalents
 and short term
 investments............  $ 70,102   $ 66,415 $33,804  $  8,088  $ 6,405  $1,618
Working capital.........    69,388     64,644  27,275     5,751      773    (201)
Total assets............   149,457    142,327  94,856    15,599    6,884   2,406
Long-term debt, less
 current portion........     5,901      6,152   4,122     3,548       --      --
Mandatorily redeemable
 preferred stock........        --         --  88,946    27,530    9,230      --
Convertible preferred
 stock..................        --         --       1       212        1       1
Total stockholders'
 equity (deficit).......   134,174    123,303  (8,285)  (18,123)  (8,009)    188

                          ORCHID PER SHARE INFORMATION

   The following table sets forth certain historical per share data of Orchid as of and for the six months ended June 30, 2001 and as of and for the year ended December 31, 2000.

                                                       Six Months
                                                         Ended     Year Ended
                                                        June 30,  December 31,
                                                          2001        2000
                                                       ---------- ------------
Orchid historical per share data:
Basic and diluted net loss per share allocable to
 common stockholders..................................   $(0.76)     $(3.58)

                                                        June 30,  December 31,
                                                          2001        2000
                                                       ---------- ------------
Book value per share (1)..............................   $ 3.40      $ 3.71

--------
    (1) Historical book value per share is computed by dividing the total stockholders' equity by the number of shares of common stock outstanding at the end of each period.

   Orchid has never declared or paid any cash dividends on its common stock and does not expect to pay cash dividends in the foreseeable future.

                                  RISK FACTORS

   In addition to the other information contained in or incorporated by reference into this proxy statement-prospectus, you should carefully consider the following risk factors in deciding how to vote on the proposed merger.

                          Risks Relating to the Merger

The number of shares that Lifecodes stockholders will receive in the merger is fixed within a range, which could result in a decrease in the value of the consideration to be received by Lifecodes stockholders.

   The aggregate number of shares of Orchid common stock that Lifecodes stockholders will receive in connection with the merger is fixed within a range of between 6,500,000 and approximately 6,622,951 shares, even if Orchid's stock price changes. The aggregate number of shares of Orchid common stock issued to the Lifecodes stockholders will not be adjusted in the event of changes in the price of Orchid common stock. In addition, neither party may terminate the merger agreement solely because of a change in the stock price of Orchid. Consequently, if the market price of Orchid common stock decreases, the value of the consideration that Lifecodes stockholders will receive in connection with the merger will decrease.

Although Orchid and Lifecodes expect that the merger will result in benefits, those benefits may not be realized.

   Orchid and Lifecodes entered into the merger agreement with the expectation that the merger will result in benefits, including:

  . the strengthening of Orchid's position as a market leader in identity genomics testing in the United States by combining Orchid's expertise in the paternity testing segment and Lifecodes' expertise in the forensics segment;

  . the creation of an identity genomics business structured for greater efficiency and cost effectiveness, through, among other things, the application of Orchid's SNP scoring technologies to DNA analysis;

  . the expansion of Orchid's international market for products and services in the forensics field through the creation of a global forensic testing business division; and

  . the expansion of infrastructure for identity analysis testing through the combination of the companies' accredited genetic testing laboratories.

   Achieving the benefits of the merger will depend in part on the successful integration of Orchid's and Lifecodes' operations and personnel in a timely and efficient manner. Integrating Orchid and Lifecodes may be a complex, time consuming and expensive process. Employees and management of each of Orchid and Lifecodes have played a key role in creating each company. The successful integration of these two companies will alter prior relationships and may affect productivity. In addition, the merger is likely to divert the attention of management of each company and could negatively affect Orchid's ability to operate and retain key employees after the merger. Neither company can assure you that Orchid and Lifecodes can be successfully integrated or that any of the anticipated benefits will be realized, and the failure to do so could have a material adverse effect on Orchid's business.

Lifecodes' officers and directors may have conflicts of interest that may influence them to support or approve the merger.

   Certain directors and officers of Lifecodes will participate in arrangements that provide them with interests in the merger that are different from, or are in addition to, those of Lifecodes' stockholders, including:

  . severance agreements between Lifecodes and its management team members, which will automatically renew for a two year period after completion of the merger, and which provide that such management members shall remain employed for at least six months after completion of the merger with severance payments if they are terminated without cause or they terminate their respective employment for good reason;

  . certain options and warrants held by members of Lifecodes management team may be converted by Orchid into rights to purchase Orchid common stock upon completion of the merger.

As a result, these directors and officers could be more likely to vote to approve the merger agreement than if they did not hold these interests. Lifecodes stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

Third parties may terminate or alter existing contracts with Lifecodes as a result of the merger if Lifecodes fails to obtain required consents and waivers.

   Lifecodes has contracts with suppliers, customers, licensors, licensees and other business partners relating to, among other things, intellectual property rights. Some of these contracts require Lifecodes to obtain the consent, waiver or approval of these other parties in connection with the merger agreement. Other contracts may be terminated by the other party without cause at any time upon written notice to Lifecodes upon completion by Lifecodes of a change of control transaction such as the merger. If a required consent, waiver or approval cannot be obtained, Lifecodes may lose some or all of its rights under the relevant agreement, which may include its rights to use intellectual property of certain third parties. Lifecodes has agreed to use reasonable efforts to secure the necessary consents, waivers and approvals and it is a condition to Orchid's obligation to complete the merger that Lifecodes obtain any consents, waivers and approvals which, if not obtained, could have a material adverse effect on Lifecodes. However, neither company can assure you that Lifecodes will be able to obtain all of the necessary consents, waivers and approvals. In the event Orchid elects to complete the merger without the necessary consents, waivers and approvals, or if a third party to a material agreement of Lifecodes were to exercise any right it may have to terminate its agreement with Lifecodes as a result of the merger, it could have a material adverse effect on the business of the surviving corporation.

Lifecodes reliance on a key customer could negatively impact Lifecodes' future business and operations.

   During the fiscal year ended September 30, 2000, Deutsche Knochenmarkspenderdatei gemeinnuetzige GmbH, or DKMS, accounted for approximately 12% of Lifecodes' revenues. DKMS is a German charitable foundation of which Prof. Dr. Gerhard Ehninger, a director of Lifecodes, is a founder and a member of its board of directors. DKMS has utilized Lifecodes to oversee the logistics, quality and data management needed by DKMS in connection with DKMS' bone marrow specimen collection drives. There can be no assurance that DKMS will organize bone marrow specimen drives in the future or that DKMS will continue to use Lifecodes to provide the testing services related to the specimen drives. The loss of or substantial decrease in business from DKMS could have a material adverse effect on the business, financial condition and results of operations of the surviving corporation. Lifecodes is negotiating a supply agreement with DKMS as a condition to closing of the merger. If Lifecodes fails to enter into this agreement, or fails to negotiate favorable terms, or if DKMS terminates any final supply agreement prior to the expiration of the agreement, Lifecodes business operations may be materially adversely affected.

Failure to complete the merger could negatively impact Lifecodes' future business and operations and Orchid's stock price.

   If the merger is not completed for any reason, Lifecodes and Orchid may be subject to a number of material risks, including the following:

  . depending upon the circumstances, Lifecodes will be required to pay to Orchid a termination fee of $1,000,000 and reimburse specified expenses incurred by Orchid in connection with the merger;

  . Lifecodes will be unable to service its existing debt without raising additional funds and may have to downsize certain of its operations;

  . the price of Orchid common stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed; and

  . costs related to the merger, such as legal and accounting fees and expenses, must be paid even if the merger is not completed.

   If the merger is terminated and Lifecodes' board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to pay an equivalent or more attractive price than that which Orchid has agreed to pay in the merger. In addition, while the merger agreement is in effect and subject to some limited exceptions, Lifecodes is prohibited from soliciting, initiating or knowingly encouraging or entering into transactions such as a merger, sale of assets or other business combination with any party other than Orchid.

Orchid stockholders face immediate dilution as a result of the merger.

   Orchid stockholders will experience immediate dilution as a result of the shares of Orchid common stock issued to Lifecodes stockholders in the merger. Additional dilution may also occur upon exercise of any of the outstanding options or warrants to purchase Lifecodes common stock that are assumed by Orchid in the merger.

                            Risks Relating to Orchid

   By voting in favor of the merger, Lifecodes stockholders are choosing to invest in Orchid common stock. An investment in Orchid common stock involves a high degree of risk. In addition to the other information contained in or incorporated by reference into the proxy statement-prospectus, Lifecodes stockholders should carefully consider the following risk factors concerning Orchid in deciding whether to approve and adopt the merger agreement.

                       Risks Related to Orchid's Business

Orchid is at an early stage of development and may never become profitable.

   Orchid was incorporated under Delaware General Corporate Law on March 8, 1995 and has had a short operating history. The market for the products and services that it develops, manufactures and markets, all of which are derived from genomics and microfluidics technologies, is uncertain. Orchid faces risks related to its ability to:

  . develop, market and maintain competitive technologies, products and services;

  .   anticipate and adapt to changes in its rapidly evolving markets;

  . retain current collaborators and customers and attract new collaborators and customers for its genotyping products and services as well as its diagnostic kits and services in paternity and forensics;

  . implement and successfully execute its business strategy and sales and marketing initiatives in order to increase Orchid's brand recognition for its SNPware consumables and SNPstream instruments;

  . attract, retain and motivate qualified management, technical and scientific personnel;

  . obtain additional capital to support the expenses of developing its technologies and commercializing its products and services; and

  . transition successfully from a company with a research focus to a company capable of supporting commercial activities.

   If Orchid fails to adequately manage these risks, it may never become profitable and its financial condition would suffer.

Orchid had an accumulated deficit of $124.4 million as of June 30, 2001 and expects to continue to incur substantial operating losses for the foreseeable future.

   Orchid has had substantial operating losses since its inception, and Orchid expects its operating losses to continue for the foreseeable future. For example, Orchid experienced net losses of $47.9 million in 2000, $28.2 million in 1999, and $11.5 million in 1998. As of June 30, 2001, Orchid had an accumulated deficit of $124.4 million. In order to further develop its SNP scoring and microfluidics technologies as well as its genetic diversity services, including services provided by GeneShield, Inc., a wholly-owned subsidiary of Orchid and services provided by Orchid's Pharmaceutical Value Creation business division, Orchid will need to incur significant expenses in connection with its internal research and development and commercialization programs. As a result, Orchid expects to incur operating losses for the foreseeable future.

Fluctuations in Orchid's quarterly revenues and operating results may negatively impact Orchid's stock price.

   Revenues and results of operations have fluctuated significantly in the past and significant fluctuations are likely to continue in the future due to a variety of factors, many of which are outside of Orchid's control. These factors include:

  . the volume and timing of orders for Orchid's SNPware consumables, SNPstream instruments and other products and services;

  .   changes in the mix of Orchid's products and services offered;

  . the number, timing and significance of new products and services introduced by Orchid's competitors;

  . Orchid's ability to develop, market and introduce new and enhanced products and services on a timely basis;

  . changes in the cost, quality and availability of reagents and components required to manufacture or use Orchid's products; and

  . availability of commercial and government funding to researchers who use Orchid's products and services.

   Research and development costs associated with Orchid's technologies, products and services, as well as personnel costs, marketing programs and overhead account for a substantial portion of Orchid's operating expenses. Orchid cannot adjust these expenses quickly in the short term. If Orchid's revenues decline or do not grow as anticipated, Orchid may not be able to reduce its operating expenses accordingly. Orchid's failure to achieve anticipated levels of revenues could therefore harm its operating results for a particular fiscal period. In addition, market and other conditions may require impairment charges related to long-lived assets to be recorded by Orchid in future periods. If Orchid's operating results in some quarters fail to meet the expectations of public market analysts or investors, the market price of Orchid's common stock is likely to fall.

Orchid has limited manufacturing experience and will need to acquire new facilities to manufacture its products on a commercial scale.

   Orchid has limited manufacturing experience and currently possesses only two facilities capable of manufacturing limited quantities of its SNPware products for both sale to its customers and internal use. Orchid has completed a significant portion of building out its manufacturing facility to meet current market needs. To achieve the production levels necessary for successful commercialization, Orchid will need to continue to scale-up its manufacturing facilities and establish automated manufacturing capabilities in order to meet its manufacturing needs beyond 2001. If Orchid is unable to successfully scale-up its existing manufacturing capability, Orchid may not be able to provide its customers with the quantity of products and services they require, which would result in reduced revenues. If any natural disaster were to significantly damage Orchid's manufacturing facility or if other events were to cause its operations to fail, these events could prevent Orchid from developing and manufacturing its products. Furthermore, Orchid may not have adequate insurance to cover the damage, which would adversely affect its results of operations.

Orchid has limited sales and marketing experience, and as a result, may be unable to compete successfully with its competitors in commercializing its potential products and services.

   Orchid has limited experience in sales and marketing. Orchid has only recently established a small direct sales force and will continue to rely principally upon a small number of employees. Orchid also intends to market its SNP scoring and microfluidics products and services through collaborations and distribution agreements with pharmaceutical and biotechnology companies and DNA testing services to governmental entities and individual consumers. Orchid cannot assure you that it will be able to successfully establish either a direct sales force or distribution arrangements to market its products and services, which could have a material adverse effect on its financial condition and business strategy.

Orchid's technologies and initial commercial products and services may not be commercially viable or successful, which would adversely affect its revenues.

   Orchid has not yet fully completed the development of its SNP scoring technologies or the build-out of all of its ultra high-throughput MegaSNPatron facility for SNP scoring, although the facility meets current market needs. These are both important elements of Orchid's business strategy. Orchid may not be able to successfully develop these technologies or build-out this facility. Even if Orchid develops these technologies or completes the build-out of this facility, Orchid cannot be certain that its prospective customers will value them. Orchid is currently developing and commercializing only a limited number of products based on its SNP scoring technologies. Orchid cannot assure you that it or its customers will be able to use these technologies to successfully identify and score SNPs. In addition, any SNPs which Orchid or its customers score may not be useful in assisting pharmaceutical or diagnostic product development. Orchid's SNP scoring technologies are in part directed toward the role of genes and polymorphisms in complex diseases. A limited number of companies have developed or commercialized products based on gene discoveries and/or polymorphisms to date. Accordingly, even if Orchid or its customers are successful in scoring SNPs and associating these SNPs with specific drug responses or diseases, Orchid cannot assure you that these discoveries will lead to the development of therapeutic or diagnostic products. If Orchid fails to successfully develop its SNP scoring technologies or any commercially successful therapeutic or diagnostic products and services based on such technologies, Orchid may not achieve a competitive position in the market.

   Orchid's SNP scoring technologies involve novel uses of instrumentation, software and technologies that require validation in commercial applications. Previously unrecognized defects or limitations of its SNP scoring technologies may become apparent in these commercial applications. As a result, Orchid may be unable to validate or achieve the improvements in the components of its SNP scoring technologies necessary for their successful commercialization.

If Orchid's customers do not purchase significant volumes of SNPware consumables, its rapid commercialization strategy could fail.

   Orchid's customers may not generate sufficient data in a cost-effective manner using Orchid's SNPstream line of products and services. This may limit their purchases of its SNPware consumables necessary to conduct SNP scoring with Orchid's SNPstream systems. Other factors which may limit the use of Orchid's kits and consumables include the acceptance of Orchid's technologies by its customers and the training of its customers' personnel. If Orchid's customers are slow to, or never, achieve sufficient results using Orchid's SNPstream system, or fail to purchase sufficient quantities of Orchid's SNPware consumables, Orchid may never achieve profitability. Further, Orchid's customers may not adopt SNPware consumables for use with their own instrument systems. Even if they do, Orchid's products may not work on their systems. Either circumstance would materially and adversely affect Orchid's revenues and its rapid commercialization strategy.

If Orchid fails to maintain the DNA testing contracts it has with various state and governmental agencies or fails to enter into additional contracts, it would lose a significant source of revenues.

   Orchid currently derives a substantial portion of its revenues from the DNA testing services Orchid provides in the paternity and forensic fields. These services are heavily dependent upon contracts it has with various governmental agencies, which are typically open to bid and awarded every one to three years. The process and criteria for these awards are typically complex and highly competitive. Orchid may not be able to maintain any of its existing governmental contracts or be the successful bidder on any additional governmental contracts which may become available in the future, or negotiate terms acceptable to it in connection with any governmental contract awarded to it, which would adversely affect its results of operations and financial condition.

If Orchid fails to improve its DNA testing process, Orchid could lose its competitive position in the market.

   Due to rapid product development and technological advancement in the medical diagnostics and DNA testing industry, Orchid's growth and future operating results will depend, in significant part, upon its ability to apply new technologies to automate and improve its genetic analysis services and modify its existing products to take advantage of new technologies. There can be no assurance that Orchid's development efforts will result in any additional commercially viable or successful improvements to its testing processes or products. Any potential improvements to the testing process or new product will require substantial additional investment, laboratory development and clinical testing, and possibly regulatory approvals, prior to commercialization. Orchid's inability to successfully develop improvements to its testing processes or new products or to achieve market acceptance of such improvements or new products could have a material adverse effect on its business, financial condition and results of operations. In addition, the rapid product development and technological advancement in the genetic analysis and DNA testing industry could result in Orchid's current or future DNA testing services or products becoming obsolete. Orchid believes that its future operating results will depend substantially upon its ability to overcome significant technological challenges, successfully introduce new technologies into its laboratories and to those of its customers and to gain access to and successfully integrate such technologies if developed by others.

Orchid will require additional capital to fund its future operating plans which may not be available on acceptable terms, if at all.

   Orchid anticipates that its existing capital resources may not be sufficient to fund its future operating plans and Orchid may therefore need to raise significant additional capital. Orchid expects its capital and operating expenses to be significant for the foreseeable future. Orchid has expended significant resources to date in developing its MegaSNPatron facility and expects to continue to expend significant resources to develop this facility, increase its research and development and commercialization activities and acquire additional manufacturing facilities. The amount of additional capital which Orchid will need to raise will depend on many factors, including:

  .   its progress with research and development;

  .   the number and breadth of its research programs;

  . its internal use of and its level of success in selling its products and associated technologies and services;

  .   its ability to establish and maintain successful collaborations; and

  . the costs incurred by Orchid in enforcing and defending its patent claims and other intellectual property rights.

   Orchid believes its cash on hand will be sufficient to fund its operating costs for at least the next 12 to 18 months. However, Orchid may need additional financing sooner if Orchid:

  .   decides to expand faster than planned;

  .   develops new or enhanced services or products ahead of schedule;

  .   needs to respond to competitive pressures; or

  .   decides to acquire complementary products, businesses or technologies.

   If Orchid raises additional funds through the sale of equity or convertible debt or equity-linked securities, your percentage ownership in the company will be reduced. In addition, these transactions may dilute the value of Orchid's outstanding common stock. Orchid may issue securities that have rights, preferences and privileges senior to its common stock. If Orchid raises additional funds through collaborations or licensing arrangements, Orchid may be forced to relinquish rights to certain of its technologies or products, or grant licenses to third parties on terms that are unfavorable to it. Orchid may be unable to raise additional funds on terms acceptable to it. If future financing is not available to it on acceptable terms, Orchid may not be able to fund its future needs which would have a material adverse effect on its results of operations and financial condition.

If Orchid cannot enter into new collaborations or licensing agreements, Orchid may be unable to develop or commercialize its technologies, products and services.

   Orchid's strategy for developing and commercializing technologies, products and services based on its discoveries depends upon its ability to form research collaborations and licensing arrangements. As a result, Orchid may be dependent on its collaborators and licensees for marketing of SNP scoring systems, regulatory approval and manufacturing and marketing of therapeutic and diagnostic products resulting from the application of its technologies. If Orchid is unable to enter into such research collaborations and licensing arrangements or implement its strategy to develop and commercialize therapeutic and diagnostic products based upon its discoveries it would have a material adverse effect on Orchid's results of operation and financial condition.

 The early termination of any of Orchid's collaborations or licenses could harm its business and financial condition.

   The collaboration agreements Orchid has with third parties may be terminated early under certain circumstances, including in the event of a material breach by Orchid. In addition, Orchid intends to enter into additional collaborations and licenses with third parties, who may require that their agreements with Orchid permit termination by them prior to the expiration of the negotiated term under certain circumstances. If any third party were to terminate its agreement with Orchid or otherwise fail to perform its obligations or to complete them in a timely manner, Orchid could lose significant revenues.

 Orchid may not be able to attract and retain consultants and scientific advisors.

   Orchid has historically maintained relationships with consultants and scientific advisors at academic and other institutions who have conducted research on Orchid's behalf critical to the development of Orchid's technologies, products and services. The majority of these individuals have commitments to other entities and have limited time available for Orchid. Some of these entities may also compete with Orchid. Orchid will need to establish new relationships with consultants and scientific advisors in its genetic diversity fields. Orchid will have little, if any, control over the activities of any new collaborators and can expect only limited amounts of their time to be dedicated to its activities. Orchid's ability to discover and score SNPs and commercialize products based on these discoveries will depend in part on continued collaborations with researchers at academic and other institutions. Orchid cannot assure you that any of its existing collaborations will be successful. Further, Orchid may not be able to negotiate acceptable collaborations in the future with additional consultants or scientific advisors at academic and other institutions.

If Orchid does not successfully distinguish and commercialize its technologies, products and services, Orchid may be unable to compete successfully with its competitors or to generate significant revenues.

   Orchid is subject to significant competition from companies that are pursuing products and services that are substantially similar to Orchid's existing and proposed products and services. Many of the organizations competing with Orchid have greater financial, manufacturing, marketing, sales distribution and technical resources than Orchid does. In the SNP scoring field, Orchid competes with several companies offering alternative technologies based on indirect detection of hybridization and/or labeling which differ in certain of the methods of amplification, separation of samples or detection and analysis of SNPs. Orchid may also compete against certain of its customers, which could adversely affect its relationships with them.

   Orchid also faces significant competition in its strategy designed to identify and patent medically important uses of SNPs, or its Pharmaceutical Value Creation, or PVC, and Geneshield strategies. Some of the organizations competing with Orchid have greater financial and technical resources. Orchid also has limited experience working in the pharmaceutical industry and may not be able to successfully commercialize its inventions, either on its own or in partnership with others. It may also take longer than currently anticipated for SNPs and pharmacogenetics to become widely used in clinical practice, which could adversely impact Orchid's ability to realize significant revenues from its PVC business division in the foreseeable future.

   Orchid believes its future success will depend, in large part, on its ability to maintain a competitive position in instrument and kit-based SNP scoring, SNP scoring services, and pharmacogenetics product fields. Others may make rapid technological developments which may result in Orchid's technologies, products or services becoming obsolete, before Orchid recovers the expenses incurred to develop them. Orchid's inability to make the enhancements to its technologies necessary to compete successfully with newly emerging technologies would have a material adverse effect on its competitive position.

If Orchid is unable to protect its proprietary methods and technologies, Orchid may not be able to commercialize its products and services.

 If Orchid's patent applications do not result in issued patents, its competitors may obtain rights to commercialize Orchid's discoveries, which would harm its competitive position.

   Orchid's commercial success will depend, in part, on its ability to obtain patent protection on many aspects of its business, technologies, products and services, including the discovery and the association of particular SNPs with disease predisposition and adverse drug metabolism, and on the products, methods and services Orchid develops. Orchid may not be able to obtain new patents for its SNPware consumables and SNPstream systems. Orchid will pursue patent protection on novel uses of SNPs discovered by Orchid of known genes as well as novel uses for previously identified SNPs discovered by third parties. Orchid may need to obtain a license from such third parties with respect to any patent covering such SNPs in order to make, use or sell any related products. In addition, Orchid may need to obtain a separate license from the gene patent holder. Orchid may not be able to acquire such licenses on terms acceptable to it, if at all.

   Certain parties are attempting to rapidly identify and characterize genes and SNPs through the use of gene expression analysis and other technologies. To the extent any patents issue to other parties on such partial or full-length genes or SNPs or uses for such genes or SNPs, the risk increases that the sale of products, including therapeutics, or processes developed by Orchid or its collaborators may give rise to claims of patent infringement against Orchid. Others may have filed and, in the future are likely to file, patent applications covering SNP uses. Any such patent application could have priority over Orchid's patent applications and could further require Orchid to obtain rights to previously issued patents covering SNP uses. Orchid cannot assure you that any license that it may require under any such patents will be made available to it on commercially acceptable terms, if at all.

 The scope of Orchid's issued patents may not provide it with adequate protection of its intellectual property, which would harm its competitive position.

   Any issued patents that cover its proprietary technologies may not provide Orchid with substantial protection or be commercially beneficial to it. The issuance of a patent is not conclusive as to its validity or its enforceability. The United States Patent and Trademark Office may invalidate one or more of Orchid's patents. In addition, third parties may have patents of their own which could, if asserted, prevent Orchid from practicing its proprietary technologies, including the methods Orchid uses to conduct SNP scoring. If Orchid is otherwise unable to practice its patented technologies, Orchid may not be able to commercialize its technologies, products or services and its competitors could commercialize Orchid's technologies.

 Orchid's success will depend partly on its ability to operate without misappropriating the intellectual property rights of others.

   Orchid may be sued for infringing, or may initiate litigation to determine that Orchid is not infringing, on the intellectual property rights of others. For example, Orchid has commenced an action against St. Louis University seeking declaratory judgment of non-infringement, invalidity and non-enforcement with respect to a patent controlled by St. Louis University. Intellectual property litigation is costly, and could adversely affect Orchid's results of operations. If Orchid does not prevail in any intellectual property litigation, in addition to any damages Orchid might have to pay, it could be required to stop the infringing activity, or obtain a license to or design around the intellectual property in question. If Orchid is unable to obtain a required license on acceptable terms, or is unable to design around any third party patent, Orchid may be unable to sell some of its products and services, which would result in reduced revenues.

 Orchid may need to initiate lawsuits to protect or enforce its patents and other intellectual property rights, which could result in the forfeiture of these rights.

   In order to protect or enforce its patent rights, Orchid may need to initiate patent litigation against third parties. These lawsuits could be expensive, take significant time, and could divert management's attention from other business concerns. These lawsuits could result in the invalidation or a limitation in the scope of Orchid's patents or forfeiture of the rights associated with its patents. Orchid cannot assure you that it will prevail in the St. Louis University action or in any future litigation or that a court will not find damages or award other remedies in favor of the opposing party in any of these suits. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. Securities analysts or investors may perceive these announcements to be negative, which would likely cause the market price of Orchid's stock to decline.

 Other rights and measures that Orchid relies upon to protect its intellectual property may not be adequate to protect its products and services and could reduce Orchid's ability to compete in the market.

   In addition to patents, Orchid relies on a combination of trade secrets, copyright and trademark laws, non-disclosure agreements and other contractual provisions and technical measures to protect its intellectual property rights. While Orchid requires employees, collaborators, consultants and other third parties to enter into confidentiality and/or non-disclosure agreements where appropriate, any of the following could still occur:

  .   the agreements may be breached;

  .   Orchid may have inadequate remedies for any breach;

  .   proprietary information could be disclosed to its competitors; or

  . others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to its trade secrets or disclose such technologies.

   If for any of the above reasons Orchid's intellectual property is disclosed or misappropriated, it would harm both its ability to protect its rights and its competitive position.

Future acquisitions or investments could disrupt Orchid's ongoing operations, increase its expenses and adversely affect its revenues.

   Since September 1998, Orchid has acquired Molecular Tool, a developer of SNP technologies, as well as GeneScreen and Cellmark, both providers of genetic diversity testing services. Although Orchid has no commitments or agreements with respect to any additional acquisitions at present, other than the pending acquisition of Lifecodes, Orchid anticipates that a portion of its future growth may be accomplished by acquiring existing businesses. Factors that will affect the success of any potential acquisition to be made by Orchid include its ability to integrate acquired personnel, operations, products and technologies into its organization effectively, to motivate key personnel and to retain customers of acquired businesses. Orchid may not be able to identify suitable acquisition opportunities, obtain any necessary financing for such acquisitions on acceptable terms or successfully integrate acquired personnel and operations. These difficulties could disrupt Orchid's ongoing business, distract its management and employees, increase its expenses and materially and adversely affect its revenues.

Orchid's failure to comply with applicable government and industry regulations may affect its ability to develop, produce, or market its potential products and services and may adversely affect its results of operations.

   Orchid's research and development, manufacturing and service activities involve the controlled use of hazardous materials and chemicals and patient samples. Orchid is subject to federal, state, local, United Kingdom and European laws and regulations governing the use, storage, handling and disposal of such materials and certain waste products, as well as the conveyance, processing, and storage of and data on patient samples. Further, Orchid is subject to the Clinical Laboratory Improvement Act, or CLIA, as a result of its acquisition of three GeneScreen laboratories and the Cellmark laboratory. CLIA imposes certain certification requirements on all clinical laboratories performing tests on human specimens for the purpose of providing information for the diagnosis, prevention or testing of any diseases. In addition, Orchid is subject to the European Directive 98/79/EC as a result of its acquisition of the Cellmark Laboratory. European Directive 98/79/EC imposes certain requirements in connection with Cellmark's sale of gene diagnostic kits. Although Orchid believes Orchid complies in all material respects with the standards prescribed by federal, state, local, United Kingdom and European laws and regulations, if Orchid fails to comply with applicable laws or regulations, including CLIA and European Directive 98/79/EC, or if an accident occurs, it could be required to pay penalties or be held liable for any damages that result and this liability could exceed Orchid's financial resources.

   All three of Orchid's GeneScreen laboratories must comply with various industry regulations and accreditation standards in order to continue to provide Orchid's paternity testing, forensic testing and bone marrow typing services. For example, Orchid's GeneScreen laboratories have obtained accreditation from the American Association of Blood Banks in order to provide paternity testing, from the National Forensic Science Testing Center in order to provide criminal forensic testing services and from the American Society of Histocompatibility and Immunology in order to provide bone marrow donor typing services. In addition, Orchid's Cellmark laboratory must comply with various industry regulations and accreditation standards in order to provide paternity and forensic testing services. For example, Orchid's Cellmark laboratory has obtained accreditation from a Notified Body (SGC Yarsley ICS) and the United Kingdom Accreditation Service and a registration from the Ministry of Agriculture, Fisheries and Food in order to provide paternity and forensic testing services. In addition, Cellmark must comply with regulations applicable to the marketing of its products. Orchid cannot assure you that it will be able to maintain its accreditations with any of these authorities or comply with the regulations applicable to the marketing of Cellmark products. If Orchid fails to comply with the applicable regulations promulgated by any of these agencies or if Orchid were to lose its accreditation by any of them, the relevant authority could require Orchid to close its laboratories, which could eliminate or significantly reduce the revenues supporting Orchid's GeneScreen or Cellmark business.

The sale of Orchid's SNPware consumables and SNPstream instruments involves a lengthy and expensive sales cycle that may not result in sales.

   Orchid's ability to obtain customers for its SNPware consumables and SNPstream instruments will depend in significant part upon the perception that its products and services can help accelerate or improve drug discovery and development efforts or have beneficial effects on human health. Orchid's average sales cycle is lengthy due to the education effort that is required to effectively sell the benefits of its products and services to a variety of constituencies within its prospective customer base, including research and development personnel and key management. As a result, in some instances Orchid may expend significant human and capital resources to market its products without any resulting sales.

The international sale of Orchid's products and services are subject to increased costs and other risks which could affect Orchid's revenues.

   Orchid's recently acquired Cellmark Diagnostics Business Division relies substantially upon international sales. International sales are subject to certain inherent risks, including difficulties in collecting accounts receivable, potentially longer payment cycles, increased costs associated with maintaining international marketing efforts, currency fluctuations, changes in regulatory requirements, and difficulties in enforcement of contractual obligations and intellectual property rights.

If Orchid's customers fail to accurately prepare DNA samples for use with Orchid's SNPware and SNPstream product line or for analysis at Orchid's MegaSNPatron facility, Orchid's products and services may fail to produce accurate results.

   Before using Orchid's SNPstream product line and MegaSNPatron SNP scoring service facility, customers must prepare samples by following several steps that are prone to human error, including DNA isolation and DNA segment amplification. If they do not prepare DNA samples appropriately, Orchid's SNPstream products and MegaSNPatron SNP scoring service will not generate an accurate reading. Alternatively, they may achieve lower levels of throughput than the levels for which Orchid's system was designed. If Orchid's customers generate inaccurate readings or are unable to achieve expected levels of throughput, they may not continue to purchase Orchid's consumables, instruments or services, which could materially and adversely affect Orchid's revenues.

Orchid may be held liable for any inaccuracies associated with its research and DNA testing services, which may require Orchid to defend itself in costly litigation.

   Orchid clinical laboratory testing centers provide pharmacogenetic, forensic and paternity testing services. Claims may be brought against Orchid for false identification of paternity or other inaccuracies. Litigation of these claims can be costly. Orchid could expend significant funds during any litigation proceeding brought against it. Further, if a court were to require Orchid to pay damages to a plaintiff, the amount of such damages could significantly harm Orchid's financial condition.

If Orchid's vendors fail to supply Orchid with components for which availability is limited, Orchid may experience delays in its product development and commercialization.

   Certain key components of Orchid's SNP scoring and associated system technologies are currently available only from a single source or a limited number of sources. Orchid currently relies on outside vendors to manufacture certain components of its SNPstream system and certain reagents Orchid provides in its SNPware kits. Some or all of these key components may not continue to be available in commercial quantities at acceptable costs. For example, Orchid has an agreement with Beckman Coulter under which they supply Orchid with the components of Orchid's SNPstream system, and with NEN Life Sciences (now known as PerkinElmer) under which they supply Orchid with some of the key reagents contained in Orchid's SNPware kits. Orchid relies on third parties to provide DNA samples to it and to perform DNA synthesis. It could be time consuming and expensive for Orchid to seek alternative sources of supply. Consequently, if any events cause delays or interruptions in the supply of its components, Orchid may not be able to supply its customers with its products and services on a timely basis which would adversely affect its results of operations. Orchid also currently relies on DNA and oligonucleotides provided by suppliers and rely on other third parties to perform DNA synthesis for Orchid. A steady supply of oligonucleotides is essential for both Orchid's internal and its external scoring needs. The market for custom oligonucleotide synthesis is dominated by only six producers of oligonucleotides. To the extent that Orchid's suppliers fail to meet Orchid's requirements completely or consistently, Orchid may need to enter a new agreement with other suppliers, the terms of which may not be as favorable toward Orchid as its existing supply agreements.

If Orchid fails to retain its key personnel and hire, train and retain qualified employees, Orchid may not be able to compete effectively, which could result in reduced revenues.

   Orchid's future success will depend on the continued services and on the performance of its senior management, in particular the services of:

  . Dale R. Pfost, Ph.D., Orchid's Chairman of the Board, President and Chief Executive Officer; and

  . Donald R. Marvin, Orchid's Senior Vice President, Chief Operating Officer and Chief Financial Officer.

   If either of Dr. Pfost or Mr. Marvin were to be hired away from Orchid by a competitor, or if for any reason they could not continue to work for Orchid, Orchid would have difficulty hiring officers with equivalent skills in general and financial management. Orchid does not currently carry "key man" life insurance, so the loss of the services of either of these individuals could seriously impair its ability to operate or to compete in its industry.

   In addition, Orchid's researchers, scientists and technicians have significant experience in research and development related to genetic diversity. If Orchid were to lose these employees to its competitors, Orchid could spend a significant amount of time and resources to replace them, which could impair its research and development efforts. Further, in order to scale-up its manufacturing capability and to further its research and development efforts, Orchid will need to hire, train, and retain additional research, scientific, and technical personnel. If Orchid is unable to do so, Orchid may experience delays in the research, development and commercialization of its technologies, products and services.

                  Risks Related to the Biotechnology Industry

Public opinion regarding ethical issues surrounding the use of genetic information may adversely affect demand for Orchid's products.

   Public opinion regarding ethical issues related to the confidentiality and appropriate use of genetic testing results may influence governmental authorities to call for limits on, or regulation of the use of, genetic testing. In addition, such authorities could prohibit testing for genetic predisposition for certain conditions, particularly for those that have no known cure. Any of these scenarios could reduce the potential markets for Orchid's products, which could materially and adversely affect its revenues.

Commercializing medical products has associated risks, including compliance with clinical testing and manufacturing regulations.

   If Orchid were to undertake the development of medical, testing or diagnostic products without the collaboration of others, Orchid would have to expend significant funds. Any of Orchid's potential medical, testing or diagnostic products will be subject to the risks of failure inherent in the development of diagnostic products based on new technologies. These risks include the following possibilities:

  . that the products, if efficacious, will be difficult to manufacture on a large scale or uneconomical to market;

  . that proprietary rights of third parties will preclude Orchid or its collaborative partners from marketing such products; or

  .   that third parties will market superior or equivalent products.

   If Orchid has difficulty managing these risks, Orchid may not be able to develop any commercially viable products. In addition, clinical trials or marketing of any such potential medical, testing or diagnostic products may expose Orchid to liability claims from the use of such products. Orchid may not be able to obtain product liability insurance or, even if it does, any coverage it obtains could be insufficient or costly. In addition, should Orchid choose to manufacture or to develop its own products independently, Orchid will have to make significant investments in product development, marketing, sales and regulatory compliance resources, and Orchid will have to establish or contract for the manufacture of products under the regulations of the FDA regarding good manufacturing practices. Orchid cannot assure you that it will be able to develop or commercialize successfully any potential medical, testing or diagnostic products.

                  Risks Associated with Orchid's Common Stock

Future issuance of Orchid's preferred stock may dilute the rights of Orchid's common stockholders.

   The Orchid board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, privileges and other terms of these shares. The Orchid board of directors may exercise this authority without any further approval of the Orchid stockholders. The rights of the holders of Orchid's common stock may be adversely affected by the rights of the holders of Orchid's preferred stock that may be issued in the future.

Orchid has various mechanisms in place that you as a stockholder may not consider favorable, which may discourage takeover attempts.

   Certain provisions of Orchid's certificate of incorporation and by-laws, as well as Section 203 of the Delaware General Corporation Law and Orchid's adoption of a shareholder's rights plan, may discourage, delay or prevent a change in control of Orchid, even if the change in control would be beneficial to stockholders. These provisions include:

  . authorizing the issuance of "blank check" preferred stock that could be designated and issued by the Orchid board of directors to increase the number of outstanding shares and thwart a takeover attempt;

  . creating a classified board of directors with staggered, three-year terms, which may lengthen the time required to gain control of the Orchid board of directors;

  . prohibiting cumulative voting in the election of directors, which will allow a majority of stockholders to control the election of all directors;

  . requiring super-majority voting to effect certain amendments to Orchid's certificate of incorporation and by-laws;

  .   limiting who may call special meetings of stockholders;

  . prohibiting stockholder action by written consent, which requires all actions to be taken at a meeting of stockholders; and

  . establishing advance notice requirements for nominations of candidates for election to the Orchid board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

   Pursuant to Orchid's stockholder rights plan, each share of Orchid common stock has an associated preferred share purchase right. The rights will not trade separately from the common stock until, and are exercisable only upon, the acquisition or the potential acquisition through tender offer by a person or group of 15% or more of the outstanding Orchid common stock.

   In addition, Orchid's stock incentive plans may discourage, delay or prevent a change in control of Orchid.

Orchid's stock price has been and likely will continue to be volatile and your investment may suffer a decline in value.

   The market prices for securities of companies quoted on The Nasdaq Stock Market, including Orchid's market price, have in the past been, and are likely to continue in the future to be, very volatile. The Nasdaq Composite Index has significantly declined since Orchid's initial public offering in May 2000 and remains very volatile. The market price of Orchid common stock has been, and likely will continue to be, subject to substantial volatility depending upon many factors, many of which are beyond Orchid's control, including:

  . announcements regarding the results of discovery efforts by Orchid or its competitors;

  . announcements regarding the acquisition of technologies or companies by Orchid or its competitors;

  . changes in Orchid's existing strategic alliances or licensing arrangements or formation of new alliances or arrangements;

  . technological innovations or new commercial products developed by Orchid or its competitors;

  .   changes in Orchid's intellectual property portfolio;

  .   developments or disputes concerning Orchid's proprietary rights;

  . issuance of new or changed securities analysts' reports and/or recommendations applicable to Orchid;

  .   additions or departures of Orchid's key personnel;

  .   operating losses by Orchid;

  . actual or anticipated fluctuations in Orchid's quarterly financial and operating results and degree of trading liquidity in its common stock; and

  . continued economic uncertainty with respect to valuation of certain technology companies and other market conditions.

   Orchid cannot assure you that your initial investment in its common stock will not fluctuate significantly. One or more of these factors could significantly harm its business and cause a decline in the price of its common stock in the public market, which would adversely affect its business and financial operations.

Orchid's directors, executive officers and principal stockholders will have substantial control over Orchid's affairs.

   Orchid's directors, executive officers and principal stockholders own, in the aggregate, approximately 21% of Orchid's common stock. These stockholders, acting together, will have the ability to exert substantial influence over all matters requiring approval by Orchid's stockholders. These matters include the election and removal of Orchid's directors and any merger, consolidation or sale of all or substantially all of Orchid's assets. In addition, they may dictate the management of Orchid's business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination of which you might otherwise approve.

                     MARKET PRICE AND DIVIDEND INFORMATION

Market Price Information

   Orchid common stock has traded on The Nasdaq National Market under the symbol "ORCH" since May 5, 2000. The table below sets forth, for the periods indicated, the reported high and low closing prices of Orchid common stock on The Nasdaq National Market. Because there is no established trading market for shares of Lifecodes stock, information with respect to the market prices of Lifecodes stock has been omitted.

                                                                   High   Low
                                                                  ------ ------
   Calendar 2000
   Quarter ended June 30, 2000 (commencing May 5, 2000).......... $37.97 $10.56
   Quarter ended September 30, 2000..............................  55.88  30.63
   Quarter ended December 31, 2000...............................  30.00   7.75

   Calendar 2001
   Quarter ended March 31, 2001..................................  12.13   3.88
   Quarter ended June 30, 2001...................................   8.35   3.25
   Quarter ended September 30, 2001..............................   6.87   1.61
   Quarter ended December 31, 2001 (through October   , 2001)....     --     --

   On September 28, 2001, the last full trading day prior to the public announcement of the proposed merger, the last reported sale price of Orchid common stock on The Nasdaq National Market was $2.19 per share.

   On October   , 2001, the most recent practicable date prior to the printing
of this proxy statement-prospectus, Orchid had approximately     stockholders
of record and the last reported sale price of Orchid common stock on The Nasdaq
National Market was $    per share.

   Because the market price of Orchid common stock may fluctuate, the market price per share of the shares of Orchid common stock that holders of Lifecodes stock will receive in the merger may increase or decrease prior to the merger.

   LIFECODES STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR ORCHID COMMON STOCK.

   Orchid cannot assure you as to what the market price will be at the effective time of the merger. The number of shares to be issued by Orchid in the merger will be fixed. Accordingly, the market value of the shares of Orchid common stock that holders of Lifecodes securities will receive may vary significantly from the prices shown above.

   On October 24, 2001, the most recent practicable date prior to the printing of this proxy statement-prospectus, Lifecodes had approximately 86 stockholders of record.

Dividend Information

   Orchid has never declared or paid any cash dividends on its common stock. Orchid does not expect to pay cash dividends in the foreseeable future.

   Lifecodes has never paid any cash dividends on Lifecodes stock. If the merger is not consummated, Lifecodes does not expect to pay cash dividends in the foreseeable future.

                 THE SPECIAL MEETING OF LIFECODES STOCKHOLDERS

Proxy Statement-Prospectus

   This proxy statement-prospectus is being furnished to you in connection with the solicitation of proxies by the Lifecodes board of directors in connection with the proposed merger between Persia Merger Sub, a wholly-owned subsidiary of Orchid and Lifecodes, pursuant to which Orchid will acquire Lifecodes and Lifecodes will become a wholly-owned subsidiary of Orchid. In the merger, the Lifecodes stockholders are collectively entitled to receive an aggregate of approximately 6,622,951 shares of Orchid common stock, assuming that Lifecodes' subsidiary, Helix Biotech ULC, is not sold prior to the completion of the merger, and 6,500,000 shares of Orchid common stock if Helix Biotech ULC is sold prior to the merger. Pursuant to the merger agreement, each share of Lifecodes common stock will be automatically converted into such number of shares of Orchid common stock equal to the exchange ratio fraction and each share of Lifecodes preferred stock will be automatically converted into such number of shares of Orchid common stock equal to the preferred stock exchange ratio fraction.

   If the merger is approved, these shares will be divided among all Lifecodes stockholders upon completion of the merger as described below. The proportion of the aggregate consideration in the merger received by the current holders of Lifecodes common stock may be decreased as a result of any exchange or conversion of Lifecodes securities into Lifecodes common stock prior to completion of the merger.

   The actual exchange ratio fraction to be used in the merger will be determined based on the number of shares of Lifecodes capital stock outstanding immediately prior to completion of the merger. This calculation will be affected by the number of options and warrants that are actually exercised by Lifecodes stockholders prior to the completion of the merger and the number of shares of Lifecodes common stock issued to the holders of Lifecodes preferred stock and certain lenders. As a result, the actual exchange ratio fraction will not be determined until immediately prior to the completion of the merger.

   Each share of Lifecodes Series A convertible preference stock that has not been converted into 7.3 shares of Lifecodes common stock as of the completion of the merger will be paid by Lifecodes prior to completion of the merger the greater of $10.00 per share plus any dividends declared and unpaid or such amount per share as would have been payable had each share been converted to Lifecodes common stock immediately prior to the merger.

   Holders of any outstanding Lifecodes Class A redeemable preferred stock are entitled to receive $6,900 in cash for each share of Class A redeemable preferred stock held by them. Lifecodes has requested, and expects, these stockholders to exchange each share of Class A redeemable preferred stock for that number of shares of Lifecodes common stock equal in value to $8,982.30, comprised of $6,900 plus an amount equal to a ten percent annual rate of return of their initial investment of $6,900 per share from March 1999 through the completion of the merger, in lieu of any cash payments owed to them under the terms of the Class A redeemable preferred stock. Holders of any shares of Class A redeemable preferred stock that have not been exchanged for shares of Lifecodes common stock prior to the completion of the merger will be paid $6,900 per share in cash.

   Holders of any outstanding Lifecodes Class B redeemable preferred stock are entitled to receive $7,100 in cash or securities for each share of Class B redeemable preferred stock held by them. Lifecodes has requested, and expects, these stockholders to exchange each share of Class B redeemable preferred stock for that number of shares of Lifecodes common stock equal in value to $7,100 in lieu of any payments owed to them under the terms of the Class B redeemable preferred stock. Any shares of Lifecodes Class B redeemable preferred stock that have not been exchanged for shares of Lifecodes common stock prior to the completion of the merger, will be converted into the right to receive from Orchid that number of shares of Orchid common stock having a value equal to $7,100, such value to be determined by the average of the closing prices of Orchid stock over the 30 day period ending three days prior to the completion of the merger, according to the terms of the Class B redeemable preferred stock.

   This proxy statement-prospectus is first being furnished to stockholders of
Lifecodes on or about               2001.

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

Date, Time and Place of the Special Meeting

   The special meeting of Lifecodes stockholders is scheduled to be held on
          , 2001, at        (local time) at the offices of Lifecodes
Corporation, 550 West Avenue, Stamford, Connecticut 06902.

Purposes of the Special Meeting

   The special meeting of Lifecodes stockholders is being held so that stockholders of Lifecodes may consider and vote upon a proposal to approve and adopt the merger agreement. Adoption of the merger agreement by the Lifecodes stockholders will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

   At the special meeting, stockholders of Lifecodes will also transact any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting.

Stockholder Record Date for the Special Meeting

   The Lifecodes board of directors has fixed the close of business on November 9, 2001 as the record date for determination of the Lifecodes stockholders entitled to notice of and to vote at the special meeting. As of the record date for the special meeting, directors and executive officers of Lifecodes and
their affiliates owned approximately    % of all outstanding shares of
Lifecodes capital stock entitled to vote at the special meeting. On the record date, there were:

  .       outstanding shares of Lifecodes common stock, held by approximately holders of record;

  .       outstanding shares of Lifecodes Series A convertible preference
      stock, held by       holders of record;

  .       outstanding shares of Lifecodes Class A redeemable preferred stock,
      held by       holders of record; and

  .       outstanding shares of Lifecodes Class B redeemable preferred stock,
      held by       holders of record.

Votes Required for Approval of the Merger

   A majority of the outstanding shares of Lifecodes common stock, Series A convertible preference stock on an as-converted basis, and Class A redeemable preferred stock and Class B redeemable preferred stock, must be represented, either in person or by proxy, to constitute a quorum at the Lifecodes special meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of Lifecodes' outstanding common stock, Series A convertible preference stock voting on an as converted basis, Class A redeemable preferred stock and Class B redeemable preferred stock, voting together as a class, at a meeting at which a quorum is present, is required to approve and adopt the merger agreement and the merger. At the Lifecodes special meeting, each share of Lifecodes common stock and each share of Class A redeemable preferred stock and Class B redeemable preferred stock is entitled to one vote on all matters properly submitted to the Lifecodes stockholders at the special meeting. Each share of Lifecodes Series A convertible preference stock is entitled to such number of votes per share into which each share of Series A convertible preference stock is convertible. As of the date of signing of the merger agreement, 20 stockholders of Lifecodes, holding approximately 62.3% of all outstanding shares of Lifecodes capital stock entitled to vote at the special meeting, have agreed to vote their shares in favor of the approval and adoption of the merger agreement and the merger.

Proxies

   All shares of Lifecodes common stock and preferred stock represented by properly executed proxies or voting instructions received before or at the Lifecodes special meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly executed proxy card or voting instructions, the shares will be voted FOR the approval and adoption of the merger agreement. You are urged to mark the box on the proxy card to indicate how to vote your shares.

   Lifecodes does not expect that any matter other than the approval and adoption of the merger agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

Revocation of Proxies

   You may revoke your proxy at any time before it is voted by:

  . sending a written notice stating that you would like to revoke your proxy;

  .   completing and submitting a new proxy card; or

  .   attending the special meeting and voting in person.

   Simply attending the special meeting, however, will not revoke your proxy; you must vote at the special meeting. If you choose either the first or second method, you must submit your notice of revocation or your new proxy card to Lifecodes' Secretary at the address indicated prior to the date of the special meeting.

Solicitation of Proxies

   Orchid will pay all of the expenses incurred in connection with the printing and mailing of this proxy statement-prospectus. Solicitation of proxies by mail may be supplemented by telephone, telegram, and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Lifecodes. No additional compensation will be paid to directors, officers or employees for such solicitation.

   Lifecodes stockholders should not send in any stock certificates with their proxy card. A transmittal letter with instructions for the surrender of stock certificates for Lifecodes common stock, Series A convertible preference stock, Class A redeemable preferred stock and Class B redeemable preferred stock will be mailed to Lifecodes stockholders as soon as practicable after completion of the merger.

                                   THE MERGER

   This section of the proxy statement-prospectus describes material aspects of the proposed merger, including the merger agreement and the stockholders agreements. While Orchid and Lifecodes believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire proxy statement-prospectus and the other documents referred to herein carefully for a more complete understanding of the merger. In addition, Orchid incorporates important business and financial information about Orchid into this proxy statement-prospectus by reference. You may obtain the information incorporated by reference into this proxy statement-prospectus without charge by following the instructions in the section "Where You Can Find More Information" that begins on page 74 of this proxy statement-prospectus.

Background of the Merger

   Beginning in September and continuing through October 2000, several members of Orchid's executive management had preliminary conversations with key management members of Lifecodes concerning the possibility of a strategic transaction between the two companies. These discussions were suspended for a period of time due to Orchid's focus on other strategic areas of business.

   In April, 2001, Donald Marvin and Dale Pfost of Orchid met with Walter Fredericks, Richard Sandberg and Dean Fenton of Lifecodes in New York. At the meeting, the representatives of both Orchid and Lifecodes gave a business presentation and discussed several possible arrangements to effect a strategic partnership between the two companies. At the end of the meeting, the representatives agreed to continue discussions relating to a possible strategic partnership.

   Under a mutual confidentiality agreement dated as of June 1, 2001, various members of the executive management of both companies continued their discussions over various telephone conferences during the month of June, 2001. Following the execution of the confidentiality agreement, Orchid presented to Lifecodes a non-binding letter of intent describing the mutual terms of a proposed combination for consideration by Lifecodes' board of directors. On June 27, 2001, Lifecodes' board of directors conducted a telephonic meeting to discuss the proposed letter of intent, wherein Orchid would form a wholly-owned subsidiary which would merge with and into Lifecodes, such that Lifecodes would become a wholly-owned subsidiary of Orchid. At the meeting, Mr. Fredericks provided the board with an overview of the key elements of the letter of intent. At the end of the meeting, Lifecodes' board authorized Mr. Fredericks to negotiate the merger with Orchid.

   On July 5, 2001, several telephonic and other meetings took place between representatives of Orchid and Lifecodes both in Stamford, Connecticut and in Princeton, New Jersey to review and discuss the possible organizational alignment of the two companies. Mr. Fredericks met with Mr. Marvin and discussed the issues presented by the Lifecodes board at its meeting on June 27, 2001. At the end of the meeting, Mr. Marvin and Mr. Fredericks agreed to certain changes in the terms of the proposed letter of intent. After that meeting, Mr. Marvin provided Mr. Fredericks with a revised letter of intent, after which Mr. Fredericks informed the Lifecodes board of directors of the changes made by email.

   On July 6, 2001, Lifecodes conducted a telephonic meeting of its board of directors to discuss the revised letter of intent with Orchid. At the meeting, Mr. Fredericks provided the board with an update on changes made to the letter of intent. At the end of the meeting, the Lifecodes board authorized Mr. Fredericks to negotiate certain changes in the letter of intent, and thereafter to sign the letter of intent on behalf of Lifecodes.

   On July 10, 2001, Mr. Fredericks discussed certain changes to the letter of intent with Mr. Marvin, agreeing, among other things, that the transaction would be in the form of a "stock for stock transaction." These changes were incorporated into a revised letter of intent, which was provided to Mr. Fredericks by Mr. Marvin.

   On July 11, 2001, after certain revisions were made to the letter of intent to the satisfaction of the Lifecodes' board of directors, Mr. Fredericks signed the final letter of intent on behalf of Lifecodes. Mr. Fredericks informed the Lifecodes board of directors of the execution of this document by email, and provided the Lifecodes board with a copy of the final form of the letter of intent.

   On July 13, 2001, Messrs. Pfost, Marvin, Schnerr and O'Fee of Orchid met with members of Lifecodes' management team at Lifecodes' facilities in Stamford, Connecticut. At the meeting, Messrs. Pfost and Marvin gave presentations to Lifecodes' management team with details regarding Orchid's technology and reviewed Lifecodes' facilities. Discussions continued regarding the culture, hiring practices, and general business synergies of Orchid and Lifecodes and the potential combination of the two companies to form a complementary business and further the corporate strategy of Orchid by adding the expertise of Lifecodes in forensics and paternity testing.

   Following extensive periods of negotiation conducted by Lifecodes and Orchid during late July and early August and Orchid's due diligence review conducted over the same period, the board of directors of Orchid met on September 21, 2001 and approved the agreed-upon terms of the merger agreement and granted Orchid the authority to conclude the acquisition of Lifecodes.

   On September 23, 2001, Mr. Marvin and Mr. Fredericks met in Lake Placid, New York to discuss certain elements of the merger agreement. Mr. Marvin indicated that Orchid's board of directors had authorized Mr. Marvin to adjust certain terms of the merger agreement, including a limitation on the number of shares to be issued to Lifecodes in connection with the merger to 6,500,000 shares.

   On September 25, 2001, Mr. Fredericks notified the Lifecodes board of directors of the changes requested by Orchid, and indicated that these changes would be discussed at a telephonic meeting of the Lifecodes board of directors to be held on September 26, 2001.

   On September 26, 2001, the Lifecodes board of directors held a telephonic meeting to discuss the changes to the merger agreement proposed by Orchid. At the meeting, Mr. Fredericks provided the board with an overview of the key changes to the merger agreement. At the end of the meeting, the Lifecodes directors present at the meeting unanimously concluded that the merger was in the best interests of Lifecodes and the Lifecodes stockholders, approved the merger and the merger agreement substantially in the form presented to the board of directors, and resolved to recommend that the Lifecodes stockholders vote in favor of the merger, provided that Mr. Fredericks negotiate certain final changes to the merger agreement.

   On September 26, 2001, Messrs. Pfost and Marvin of Orchid met with Messrs. Fredericks, Bishop, Fenton and Sandberg of the Lifecodes board of directors, to discuss and negotiate certain elements of the merger agreement. At the end of the meeting, Messrs. Pfost and Marvin indicated that they would discuss these matters with the Orchid board, after which they would formally respond to Lifecodes.

   On September 28, 2001, Mr. Marvin contacted Mr. Fredericks by telephone to discuss the final changes to the merger agreement. Mr. Fredericks contacted the Lifecodes board members by email and telephone to discuss these final changes.

   On September 28, 2001, Mr. Marvin contacted Mr. Spicer by email to indicate that Orchid had been in contact with First Union National Bank, and had agreed to pay certain Lifecodes' liabilities in the amount of up to $5,000,000 to First Union upon the completion of the merger.

   On October 1, 2001, Mr. Fredericks and Mr. Marvin discussed certain final changes to the merger agreement by telephone. After the telephone discussions, the definitive merger agreement was executed by Orchid, Lifecodes, Persia Merger Sub and certain stockholders of Lifecodes.

Orchid's Reasons for the Merger

   The decision of Orchid's board of directors to approve the merger was based on several potential benefits of the merger that it believes will contribute to Orchid's success. The merger fulfills certain of Orchid's near-term goals, which include (a) acquiring complementary products, services, capabilities and technologies that will enhance Orchid's DNA testing products and services and
(b) achieving a large, stable revenue base that will enable Orchid to continue to strengthen its leadership position in genetic diversity products and services. The achievement of these near-term goals, will, in turn, position Orchid for achievement of one of its long-term goals, that of building a leadership position in the field of identity genomics.

   In addition, Orchid's board of directors identified certain potential benefits of the merger that it believes will contribute to the success of the combined company. These potential benefits include the following:

  . the strengthening of Orchid's position as a market leader in identity genomics testing in the United States by combining Orchid's expertise in the paternity testing segment and Lifecodes' expertise in the forensics segment;

  . the creation of an identity genomics business structured for greater efficiency and cost effectiveness, through, among other things, the application of Orchid's SNP scoring technologies to DNA analysis;

  . the expansion of Orchid's international market for products and services in the forensics field through the creation of a global forensic testing business division;

  . the expansion of infrastructure for identity analysis testing through the combination of the companies' accredited genetic testing laboratories; and

  . a network of established customers for DNA testing in a variety of United States markets.

   Orchid believes that the combination of its and Lifecodes technologies, products and services has the potential to enhance Orchid's capabilities to service its existing customers and accelerate the development of additional technologies, products and services in DNA identity testing. By integrating Lifecodes' capabilities with Orchid's identity genomics capabilities, Orchid believes it will be able to access additional markets in identity genomics.

   In connection with its approval of the merger, the board of directors of Orchid consulted with its legal advisors regarding the duties of the members of the board, as well as with members of management and Orchid's financial advisors. The board of directors of Orchid also considered the following information and factors in reaching its decision to approve the merger:

  .   the benefits described above;

  . the aggregate consideration to be paid to Lifecodes stockholders is fixed within a range between 6,500,000 and approximately 6,622,951 and the resulting ownership interest of Orchid's outstanding capital stock by former stockholders of Lifecodes following the completion of the merger;

  . presentations by senior members of Orchid's management regarding the strategic advantages of acquiring Lifecodes, operational aspects of the transaction and the results of management's operational and legal due diligence review;

  . historical information concerning Orchid's and Lifecodes' respective businesses, financial performance and condition, operations, technology, management, competitive position, and stock price;

  . Orchid's management's view as to the financial condition, results of operations and businesses of Orchid and Lifecodes before and after giving effect to the merger based on management's due diligence, publicly available earnings estimates and other publicly available information;

  . the strategic fit of Orchid and Lifecodes, including the belief that the merger has the potential to enhance stockholder value;

  . the expectation of and determination by members of the Orchid board of directors that the merger would yield greater benefits and would be more feasible than other alternatives;

  . the terms and conditions of the merger agreement, the stockholder agreements, the affiliate agreements, the lock-up agreements and the proposed employment offers;

  .   the likelihood that the merger will be completed;

  . the expected tax treatment of the merger as a tax-free reorganization for United States federal income tax purposes;

  . the expected accounting treatment of the merger as a purchase transaction; and

  .   the impact of the merger on Orchid's stockholders and employees.

   Orchid's board of directors also identified and considered the potential adverse consequences of, other factors on the proposed merger, including:

  . the risk that the potential benefits of the merger might not be realized;

  . the challenges and risks involved in combining the businesses of Orchid and Lifecodes;

  . the risk of diverting management's focus and resources from other strategic opportunities and from operational matters while working to complete and implement the merger;

  . the risks associated with obtaining the necessary regulatory approvals and consents required as a condition to consummation of the merger under Lifecodes' existing contracts and agreements required to complete the merger;

  . the effect of the announcement of the merger on Orchid's business and Lifecodes' business; and

  .   the risk that the merger would not be completed.

   This discussion of the information and factors considered by the Orchid board of directors is not intended to be exhaustive, but includes the material factors considered. The Orchid board of directors did not assign particular weight or rank to the factors it considered in approving the merger. In considering the factors described above, the individual members of the board of directors may have given different weight to various factors. The Orchid board of directors considered all of these factors as a whole, and overall considered them to be favorable to and to support its determination to approve the merger.

Lifecodes' Reasons for the Merger

   In the course of reaching its decision to approve the merger, the Lifecodes board of directors consulted with Lifecodes' legal, accounting and tax advisors, as well as with Lifecodes' senior management. The board of directors considered the following information and strategic factors associated with Orchid's business and the opportunities presented by a merger of the Lifecodes with Orchid, including:

  . the need of Lifecodes for substantial additional equity capital and greater resources to continue to finance Lifecodes' operations and implement its long-term strategies;

  . the complementary strengths of management and technical personnel of Lifecodes and Orchid and the perceived capacity of Lifecodes and Orchid, after the merger, to enhance and accelerate opportunities for product and service development in paternity and forensics testing;

  . the relative advantages of the transaction with Orchid as compared with the uncertainty and dilution inherent in attempting to raise substantial additional capital from investors and to continue to operate as an independent company;

  .   the greater financial resources of Orchid;

  . the liquidity of Orchid stock on The Nasdaq National Market and the uncertainty as to whether current holders of Lifecodes stock, options and warrants would ever realize any return on their investment in Lifecodes if the merger is not consummated;

  . presentations by senior members of Lifecodes' management regarding the strategic advantages of the transaction with Orchid, operational aspects of the transaction, and the results of management's operational and legal due diligence review of Orchid;

  . historical information concerning Orchid's and Lifecodes' respective businesses, financial performance and condition, operations, technology, management, competitive position, and stock performance;

  . Lifecodes' management's view as to the respective financial condition, results of operations and businesses of Orchid and Lifecodes before and after giving effect to the merger based on management's due diligence, publicly available earnings estimates and other publicly available information;

  . the strategic fit of Orchid and Lifecodes, including the belief that the merger has the potential to enhance stockholder value;

  . the terms and conditions of the merger agreement, stockholders agreements, affiliate agreements, and lock-up agreements;

  .   the likelihood that the merger will be completed;

  . the expected tax treatment of the merger as a tax-free reorganization for United States federal income tax purposes;

  .   the impact of the merger on Lifecodes' stockholders and employees; and

  . the possibility, as alternatives to the merger, of pursuing other business combinations or joint ventures with entities other than Orchid and the Lifecodes' board of directors conclusion that a transaction with Orchid is more feasible, and is expected to yield greater benefits, than likely alternatives.

   The Lifecodes board of directors also considered a number of risks and potentially negative factors in its deliberations concerning the merger, including the risk factors described elsewhere in this proxy statement-prospectus, and in particular:

  . the risk that the potential benefits of the merger may not be realized, including that the expected operating synergies might not be achieved;

  . the challenges of integrating the businesses and operations of the two companies and the management effort and costs required to complete the integration following the merger;

  . the risk of management and employee disruption associated with the merger, including the risk that key personnel may decide not to continue employment with Lifecodes after the merger;

  . the risk that sales of substantial amounts of Orchid common stock in the public market after the proposed merger could materially adversely affect the market price of Orchid common stock; and

  . the risk that suppliers, customers, licensors, licensees and other business partners of Lifecodes may terminate their relationships with Lifecodes after the merger.

   In analyzing the proposed merger, Lifecodes' board of directors did not view any of the factors listed above, which is not an exhaustive list of all the factors considered, as determinative nor find it practical or feasible to quantify or otherwise attempt to assign any relative or specific values to any of the foregoing factors. Rather, the Lifecodes board of directors made its determination based upon the total mix of information available to it. Moreover, the individual members of the board may have accorded different values to different factors.

Structure of the Merger and Conversion of Lifecodes Stock

   In accordance with the merger agreement and Delaware law, Persia Mergia Sub, Inc., a newly-formed and wholly-owned subsidiary of Orchid, will merge with and into Lifecodes. As a result of this merger, the separate corporate existence of Persia Merger Sub will cease and Lifecodes will survive the merger as a wholly-owned subsidiary of Orchid.

   The aggregate consideration that will be paid to Lifecodes stockholders in the merger is approximately 6,622,951 shares of Orchid common stock, assuming that Lifecodes' subsidiary, Helix Biotech ULC, is not sold prior to the completion of the merger, or 6,500,000 shares of Orchid common stock if Helix Biotech ULC is sold prior to the merger. If the merger is approved, these shares will be divided among all Lifecodes stockholders upon completion of the merger as described below. The proportion of the aggregate consideration in the merger received by the current holders of Lifecodes common stock may be decreased as a result of any exchange or conversion of Lifecodes securities into Lifecodes common stock prior to completion of the merger.

   The actual exchange ratio fraction to be used in the merger will be determined based on the number of shares of Lifecodes capital stock outstanding immediately prior to completion of the merger. This calculation will be affected by the number of options and warrants that are actually exercised by Lifecodes stockholders prior to the completion of the merger and the number of shares of Lifecodes common stock issued to the holders of Lifecodes preferred stock and certain lenders. As a result, the actual exchange ratio fraction will not be determined until immediately prior to the completion of the merger.

   Pursuant to the merger agreement, each share of Lifecodes common stock will be automatically converted into such number of shares of Orchid common stock equal to the exchange ratio fraction and each share of Lifecodes preferred stock will be automatically converted into such number of shares of Orchid common stock equal to the preferred stock exchange ratio fraction. For example, assuming, among other assumptions described below, an Orchid common stock share value of $3.05 at the time of the completion of the merger, each share of outstanding Lifecodes common stock will convert into the right to receive from Orchid a minimum of approximately one share of Orchid common stock. However, if Orchid's common stock share price is less than $3.05, the minimum number of shares into which each share of Lifecodes' common stock will convert will decrease. This minimum exchange ratio fraction described above assumes that, prior to the completion of the merger:

  (1) all options and warrants held by Lifecodes security holders are exercised;

  (2) all 21,500 shares of Series A convertible preference stock issued and outstanding are converted into an aggregate of 156,950 shares of Lifecodes common stock;

  (3) the aggregate sum of $1,800,000 owed by Lifecodes to certain lenders is exchanged prior to the merger for 590,164 shares of Lifecodes common stock, assuming a value of a share of Lifecodes common stock to be $3.05 multiplied by the approximate minimum exchange ratio fraction;

  (4) all 165 shares of Class A redeemable preferred stock issued and outstanding are exchanged for an aggregate of 485,928 shares of Lifecodes common stock, which number represents the exchange of each share of Class A redeemable preferred stock for that number of shares of Lifecodes common stock as is equal to $8,982.30, which is calculated as the initial investment of $6,900 per share plus an amount equal to a ten percent annual rate of return from March 1999 through the completion of the merger and assuming a value of a share of Lifecodes common stock to be $3.05 multiplied by the approximate minimum exchange ratio fraction; and

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

  (5) all 115 shares of Class B redeemable preferred stock issued and outstanding are exchanged for an aggregate of 267,705 shares of Lifecodes common stock, which number represents the exchange of each share of Class B redeemable preferred stock for that number of shares of Lifecodes common stock as is equal to $7,100, assuming a value of a share of Lifecodes common stock to be $3.05 multiplied by the approximate minimum exchange ratio fraction.

   Each share of Lifecodes Series A convertible preference stock that has not been converted into 7.3 shares of Lifecodes common stock as of the completion of the merger will be paid by Lifecodes prior to completion of the merger the greater of $10.00 per share plus any dividends declared and unpaid or such amount per share as would have been payable had each share been converted to Lifecodes common stock immediately prior to the merger.

   Holders of any outstanding Lifecodes Class A redeemable preferred stock are entitled to receive $6,900 in cash for each share of Class A redeemable preferred stock held by them. Lifecodes has requested, and expects, these stockholders to exchange each share of Class A redeemable preferred stock for that number of shares of Lifecodes common stock equal in value to $8,982.30, comprised of $6,900 plus an amount equal to a ten percent annual rate of return of their initial investment of $6,900 per share from March 1999 through the completion of the merger, in lieu of any payments owed to them under the terms of the Class A redeemable preferred stock. Holders of any shares of Class A redeemable preferred stock that have not been exchanged for shares of Lifecodes common stock prior to the completion of the merger will be paid $6,900 per share in cash by Lifecodes prior to completion of the merger in accordance with the terms of the Class A redeemable preferred stock.

   Holders of any outstanding Lifecodes Class B redeemable preferred stock are entitled to receive $7,100 in cash or securities for each share of Class B redeemable preferred stock held by them. Lifecodes has requested, and expects, these stockholders to exchange each share of Class B redeemable preferred stock for that number of shares of Lifecodes common stock equal in value to $7,100 in lieu of any payments owed to them under the terms of the Class B redeemable preferred stock. Any shares of Lifecodes Class B redeemable preferred stock that have not been exchanged for shares of Lifecodes common stock prior to the completion of the merger will be converted into the right to receive from Orchid that number of shares of Orchid common stock having a value equal to $7,100, such value to be determined by taking the average of the closing prices of Orchid common stock over the 30-day period ending three days prior to the completion of the merger, in accordance with to the terms of the Class B redeemable preferred stock, by Lifecodes prior to completion of the merger.

   Orchid will not issue any fractional shares of Orchid common stock in the merger. Instead, each holder of shares of Lifecodes common stock or Lifecodes preferred stock exchanged in connection with the merger who would otherwise have been entitled to receive a fraction of a share of Orchid common stock will be entitled to receive cash in an amount, rounded to the nearest whole cent, equal to the product of that stockholder's fractional part of Orchid common stock multiplied by $3.05.

   The number of shares of Orchid common stock issuable to Lifecodes' stockholders in the merger will be proportionately adjusted for any stock split, stock dividend or similar event with respect to the Orchid common stock or Lifecodes common stock effected between the date of the merger agreement and the date of completion of the merger.

Recommendation of Lifecodes' Board of Directors

   The Lifecodes board of directors believes that the merger is advisable, fair and in the best interests of the stockholders of Lifecodes, and recommends the approval and adoption of the merger agreement and the merger.

   In considering the recommendation of the Lifecodes board of directors with respect to the merger agreement, you should be aware that the directors and executive officers of Lifecodes have interests in the merger that are different from, or are in addition to, the interests of Lifecodes' stockholders. See "Interests of Lifecodes Directors and Executive Officers in the Merger."

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Interests of Lifecodes Directors and Executive Officers in the Merger

   In considering the recommendation of the board of directors of Lifecodes to vote for the proposal to approve and adopt the merger agreement, stockholders of Lifecodes should be aware that members of the Lifecodes board of directors and members of Lifecodes' management team have agreements or arrangements that provide them with interests in the merger that differ from those of Lifecodes' stockholders. The board of directors of Lifecodes was aware of these agreements and arrangements during its deliberations of the merits of the merger and its determination to recommend to the stockholders of Lifecodes that they vote for the proposal to approve and adopt the merger agreement.

   Separation and Consulting Agreement. Walter O. Fredericks, Lifecodes' President and Chief Executive Officer, as a condition to the closing of the merger, must enter into a separation and consulting agreement with Orchid. See "Separation and Consulting Agreement" for a detailed description of the separation and consulting agreement.

   Severance Agreements. Under the terms of severance agreements between Lifecodes and each of Jacob Victor, Ph.D., Walter O. Fredericks, Ivan Balazs, Ph.D., Michael Spicer and Mark Stolorow, each outstanding option and restricted stock grant held by such member of Lifecodes' management team becomes fully vested and immediately exercisable subject to completion of the merger. In addition, each of the severance agreements automatically renews for a two-year period after the completion of the merger and provides that each such employee shall remain employed by Lifecodes for at least six months after the completion of the merger. Under each of the severance agreements, if such employee is terminated without cause or terminates his or her employment for good reason any time until two years after the completion of the merger, such employee shall receive the greater of such employee's current annual salary or the annual salary in effect immediately prior to the completion of the merger, paid over a 12-or 24-month period at such employee's option.

   Employment Offer Letter. Under the merger agreement, Orchid plans to offer employment to the following members of Lifecodes' management team: Ivan Balazs, Ph.D., Michael Spicer, Mark Stolorow, Jacob Victor, Ph.D, Robert Linke and Christopher Smith. The offers must provide for the termination of any non-competition provisions between Orchid and the employee in the event the employee is terminated without cause by Orchid.

   Lifecodes Stock Options and Warrants. As of the completion of the merger, Lifecodes' 1992 Employee Stock Option Plan, 1995 Employee Stock Option Plan and 1998 Stock Plan will be terminated. Under the merger agreement, Lifecodes is obligated to provide for the accelerated vesting of all outstanding options under the Lifecodes 1992 Employee Stock Option Plan, 1995 Employee Stock Option Plan and 1998 Stock Plan so that each option becomes fully exercisable as of the merger. In addition, Lifecodes is obligated to notify each option holder that each option shall terminate upon the closing of the merger, unless earlier exercised. Under the merger agreement, Orchid has agreed to assume up to an aggregate of 262,583 options granted under Lifecodes' 1992 Employee Stock Option Plan, 1995 Employee Stock Option Plan and 1998 Stock Plan to certain directors, executive officers and employees of Lifecodes and its subsidiaries. Pursuant to the merger agreement, Orchid has agreed to assume any warrants that remain unexercised as of the completion of the merger.

Completion and Effectiveness of the Merger

   The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including the approval and adoption of the merger agreement by Lifecodes' stockholders and the registration of Orchid common stock issued in connection with the merger. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

   Each of Orchid and Lifecodes is working towards completing the merger as quickly as possible. Assuming that both Orchid and Lifecodes satisfy or waive all of the conditions to closing contained in the merger

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agreement, Orchid and Lifecodes anticipate that the merger will occur as soon as practicable after approval of the merger proposal at the special meeting of Lifecodes' stockholders.

Exchange of Lifecodes Stock Certificates for Orchid Stock Certificates

   Surrender of Shares of Lifecodes Common and Preferred Stock. From and after the effective time of the merger, each holder of a certificate which represented, prior to the effective time, shares of Lifecodes capital stock will have the right to surrender such certificate to Orchid, or an exchange agent, and receive certificates representing the number of shares of Orchid common stock equal to the exchange ratio fraction multiplied by the number of shares of Lifecodes common stock, or equal to the preferred exchange ratio fraction multiplied by the number of shares of Lifecodes preferred stock, held by such holder as applicable, other than the shares placed in escrow and cash in lieu of any fractional shares of Orchid common stock. The surrendered certificates will be cancelled.

   Lifecodes stockholders should not send in any stock certificates with their proxy card. A transmittal letter with instructions for the surrender of stock certificates for Lifecodes common stock, Series A convertible preference stock, Class A redeemable preferred stock and Class B redeemable preferred stock will be mailed to Lifecodes stockholders as soon as practicable after completion of the merger.

   Fractional Shares. Orchid will not issue any fractional shares of Orchid common stock in the merger. Instead, each holder of shares of Lifecodes common stock or Lifecodes preferred stock exchanged in connection with the merger who would otherwise have been entitled to receive a fraction of a share of Orchid common stock will be entitled to receive cash in an amount, rounded to the nearest whole cent, equal to the product of that stockholder's fractional part of Orchid common stock multiplied by $3.05.

   Dividends and Distributions. You are not entitled to receive any dividends or other distributions on Orchid common stock until the merger is completed and you have surrendered your Lifecodes stock certificates in exchange for Orchid stock certificates. If there is any dividend or other distribution on Orchid common stock with a record date after the date on which the merger is completed and a payment date prior to the date you surrender your Lifecodes stock certificates in exchange for Orchid stock certificates, you will receive the dividend or distribution with respect to the whole shares of Orchid common stock issued to you promptly after they are issued. If there is any dividend or other distribution on Orchid common stock with a record date after the date on which the merger is completed and a payment date after the date you surrender your Lifecodes stock certificates in exchange for Orchid stock certificates, you will receive the dividend or distribution with respect to the whole shares of Orchid common stock issued to you promptly after the payment date. Orchid has not historically declared cash dividends or made distributions in respect of its common stock and does not expect to do so in the foreseeable future.

   No Further Registration or Transfer of Lifecodes Common and Preferred Stock. At the effective time of the merger, the stock transfer books of Lifecodes will be closed and there will be no further transfers of shares of Lifecodes common stock or Lifecodes preferred stock on the records of Lifecodes. After the effective time of the merger, the holders of Lifecodes stock certificates will cease to have any rights with respect to such shares of Lifecodes common stock and Lifecodes preferred stock except as otherwise provided for in the merger agreement or by applicable law.

   Dissenting Shares. Dissenting Lifecodes shares will not be converted into or represent the right to receive Orchid common stock. If the holder of any dissenting shares forfeits his, her or its right to appraisal under the Delaware General Corporation Law, has properly withdrawn his, her or its right to appraisal or loses his, her or its right to payment of the fair value, these shares will no longer be dissenting shares and will be treated as if they had been converted as of the effective time of the merger. Upon surrender of the Lifecodes certificate or certificates representing such dissenting Lifecodes shares, Orchid will deliver to the holder of these shares a certificate representing the shares to which the stockholder is entitled in connection with the merger less the number of shares placed in escrow. See "Appraisal Rights."

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   Lost Certificates. If any Lifecodes certificates are lost, stolen or destroyed, a Lifecodes stockholder must provide an appropriate affidavit of that fact. Orchid may require the owner of the lost, stolen or destroyed Lifecodes certificates to deliver a bond as indemnity against any claim that may be made against Orchid with respect to the Lifecodes certificates alleged to have been lost, stolen or destroyed.

Treatment of Lifecodes' Employees and Employee Benefits

   Orchid has agreed that all employees of Lifecodes who continue employment after the merger will be eligible to participate in the retirement, health, vacation and other non-equity based employee benefit plans of the surviving corporation after the merger, or an Orchid benefit plan in substitution of the surviving corporation's benefit plan. In addition, after the merger, Lifecodes' employees who continue to be employed by Orchid or Lifecodes after the merger will be eligible to participate in Orchid's 2000 Employee, Director and Consultant Stock Plan. Orchid may, in its sole discretion, upon reasonable notice, request that Lifecodes terminate the Lifecodes 401(k) Plan prior to completion of the Merger. If the surviving corporation or Orchid terminates any employee benefit plans, employees who continue to be employed by Orchid or Lifecodes after the merger will be eligible to participate in Orchid's employee benefit plans to substantially the same extent as employees of Orchid in similar positions and at similar levels. Lifecodes' employees will receive full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements for their service with Lifecodes and its subsidiaries prior to the merger. Orchid or the surviving corporation, as the case may be, will use its commercially reasonable efforts to cause any applicable insurance carrier to waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements under any employee benefits plans in which Lifecodes' employees may be eligible to participate in after the completion of the merger and will also credit any co-payments and deductibles paid during the calendar year prior to the completion of the merger in satisfying any applicable deductible or out-of-pocket requirements under any employee benefit plans in which Lifecodes' employees may be eligible to participate after the completion of the merger.

Treatment of Lifecodes Stock Options and Warrants

   As of the completion of the merger, the Lifecodes' 1992 Employee Stock Option Plan, 1995 Employee Stock Option Plan and 1998 Stock Plan will be terminated. Following the completion of the merger, no holder of an option to purchase Lifecodes capital stock will have any right to acquire any capital stock of Lifecodes or the surviving corporation.

   Under the merger agreement and pursuant to the terms of the applicable Lifecodes equity plan, Lifecodes is obligated to do the following in connection with the merger:

  .   notify each holder of outstanding Lifecodes stock options;

  . provide for accelerated vesting of each outstanding Lifecodes stock option so that each such option shall become fully exercisable;

  . notify each holder that, unless exercised, each option shall terminate as of the completion of the merger; and

  .   cause each of Lifecodes equity plans listed above to terminate.

   To the extent that certain holders of Lifecodes options with exercise prices at or greater than $2.70 per share, covering 262,583 shares of Lifecodes common stock in the aggregate, have not exercised their options, such options will terminate and Orchid will grant to such Lifecodes option holders options to purchase Orchid common stock, substantially on the same terms as the terminated options, with certain exceptions, including the following:

  . the exercise price of each such option will be the exercise price of the Lifecodes option in effect immediately prior to the completion of the merger divided by the exchange ratio fraction;

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

  . the number of shares of Orchid common stock issuable upon exercise of the options issued to one of the above-referenced Lifecodes option holders will be equal to the number of Lifecodes shares issuable upon exercise of the Lifecodes option in effect immediately prior to the completion of the merger multiplied by the exchange ratio fraction;

  . such options will be subject to Orchid's 2000 Employee, Director and Consultant Stock Plan; and

  .   the exercise price for such options may only be paid in cash.

   When the merger is completed, Orchid will assume, to the extent not exercised, Lifecodes stock options covering up to an aggregate of 262,583 of Lifecodes shares, with exercise prices at or greater than $2.70 per share issued under Lifecodes' 1992 Employee Stock Option Plan, 1995 Employee Stock Option Plan and 1998 Stock Plan. Each outstanding Lifecodes stock option held by such individuals will be converted into a stock option to acquire Orchid common stock on substantially the same terms and conditions as are applicable to the Lifecodes stock option. Each such option will be exercisable for the number of shares of Orchid common stock equal to the number of shares of Lifecodes common stock issuable upon exercise of the option multiplied by the exchange ratio fraction, rounded to the nearest whole number of shares. The per share exercise price for the shares of Orchid common stock issuable upon the exercise of the assumed option will be equal to the exercise price per share of the Lifecodes stock option divided by the exchange ratio fraction, rounded to the nearest cent.

   Under the merger agreement, Lifecodes has agreed to use best commercial efforts to cause the exercise or termination of all outstanding Lifecodes warrants prior to the completion of the merger. To the extent there are outstanding Lifecodes warrants, upon the completion of the merger, Orchid will assume such warrants and each such warrant will be exercisable for the number of shares of Orchid common stock equal to the number of shares of Lifecodes common stock issuable upon exercise of the warrant multiplied by the exchange ratio fraction, rounded to the nearest whole number of shares. The per share exercise price for the shares of Orchid common stock issuable upon the exercise of the assumed warrant will be equal to the exercise price per share of the Lifecodes warrant divided by the exchange ratio fraction, rounded to the nearest whole cent.

Material United States Federal Income Tax Consequences of the Merger

   The following general discussion summarizes the anticipated material United States federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code of 1986 the regulations promulgated thereunder, existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. The parties have not required that the IRS rule upon the tax consequences of the merger, nor will the parties receive a tax opinion of counsel regarding the tax consequences of the merger. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

  .   stockholders who are not citizens or residents of the United States;

  .   financial institutions;

  .   mutual funds;

  .   tax-exempt organizations;

  .   insurance companies;

  .   dealers in securities;

  . stockholders who acquired their common stock of Lifecodes pursuant to the exercise of options or similar derivative securities or otherwise as compensation;

  . stockholders whose shares are qualified small business stock for purposes of Section 1202 of the Internal Revenue Code;

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

  . stockholders who hold their common stock of Lifecodes as part of an integrated investment such as a hedge, constructive sale, straddle or other risk reduction strategy or as part of a conversion transaction; and

  . option holders who exchange options to purchase Lifecodes shares for options to purchase Orchid shares.

   This discussion assumes you hold your common stock of Lifecodes as a capital asset within the meaning of Section 1221 of the Internal Revenue Code.

   The merger has been structured to qualify as a tax-free reorganization for United States federal income tax purposes under Section 368 of the Internal Revenue Code. Assuming the merger constitutes a tax-free reorganization for United States federal income tax purposes, the following tax consequences will result:

  . Except as discussed below, Lifecodes stockholders will not recognize gain or loss for United States federal income tax purposes when shares of Lifecodes common stock or preferred stock are exchanged for Orchid common stock pursuant to the merger.

  . The aggregate tax basis of the Orchid common stock received by a Lifecodes stockholder as a result of the merger will be the same as the aggregate tax basis in the Lifecodes common stock or preferred stock surrendered in the exchange, reduced by the tax basis of any Lifecodes common stock or preferred stock for which the Lifecodes stockholder receives cash instead of fractional shares of Orchid common stock.

  . The holding period of the Orchid common stock that a Lifecodes stockholder receives as a result of the exchange will include the period during which the stockholder held the Lifecodes common stock or preferred stock exchanged in the merger.

  . Because fractional shares of Orchid common stock will not be issued in the merger, Lifecodes' stockholders will recognize capital gain or loss for United States federal income tax purposes with respect to the cash received instead of fractional share interests in Orchid common stock. This gain or loss will equal the difference between the amount of cash received and the tax basis of the Lifecodes common stock or preferred stock surrendered in the merger that is allocated to fractional shares. This gain or loss will be a long-term capital gain or loss if the Lifecodes common stock or preferred stock has been held for more than one year at the time the merger is completed.

  . Orchid, its wholly-owned subsidiary and Lifecodes will not recognize gain or loss for United States federal income tax purposes as a result of the merger.

   In addition to the foregoing, there are other tax-related issues of which you should be aware, including:

  . Other Consideration. Even if the merger qualifies as a tax-free reorganization for United States federal income tax purposes, a recipient of Orchid common stock would recognize income to the extent that, for example, any such shares were determined to have been received in exchange for services, to satisfy obligations or in consideration for anything other than the Lifecodes common stock or preferred stock surrendered. Generally, such income is taxable as ordinary income upon receipt. In addition, to the extent that a Lifecodes stockholder was treated as receiving, directly or indirectly, consideration other than Orchid common stock or preferred stock in exchange for such stockholder's Lifecodes common stock or preferred stock, gain or loss would have to be recognized.

  . Reporting Requirements. Each Lifecodes stockholder that receives Orchid common stock in the merger will be required to file a statement with the stockholder's federal income tax return setting forth the stockholder's basis in the Lifecodes common stock or preferred stock surrendered and the fair market value of the Orchid common stock and cash, if any, received in the merger, and to retain permanent records of these facts relating to the merger.

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

  . Backup withholding. Unless an exemption applies under the applicable law and regulations, the exchange agent may be required to withhold and, if required, will withhold 30.5% of any cash payments to a Lifecodes stockholder in the merger unless the stockholder provides the appropriate form. A stockholder should complete and sign the substitute Form W-9 enclosed with the letter of transmittal sent by the exchange agent. Unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent, this completed form provides the information, including the holder's taxpayer identification number, and certification necessary to avoid backup withholding.

  . Consequences of IRS Challenge. In the event of a successful IRS challenge to the status of the merger as a tax-free reorganization, Lifecodes' stockholders would recognize gain or loss with respect to each share of Lifecodes common stock or preferred stock surrendered in the merger. Such gain or loss would be equal to the difference between the stockholder's basis in such shares and the sum of the fair market value, as of the effective time, of the Orchid common stock received and cash received in lieu of fractional shares. In such event, a stockholder's aggregate basis in the Orchid common stock so received would equal its fair market value as of the effective time, and the stockholder's holding period for such stock would begin the day after the merger is completed.

   This discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger. In addition, this discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.

Accounting Treatment of the Merger

   Orchid will account for the merger using the purchase method of accounting for a business combination. Under this method of accounting, the assets and liabilities of Lifecodes, including intangible assets, will be recorded by Orchid at their fair values. The results of operations and cash flows of Lifecodes will be included in Orchid's financial statements following the completion of the merger.

Restrictions on Sales of Shares by Affiliates of Lifecodes

   The shares of Orchid common stock to be issued to Lifecodes' stockholders in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for shares of Orchid common stock issued to any person who is deemed to be an "affiliate" of Lifecodes at the time of the Lifecodes special meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of Lifecodes and may include Lifecodes' executive officers and directors, as well as Lifecodes' significant stockholders. Affiliates may not sell their shares of Orchid common stock acquired in connection with the merger except pursuant to:

  . an effective registration statement under the Securities Act covering the resale of those shares;

  .   an exemption under Rule 145 under the Securities Act; or

  .   any other applicable exemption under the Securities Act.

   In addition, certain stockholders of Lifecodes, holding 62.3% of the total number of outstanding shares of Lifecodes capital stock as of the signing of the merger agreement, must enter into lock-up agreements with Orchid as a closing condition of the merger. Lifecodes will use best commercial efforts to cause certain other Lifecodes stockholders and warrant holders to execute lock-up agreements. Under the lock-up agreements, each signing stockholder agrees not to transfer or otherwise dispose of its shares of Orchid common stock received in the merger during the 180-day period after the closing of the merger. Further, each signing stockholder which holds 1% or more of the issued and outstanding capital stock of Lifecodes and each warrant holder which holds a warrant to purchase such number of shares of Lifecodes common stock equal to 1% or more of the issued and outstanding capital stock of Lifecodes, immediately prior to the close of the merger, agrees to transfer or otherwise dispose of:

  . no more than 25% of its Orchid common stock during the 45-day period commencing 180 days after the closing of the merger;

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

  . no more than 50% of its Orchid common stock during the 45-day period commencing 225 days after the closing of the merger; and

  . no more than 75% of its Orchid common stock during the 45-day period commencing 270 days after the closing of the merger.

   Each such 1% stockholder also agrees, during the 180-day period commencing 180 days after the closing of the merger, not to sell restricted Orchid common stock in excess of 30% of the average daily trading volume of Orchid common stock over the one-week period ending two days before the proposed sale. In addition, each such 1% stockholder also agrees that it will use commercially reasonable efforts to sell all securities covered by the lock-up agreement in brokers' transactions with a broker reasonably acceptable to Orchid.

   Orchid's registration statement on Form S-4, of which this proxy statement-prospectus forms a part, does not cover the resale of shares of Orchid common stock to be received by affiliates of Lifecodes in the merger. Orchid is obligated to file a registration statement on Form S-3 covering the resale of shares of Orchid common stock held by Lifecodes affiliates. See "Registration of Affiliate Stockholders' Orchid Common Stock."

Appraisal Rights

   Lifecodes stockholders are entitled to exercise dissenter's or appraisal rights as a result of the merger or to demand payment for their shares under applicable law.

   Under the Delaware General Corporation Law, any holder of Lifecodes capital stock who does not wish to accept the merger consideration in respect of his, her or its shares of capital stock has the right to dissent from the merger and to seek an appraisal of, and to be paid the fair value, exclusive of any element of value arising from the accomplishment or expectation of the merger, for his, her or its shares of stock, judicially determined, and paid to the stockholder in cash, together with a fair rate of interest, if any, provided that the stockholder fully complies with the provisions of Section 262 of the Delaware General Corporation Law. A copy of Section 262 is attached as Annex B to this proxy statement-prospectus.

   Perfecting your appraisal rights can be complicated. The procedural rules are specific and must be followed precisely. Failure to comply with the procedure may cause a termination of your appraisal rights. The following information is intended as a brief summary of the material provisions of the statutory procedures you must follow in order to perfect your appraisal rights. Please review Section 262, attached as Annex B to this proxy statement-prospectus, for the complete procedure. Lifecodes will not give you any notice other than as described in this proxy statement-prospectus and as required by the Delaware General Corporation Law.

 Appraisal Rights Procedures

   If you are a Lifecodes stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires the following:

  Written demand: You must deliver a written demand for appraisal to Lifecodes before the vote on the merger agreement is taken at the special meeting. This written demand for appraisal must be separate from your proxy. A vote against the merger agreement alone will not constitute demand for appraisal.

  Refrain from voting: You must not vote for approval of the merger agreement. If you vote, by proxy or in person, in favor of the merger agreement, this will terminate your right to appraisal. You can also terminate your right to appraisal if you return a signed proxy and either fail to vote against approval of the merger or fail to note that you are abstaining from voting. Your appraisal rights will be terminated even if you previously filed a written demand for appraisal.

  Continuously hold your Lifecodes shares: You must continuously hold your shares of Lifecodes capital stock, from the date you make the demand for appraisal through the closing of the merger. If you are the

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

  record holder of Lifecodes capital stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the merger, you will lose any right to appraisal in respect of those shares.

  Formal demand: A written demand for appraisal of Lifecodes stock is only effective if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must be signed as the stockholder's name appears on the Lifecodes stock certificate(s). If you are the beneficial owner of Lifecodes capital stock, but not the stockholder of record, you must have the stockholder of record sign a demand for appraisal.

   If you own Lifecodes capital stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

   If you own Lifecodes capital stock with more than one person, such as in a joint tenancy or tenancy in common, all the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.

   If you are a record owner, such as a broker, who holds Lifecodes capital stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, we will assume that your written demand covers all the shares of Lifecodes capital stock that are in your name.

   If you are a Lifecodes stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to:

                            Lifecodes Corporation
                            550 West Avenue
                            Stamford, CT 06902
                            Attn: Michael Spicer, Chief Financial Officer

   It is important that Lifecodes receive all written demands for appraisal before the vote concerning the merger agreement is taken at the special meeting. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of that stockholder's shares.

   If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided in the merger agreement.

   Written notice: Within ten days after the closing of the merger, Lifecodes must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

   Petition with the Chancery Court: Within 120 days after the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the chancery court determine the value of the shares of stock held by all the stockholders who are entitled to appraisal rights. If you intend to exercise your appraisal rights, you should file this petition in the chancery court. Lifecodes has no intention at this time to file this petition. Because Lifecodes has no obligation to file this petition, if you do not file this petition within 120 days after the closing, you will lose your rights of appraisal.

   Withdrawal of demand: If you change your mind and decide you no longer want appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the closing of the merger. You may

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

also withdraw your demand for appraisal rights after 60 days after the closing of the merger, but only with the written consent of Lifecodes. If you effectively withdraw your demand for appraisal rights, you will receive the merger consideration provided in the merger agreement.

 Request for appraisal rights statement: If you have complied with the conditions of Section 262, you are entitled to receive a statement from Lifecodes. This statement will set forth the number of shares that have demanded appraisal rights and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to Lifecodes within 120 days after the merger. After the merger, Lifecodes has ten days after receiving a request to mail you the statement.

Listing on The Nasdaq National Market of the Orchid Common Stock to be Issued in the Merger

 Orchid will use its best commercial efforts to cause the shares of Orchid common stock to be issued in connection with the merger to be approved for listing on The Nasdaq National Market, subject to official notice of issuance, before the completion of the merger.

The Merger Agreement

 The following summary of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A to this proxy statement-prospectus.

 Conditions to Completion of the Merger. Each of Orchid's and Lifecodes' obligations to complete the merger are subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

  . the merger agreement and the merger must be approved at the Lifecodes special meeting;

  . all other necessary regulatory authorizations or approvals shall have been received;

  . no order, injunction or proceeding, law or other legal restraint preventing completion of the merger may be in effect;

  . Orchid's registration statement on Form S-4, of which this proxy statement-prospectus forms a part, must be effective; and

  . the shares of Orchid common stock to be issued in the merger must be approved for listing on The Nasdaq National Market.

 Orchid's and Persia Merger Sub's obligations to complete the merger is subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  . Lifecodes' representations and warranties in the merger agreement must be true and correct in all material respects as of the date the merger is to be completed;

  . Lifecodes must have complied with or performed, in all material respects, all agreements and covenants to be performed by it under the merger agreement and related agreements;

  . Orchid must have received evidence that licenses, permits, consents, waivers, approvals and other qualifications have been obtained as required under the merger agreement except where the failure to do so, either individually or in the aggregate, would not have a Material Adverse Effect;

  . from and including the date of the merger agreement there must be no event and no circumstance that has had and is continuing to have a Material Adverse Effect on Lifecodes and its subsidiaries;

  .   Lifecodes must have executed and delivered the Certificate of Merger;

  . Orchid must have received executed affiliate agreements from Lifecodes' affiliates;

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

  . Orchid must have received releases, stockholder agreements, stockholder appointment letters and lock-up agreements from certain Lifecodes stockholders;

  . The Lifecodes stockholders who have sought to enforce their appraisal rights own less than 5% of the issued and outstanding Lifecodes capital stock;

  . Lifecodes shall have provided evidence of the sale of all of the assets and liabilities or stock of Medical Molecular Diagnostics GmbH, or MMD, its subsidiary organized under the laws of Germany;

  . MMD or any successor to MMD, must have entered into a supply agreement with Orchid with specific provisions;

  . Lifecodes must have provided a balance sheet to Orchid reflecting payment of certain liabilities that Orchid will not assume in the merger;

  . Walter O. Fredericks must have entered into a Separation and Consulting Agreement with Orchid;

  . Orchid must have received certain opinions of counsel, including an opinion of counsel or accountant to Lifecodes, which describes the potential tax liability of MMD through the effective time under German law;

  .   Lifecodes must have terminated all of its stock plans;

  . Orchid must have received evidence that certain bonuses to be paid by Lifecodes to its employees and consultants for the fiscal year ended September 30, 2001 will not exceed $740,000 in the aggregate;

  . Lifecodes must have terminated its 401(k) plan, if requested by Orchid within a reasonable period of time prior to the completion of the merger; and

  . Orchid shall have approved all contemplated, proposed or approved salary or bonus increases payable to employees or consultants.

   Lifecodes' obligation to complete the merger is subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

  . Orchid's representations and warranties must be true and correct in all material respects as of the date the merger is to be completed;

  . Orchid must have complied with or performed, in all material respects, each of the covenants and obligations required of it by the merger agreement;

  . Orchid's subsidiary, Persia Merger Sub, must have executed and delivered the Certificate of Merger;

  .   Lifecodes must have received an opinion of counsel to Orchid;

  . Lifecodes must have received evidence that actions required to be taken or approvals obtained by Orchid or Persia Merger Sub under the merger agreement, have been taken or obtained except where the failure to do so, either individually or in the aggregate, would not have a Material Adverse Effect;

  . from the date of the merger agreement, Orchid must not have suffered a Material Adverse Effect that is continuing as of the date that all other conditions to completion of the merger are satisfied;

  . each of the affiliate agreements, release agreements, stockholder agreements, investment letter agreement, escrow agreement, lock-up and employment offers shall be in full force and effect upon completion of the merger; and

  . Orchid shall have paid off the revolving promissory note and the term promissory note issued by Lifecodes in favor of First Union National Bank, dated March 31, 1998, as amended, each in the aggregate principal amounts of $3.7 million and $1.3 million, respectively.

   For purposes of the above conditions, "Material Adverse Effect" means any fact, event, change, circumstance or effect that is materially adverse to the business, condition (financial or otherwise), operations,

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

result of operations, assets, liabilities or prospects of (a) Lifecodes (prior to the completion of the merger) or the surviving corporation (after the completion of the merger, but based on the business, condition (financial or otherwise), operations, result of operations, assets, liabilities or prospects of the surviving corporation as of the completion of the merger) when such term is used in a representation or warranty of, or otherwise in relation to, Lifecodes, or the context otherwise so requires, or (b) Orchid or any of its subsidiaries when such term is used in relation to Orchid, or Persia Merger Sub, the surviving corporation, or the context otherwise so requires.

   "No Solicitation" Provision. The merger agreement contains detailed provisions prohibiting Lifecodes from seeking an alternative transaction to the merger. These "no solicitation" provisions prohibit Lifecodes, as well as its officers, directors, subsidiaries and representatives, from directly or indirectly (a) soliciting, facilitating, initiating or encouraging, or taking any action to solicit, facilitate, initiate or encourage, any inquiries or the making of any proposal or offer that constitutes an acquisition proposal as described below or (b) participating or engaging in communications, discussions or negotiations with, or providing any information to, any person concerning an acquisition proposal or which might reasonably be expected to result in an acquisition proposal.

   An "acquisition proposal" means any inquiry, proposal or offer from any person (other than Orchid or any of its affiliates) relating to: (a) any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving Lifecodes or any subsidiary of Lifecodes (other than MMD or Helix), or the issuance or acquisition of shares of capital stock or other equity securities of Lifecodes or a subsidiary of Lifecodes representing 10% or more of the outstanding capital stock of Lifecodes or a subsidiary of Lifecodes, or any tender or exchange offer that if consummated would result in any person, together with all affiliates thereof, beneficially owning shares of capital stock or other equity securities of Lifecodes representing 10% or more of the outstanding capital stock of Lifecodes or a subsidiary of Lifecodes; or (b) the sale, lease, exchange, license (whether exclusive or not) or any other disposition of any significant portion of any intellectual property right, or any significant portion of the business or other assets of Lifecodes or a subsidiary of Lifecodes, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated by the merger agreement or which would reasonably be expected to diminish significantly the benefits to Orchid or its affiliates or any subsidiary of Lifecodes of the transactions contemplated by the merger agreement.

   Termination. The merger agreement may be terminated at any time prior to completion of the merger, whether or not the approval of the Lifecodes stockholders has already been obtained, as follows:

  . by mutual written consent duly authorized by the boards of directors of Orchid and Lifecodes;

  . by either Orchid or Lifecodes if the merger is not completed by December 31, 2001; except that this right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or has resulted in, the failure of the merger to have consummated on or before such date;

  . by either Orchid or Lifecodes if any court or governmental authority, regulatory or administrative agency or commission issues an order, decree or ruling or takes any other action that prohibits the merger, and the order, decree, ruling or other action becomes final and nonappealable;

  . by either Orchid or Lifecodes if the required stockholder vote to approve and adopt the merger agreement is not obtained at the Lifecodes special meeting;

  . by Orchid if the board of directors of Lifecodes or any committee thereof shall have:

    (a) approved or recommended, or proposed to approve or recommend, any acquisition proposal other than the merger agreement or merger;

    (b) failed to present and recommend the authorization of the merger agreement and the merger to Lifecodes' stockholders, or withdrawn or modified, or proposed to withdraw or modify, in any manner adverse to Orchid, its recommendation of the merger, the merger agreement or the transactions contemplated thereby;

    (c) upon request by Orchid to reaffirm the approval and recommendation of the merger, failed to do so within 5 business days after such request is made; or

    (d) resolved or announced the intention of Lifecodes to do any of the foregoing.

  . by either Orchid or Lifecodes if the other party is in material breach of its representations, warranties, covenants or other obligations contained in the merger agreement in such a way as to render the conditions to the completion of the merger relating to the accuracy of representations and warranties and the performance of or compliance with obligations and covenants contained in the merger agreement incapable of being satisfied and such breach has not been cured on or before the later of 10 business days after written notice from the non-breaching party to the breaching party.

   Payment of Termination Fee and Expenses Upon Termination. As set forth in more detail below, the merger agreement requires Lifecodes to pay a termination fee to, and the fees and expenses of, Orchid in specified circumstances.

   Lifecodes shall be required to pay a termination fee of $1,000,000 and reasonable fees and expenses actually incurred by Orchid in connection with the merger if:

  . Orchid terminates the merger agreement because either Lifecodes' board of directors or a committee of the board has:

    (a) approved or recommended, or proposed to approve or recommend, any acquisition proposal other than the merger agreement or merger;

    (b) failed to present and recommend the authorization of the merger agreement and the merger to Lifecodes' stockholders, or withdrawn or modified, or proposed to withdraw or modify, in any manner adverse to Orchid, its recommendation of the merger, the merger agreement or the transactions contemplated thereby;

    (c) upon request of Orchid to reaffirm the approval and recommendation of the merger, failed to do so within 5 business days after such request is made; or

    (d) resolved or announced the intention of Lifecodes to do any of the foregoing.

  . Orchid or Lifecodes terminates the merger agreement because the necessary approval of the Lifecodes' stockholders has not been obtained and, at any time prior to such termination or prior to the Lifecodes stockholder meeting, Lifecodes shall have publicly made, proposed, communicated or disclosed, an intention to consummate any acquisition proposal other than the merger; or

  . Orchid or Lifecodes terminates the merger agreement because of the actions of the Lifecodes board of directors described above or because of the failure of the Lifecodes stockholders to approve the merger and Lifecodes enters into a letter of intent, agreement in principle, acquisition agreement or similar agreement in connection with any acquisition proposal other than the merger within 12 months following termination of the merger agreement.

   Conduct of Lifecodes' Business Pending the Merger. Under the merger agreement, Lifecodes has agreed that during the period before completion of the merger, except as expressly permitted or required by the merger agreement, it will ensure that it and its subsidiaries will conduct business and operations in the ordinary course in accordance with past practices. Lifecodes also has agreed that it will use commercially reasonable efforts to ensure that it and each of its subsidiaries preserves intact its current business organization, keeps available the services of its current officers, employees and consultants, maintains in effect its material agreements and preserves its relations with all its significant distributors, customers and suppliers.

   In addition to Lifecodes' agreements regarding the general conduct of its business, Lifecodes has agreed to some specific restrictions, including, but not limited to, prohibitions against the following actions:

  . amendments to its certificate of incorporation or by-laws or the charter documents of any of its subsidiaries;

  . the issuance, sale, pledge, disposal, encumbrance or authorization of any shares of capital stock of any class (except in connection with the exercise of options or warrants) or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, Lifecodes or any of its subsidiaries;

  . the sale, transfer, pledge, disposal, encumbrance or authorization of the sale, transfer, pledge, disposition or encumbrance of any assets of Lifecodes or its subsidiaries (except for sales of assets in the ordinary course of business and in a manner consistent with past practice);

  . the redemption or repurchase of its capital stock (other than the conversion or redemption of the preferred stock);

  . the declaration or payment of dividend or distributions with respect to its capital stock;

  . the alteration of share capital, including stock splits, combinations or reclassifications;

  . the sale, transfer, lease, license, or sublicense, mortgage, pledge, disposal of, encumbrance or grant of any intellectual property rights;

  . material amendments to or modifications of existing agreements with respect to any intellectual property rights;

  . the acquisition of stock or assets of, or investments in, other entities;

  . the incurrence of indebtedness, issuance of debt securities or the assumption, guarantee or endorsement of third party obligations, except in the ordinary course of business;

  . the amendment in any material respect of any contract, agreement, commitment or arrangement with respect to some of the foregoing restrictions;

  . the making of loans or advances except in the ordinary course of business;

  . the authorization of capital expenditures which are, in the aggregate, in excess of $100,000;

  . the hiring or termination of employees or consultants except in the ordinary course of business;

  . the increase of compensation payable to its officers or employees, and employment or severance agreements except in the ordinary course of business;

  . the establishment, adoption or amendment of collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, benefits, retirement, deferred compensation, employment, termination, severance or other plans, agreements or arrangements for the benefit of any current or former directors, officers or employees;

  .   changes in accounting policies or procedures;

  . the encumbrance of any material assets except in the ordinary course of business;

  . the execution of, modification or amendment of, or waiver or release of rights with respect to specified material contracts except in the ordinary course of business;

  . the execution or extension of any real estate lease except in the ordinary course of business;

  . the making of tax elections, settlements or compromises of tax liabilities or agreements to extend statute of limitations;

  . the settlement of any material litigation or waiver, assignment or release of material rights or claims in excess of specified limitations;

  . the entering into of transactions or agreements with directors or officers or related party of Lifecodes and its subsidiaries;

  . the failure to renew or maintain in full force and effect all insurance policies; and

  . the authorization, recommendation, proposal or announcement an intention to do any of the foregoing or agreement or execution into any agreement to do the foregoing.

   Expenses. Except as otherwise set forth above, upon termination of the merger agreement under specified circumstances, all fees and expenses incurred in connection with the merger agreement shall be paid by the party incurring such expenses, whether or not the merger is completed.

   Representations and Warranties. The merger agreement contains representations and warranties given by Lifecodes and its subsidiaries relating to, among other things:

  .   corporate organization and qualification to do business;

  .   subsidiaries of Lifecodes;

  .   charter documents and by-laws;

  .   capitalization;

  .   authority to enter into and binding nature of the merger agreement;

  .   absence of conflicts;

  .   consents required for the merger;

  . governmental consents, approvals, orders and authorizations in connection with the merger;

  .   specified material contracts;

  .   compliance with legal requirements;

  .   identification of material receivables;

  .   identification of major customers;

  . absence of specified changes in Lifecodes' business between December 31, 2000 and the date of the merger agreement;

  .   absence of undisclosed liabilities;

  .   absence of material litigation;

  .   employee and labor matters and employee benefit plans;

  .   absence of specified unlawful business practices;

  .   leased real property and equipment;

  .   filing of tax returns, payment of taxes and other tax related matters;

  .   environmental matters;

  .   intellectual property;

  .   insurance;

  .   payment of fees to financial advisors in connection with the merger;

  .   transactions with affiliates;

  .   loans to employees and directors; and

  . the accuracy and completeness of all matters disclosed, and to be disclosed, in connection with the merger.

The representations and warranties given by Lifecodes in the merger agreement survive completion of the merger for a period of 15-months, subject to an extended period of time (a) which expires upon the resolution of any claims made by Orchid or the surviving corporation that are attributable to certain specified liabilities and (b) which expires upon the expiration of the applicable statutory period for any claims based upon fraud or intentional misrepresentation; provided, that the foregoing claims are asserted in writing prior to the 15-month anniversary.

   The merger agreement also contains representations and warranties given by Orchid and its wholly-owned subsidiary relating to, among other things:

  .   corporate organization and qualification to do business;

  .   the activities of Orchid's wholly-owned subsidiary;

  .   capitalization;

  . the valid issuance of the Orchid common stock in connection with the merger;

  . documents filed with the Securities and Exchange Commission and the financial statements included in those documents;

  .   authority to enter into and binding nature of the merger agreement;

  . governmental consents, approvals, orders and authorizations in connection with the merger;

  . absence of conflicts with, or violations of, Orchid's or Persia Merger Sub's respective charter and by-laws, orders or regulations;

  . absence of specified changes in Orchid's business between December 31, 2000 and the date of the merger agreement;

  .   absence of undisclosed liabilities;

  . absence of undisclosed litigation that would be reasonably likely to have a Material Adverse Effect on Orchid or Persia Merger Sub;

  . compliance with federal or state securities laws in connection with the issuance and sale of Orchid's common stock; and

  . the accuracy and completeness of all matters disclosed, and to be disclosed, in connection with the merger.

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

The representations and warranties given by Orchid in the merger agreement survive completion of the merger for a period that expires on the 15-month anniversary of the completion of the merger.

   The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully ARTICLE 2 of the merger agreement entitled "Representations and Warranties of the Company" and
ARTICLE 3 of the merger agreement entitled "Representations and Warranties of Parent and Merger Sub."

   Certain Indemnification Obligations of Lifecodes Stockholders. Lifecodes stockholders are obligated to indemnify Orchid for specific liabilities under the merger agreement to the extent that Orchid or the surviving corporation asserts a claim in writing in a timely manner and such claim, together with the aggregate of all prior damages of Orchid and its affiliates for which indemnification could be sought, exceeds $50,000. These liabilities include the following:

  . up to $1,000,000 in the aggregate of Lifecodes' obligations with respect to certain transactions entered into that provide for delayed payment terms prior to the execution of the letter of intent with Orchid concerning the merger;

  . any trade payable liability of Lifecodes related to the business of Lifecodes in excess of $250,000;

  . any individual account payable liability of Lifecodes that is more than 60 days old as of the completion of the merger;

  . any indebtedness of Lifecodes to First Union National Bank in excess of $5 million, consisting of $1.3 million in term debt and $3.7 million in a revolving line of credit;

  . the indebtedness of Lifecodes or any of its subsidiaries to FINOVA Mezzanine Capital, Inc. and Connecticut Innovations, Inc. (which was in the aggregate principal amount of $6,000,000 as of the date the merger agreement was signed, as will be adjusted on the date of completion of merger to reflect the actual amount of indebtedness);

  . any liability of Lifecodes related to MMD, Helix, the sale of MMD or the sale of Helix;

  . any liability of Lifecodes for any bonus to any employee or consultant other than certain specified bonuses; and

  . any liability of Lifecodes for any payments or fees owed to Prudential Securities in connection with the engagement letter between Vector Securities and Lifecodes dated as of March 30, 1999.

   Amendment. The merger agreement may be amended by a written instrument signed by all of the parties at any time prior to the completion of the merger.

   Registration of Affiliate Stockholders' Orchid Common Stock. Under the merger agreement, Orchid must prepare and file with the Securities and Exchange Commission, within 120 days of the completion of the merger, a registration statement on Form S-3 covering the resale of the shares of Orchid common stock, including shares of Orchid common stock held in escrow, issued in connection with the merger to those stockholders of Lifecodes who are affiliates of Lifecodes as of the date of the special meeting of Lifecodes' stockholders. Orchid must use its reasonable commercial efforts to cause the registration statement to become effective within 180 days of the completion of the merger. After the effectiveness of the registration statement, Orchid must use its best efforts to maintain the effectiveness of the registration statement until the earlier of:

  . such time as the affiliated stockholders may sell all of the shares registered under the registration statement under Rule 144(k) or 145 of the Securities Act of 1933; or

  . such time as all of the shares registered under the registration statement have been sold by the affiliate stockholders.

   In addition, Orchid may require the affiliated stockholders to suspend sales of shares registered under the registration statement for no more than 20 days if in the reasonable judgment of Orchid there is material undisclosed information regarding Orchid.

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

Affiliate Agreements

   To ensure compliance with the Securities Act, it is a condition to the closing of the merger that the directors, executive officers and principal stockholders of Lifecodes enter into affiliate agreements with Orchid. Under the affiliate agreements, the signing stockholders agree that they will not sell, transfer, or otherwise dispose of any shares of Orchid common stock unless:

  . such sale, transfer or disposition is in conformity with the requirements of Rule 145 under the Securities Act;

  . such sale, transfer or other disposition is registered under the Securities Act; or

  . in the opinion of counsel, reasonably acceptable to Orchid, such sale, transfer or other disposition is exempt from registration under the Securities Act.

Stockholders Agreements and Stockholder Appointment Letters

   As a condition to the closing of the merger, certain stockholders of Lifecodes holding 62.3% of the total number of outstanding shares of Lifecodes capital stock as of the signing of the merger agreement entered into stockholders agreements. Under the stockholders agreements, each signing stockholder has agreed to vote, and each signing stockholder has executed an irrevocable proxy to vote, all shares of Lifecodes capital stock in the following manner:

  . in favor of the approval and adoption of the merger agreement, the merger and any action required in furtherance thereof;

  . against any action or agreement that would directly or indirectly result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Lifecodes under the merger agreement; and

  . against any proposal, action or agreement that is directly or indirectly inconsistent with, or is reasonably likely to impede, interfere with, delay, postpone or discourage, the merger or the transactions contemplated by the merger agreement.

   During the term of the stockholders agreements, each signing stockholder agrees not sell, transfer, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with Lifecodes or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment other disposition of any Lifecodes capital stock held by such signing stockholder at the time of execution of the stockholders agreement or after acquired without the written consent of Orchid.

   In addition, as a condition to the closing of the merger, certain stockholders of Lifecodes holding in the aggregate 62.3% of the total number of outstanding shares of Lifecodes capital stock as of the signing of the merger agreement must execute stockholder appointment letters. Under the stockholder appointment letters, each signing stockholder will appoint Walter O. Fredericks, President and Chief Executive Officer of Lifecodes and an owner of approximately 14.2% of the outstanding capital stock of Lifecodes, as of the signing of the merger agreement; Dean E. Fenton, a director of Lifecodes and an owner of approximately .6% of the outstanding capital stock of Lifecodes, as of the signing of the merger agreement; and Joseph I. Bishop, a director of Lifecodes and an owner of approximately 16.2% of the capital stock of Lifecodes, as of the signing of the merger agreement; to serve on a stockholder committee to act as such signing stockholders' agent and attorney-in-fact to take all actions in connection with the escrow of Orchid common stock issued in exchange for the Lifecodes capital stock in connection with the merger, including any actions relating to claims against the escrow. See "Escrow Agreement."

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

Escrow Agreement

   Upon the completion of the merger, Orchid will deposit in escrow with State Street Bank & Trust Company, as escrow agent, certificates representing an aggregate of 1,414,754 of the shares of Orchid common stock, issuable to the holders of Lifecodes capital stock, along with any cash dividends, stock dividends or stock distributions or any Orchid securities issued in respect thereof, for the purpose of securing the indemnification obligations of the Lifecodes stockholders under the merger agreement, 350,000 of which shares have been designated for reimbursement of payments made by Orchid to settle claims related to Lifecodes sale of its subsidiary, Medical Molecular Diagnostics GmbH.

   The escrow shares will be issued in the name of a nominee of the escrow agent. Orchid will pay all of the fees of the escrow agent for services performed under the escrow agreement. Orchid and the Lifecodes stockholders whose shares will be held in escrow will agree to severally, but not jointly, indemnify the escrow agent for carrying out any duties under the escrow agreement.

   Under the escrow agreement, the Lifecodes stockholders retain all indicia of ownership of the escrow shares, including voting and consensual rights. In addition, the Lifecodes stockholders will appoint Walter O. Fredericks, Dean E. Fenton and Joseph I. Bishop to serve on a stockholders' committee to act as such stockholders' agent and attorney-in-fact to take all actions permitted under escrow agreement.

   In order to receive a distribution of all or any part of the Orchid common stock held in escrow, Orchid must timely assert its right to indemnification under the merger agreement and provide the escrow agent with written notice of the claim. If the escrow agent does not receive a notification from the stockholders' committee within 20 business days that the claim, or the amount thereof, is disputed, the escrow agent must, within 5 business days after the expiration of such 20-day period, deliver to Orchid all or a portion of the Orchid common stock held in escrow equal to the fair market value of the claim. In addition, the escrow agent shall distribute the Orchid common stock held in escrow (a) based on, and consistent with, the authorization of Orchid and the stockholders' committee or (b) based on, and consistent, with the directive of a court. In the event that neither of the preceding occurs, on the 15-month anniversary of the completion of the merger, the escrow agent shall distribute the Orchid common stock held in escrow to the persons in whose name the shares are registered.

   In addition, Orchid's ability to access the escrow shares in connection with a claim based upon Lifecodes' sale of MMD is limited by the letter agreement entered into by Orchid and Lifecodes. See "Letter Agreement."

Letter Agreement

   In connection with the signing of the merger agreement, Orchid and Lifecodes entered into a letter agreement relating to the escrowed shares. Under the letter agreement, Orchid has agreed that up to an aggregate of 350,000 of the shares of Orchid common stock held in escrow under the escrow agreement may be used to secure the indemnity obligations of the Lifecodes stockholders relating to any liability Orchid incurs in connection with the sale of Lifecodes' MMD subsidiary. In addition, under the letter agreement, if Lifecodes is unable to pay creditors before the completion of the merger, Orchid has agreed to lend Lifecodes up to an aggregate of $700,000, the repayment of which is secured by 350,000 shares of Orchid common stock held in escrow under the escrow agreement. See "Escrow Agreement."

Employment Offer Letters

   Under the merger agreement, Ivan Balazs, Ph.D., Michael Spicer, Mark Stolorow, Jacob Victor, Ph.D, Robert Linke and Christopher Smith, who are all members of Lifecodes' or its subsidiaries' management teams, will receive an employment offer letter from Orchid offering that employee a position at Orchid. Each employment offer letter shall provide for the termination of any non-competition provisions between Orchid and the employee in the event the employee is terminated without cause by Orchid.

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

Non-competition Agreements

   Under the merger agreement, Ivan Balazs, Ph.D., Walter O. Fredericks, Michael Spicer, Mark Stolorow, Jacob Victor, Ph.D., Robert Linke and Christopher Smith, who are all members of Lifecodes' or its subsidiaries' management teams have agreed, for a period of two years after the completion of the merger, not to, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other entity, or otherwise engage in any business, other than MMD or Helix, that provides DNA testing products or services for human paternity and forensic identification and for genetic typing of potential donors and recipients of bone marrow and organ transplants which operates in the United States or a foreign country in which Lifecodes or any of its subsidiaries operates. With respect to Walter O. Fredericks only, the business of Deutsche Knochenmarksspenderdatei gemeinnuetzige GmbH is not considered a business which competes with Orchid and/or Lifecodes for purposes of Mr. Fredericks' non-competition agreement.

Separation and Consulting Agreement

   Under the merger agreement, Walter O. Fredericks, Lifecodes' President and Chief Executive Officer, must enter into a separation and consulting agreement with Orchid. Under this agreement, Mr. Fredericks will cease to serve as President and Chief Executive Officer of Lifecodes. For a period of three years following the merger, Mr. Fredericks will serve as a consultant to Orchid and will agree to provide consulting services to Orchid for (a) an aggregate of ten days per month for the first year of the consulting term, (b) an aggregate of five days per month for the second year of the consulting term and (c) an aggregate of one day per month for the third year of the consulting term. In consideration of Mr. Fredericks providing such services, he will be entitled to receive the following:

  . separation compensation in the aggregate amount equal to $649,980, payable in consecutive, equal monthly installments in the amount of $18,055;

  .   continued coverage under Lifecodes' health plan; and

  .   full-time use of a Lifecodes company car through July 1, 2002.

Lock-up Agreements

   As a condition to the closing of the merger, certain stockholders of Lifecodes holding 62.3% of the total number of outstanding shares of Lifecodes capital stock as of the signing of the merger agreement, must enter into lock-up agreements with Orchid. Under the lock-up agreements, the signing stockholders agree, with respect to the shares of Orchid common stock owned as a result of the transaction contemplated by the merger agreement, not to sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce an interest in or risk relating to the shares for a period of 180 days after the completion of the merger. Under the lock-up agreement, each signing stockholder which holds 1% or more of the issued and outstanding capital stock of Lifecodes immediately prior to the completion of the merger, may only (a) for an additional 45-day period, commencing upon the end of the initial 180-day period, sell up to 25% of such signing stockholders' restricted Orchid common stock, (b) for an additional 45-day period, commencing upon the end of the initial 45-day period referred to in clause (a) above, may sell up to 50% of such signing stockholders' restricted Orchid common stock, (c) for an additional 45-day period, commencing upon the end of the second 45-day period referred to in clause (b) above, may sell up to 75% of such signing stockholders' restricted Orchid common stock, and (d) for an additional 45-day period, commencing upon the end of the third 45-day period referred to in clause (c) above, may sell up to 100% of such signing stockholders' restricted Orchid common stock. In addition, any signing stockholders which hold 1% or more of the issued and outstanding capital stock of Lifecodes immediately prior to the completion of the merger, agree that such signing stockholder will not, in a single transaction or a series of transactions over any given five trading days during the 180-day period, commencing upon the end of the initial 180-day period referred to above, sell restricted Orchid common stock in excess of 30% of the average daily trading volume of Orchid's common stock over the one-week period ending two days

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

immediately before the proposed sale. In addition, Lifecodes will use best commercial efforts to cause other Lifecodes stockholders and holders of Lifecodes warrants representing the right to purchase such number of shares of Lifecodes common stock equal to 1% or more of Lifecodes capital stock to execute lock-up agreements. Pursuant to the lock-up agreements each signing stockholder and warrant holder agrees to sell all securities covered by the lock-up agreement in brokers' transactions with a broker reasonably acceptable to Orchid.

Operations After the Merger

   Following the merger, Lifecodes will continue its operations as a wholly-owned subsidiary of Orchid and will retain the name Lifecodes Corporation. As of the completion of the merger, all officers and directors of Lifecodes will resign their positions as officers and directors of Lifecodes. As of the completion of the merger, Donald R. Marvin will be the sole director of the surviving corporation and act as its President, Treasurer and Secretary. Orchid's management and the membership of its board of directors will remain unchanged as a result of the merger.

   Upon completion of the merger, the stockholders of Lifecodes will become stockholders of Orchid, and their rights as stockholders will be governed by Orchid's restated certificate of incorporation, as amended, Orchid's amended and restated by-laws and the laws of the State of Delaware. See "Comparison of Rights of Holders of Lifecodes Common Stock and Orchid Common Stock."

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

     COMPARISON OF RIGHTS OF LIFECODES STOCKHOLDERS AND ORCHID STOCKHOLDERS

Capitalization

   Orchid. Orchid is authorized to issue 100,000,000 shares of common stock and
5,000,000 shares of preferred stock. On October  , 2001,        shares of
Orchid common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Orchid's board of directors has the authority, without stockholder approval, to issue shares of authorized preferred stock from time to time in one or more series and to fix the rights and preferences, including voting rights, of each series of preferred stock, which rights and preferences may be superior to that of Orchid common stock.

   Lifecodes. Lifecodes' capitalization as of October 15, 2001 is as follows:

                                                                     Issued and
                 Class and Series of Stock                Authorized Outstanding
                 -------------------------                ---------- -----------
   Common................................................ 15,000,000  3,088,743
   Series A convertible preference.......................     21,500     21,500
   Class A redeemable preferred..........................        800        165
   Class B redeemable preferred..........................        800        115

Voting Rights

   Orchid. Each holder of Orchid common stock is entitled to one vote for each share and may not cumulate votes for the election of directors.

   Lifecodes. Each holder of Lifecodes common stock, Class A redeemable preferred stock and Class B redeemable preferred stock is entitled to one vote for each share and each holder of Lifecodes Series A convertible preference stock is entitled to such number of votes equal to the number of shares of Lifecodes common stock into which each share of Series A convertible preference stock is convertible. Stockholders of Lifecodes may not cumulate votes for the election of directors. The holders of Lifecodes common stock and preferred stock vote together as a single class on all matters properly brought before the stockholders of Lifecodes, except that the holders of the Series A convertible preference stock have the right to vote as a separate class to approve the creation, authorization or issuance of any class of equity securities senior to the Series A convertible preference stock; any liquidation, dissolution or winding up of Lifecodes; or certain redemptions of equity securities of Lifecodes.

Number of Directors

   Orchid. Pursuant to Orchid's charter, the number of members of Orchid's board of directors is fixed from time to time by the board, with each director serving a three-year term. The number of directors of Orchid currently designated is eight, with one seat vacant.

   Lifecodes. Pursuant to Lifecodes' by-laws and charter, the number of members of Lifecodes' board of directors is fixed from time to time by the board, with each director serving a three-year term. The number of directors of Lifecodes currently designated is eight.

Classification of Board of Directors

   Orchid. Orchid's charter provides for a staggered board of directors. The board of directors is divided into three classes. Currently, the Class I directors will serve until the 2004 annual meeting, the Class II directors will serve until the 2002 annual meeting, and the Class III directors will serve until 2003 annual meeting. One Class I vacancy exists.

   Lifecodes. Lifecodes' charter provides for a staggered board of directors. The board of directors is divided into three classes. Currently, the Class I directors will serve until the 2002 annual meeting, the Class II

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

directors will serve until the 2003 annual meeting, and the Class III directors will serve until the 2001 annual meeting. Upon completion of the merger, all directors of Lifecodes will resign.

Removal of Directors

   Orchid. Any director or the entire board may be removed from office for cause, by affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, subject to the rights of the preferred stockholders at that time. Prior to removal, such director must be given reasonable notice and opportunity to be heard before the stockholders.

   Lifecodes. Any director may be removed from office either for or without cause at any meeting of stockholders duly called and held for such purpose or by executing an action by written consent in lieu of a stockholder meeting.

Filling Vacancies on the Board of Directors

   Orchid. Subject to the rights of any series of preferred stock, vacancies occurring on the board may be filled by a vote of the stockholders or by a vote of the board. The board may fill a vacancy by vote of a majority of the directors then in office, whether or not less than a quorum.

   Lifecodes. Vacancies occurring in the board of Lifecodes may be filled by a vote of the stockholders or by a vote of the majority of the directors then in office, though less than a quorum.

Amendments to Charter

   Orchid. The Orchid charter provides that any amendment to Orchid's charter must have board approval of a resolution recommending that the amendment be adopted and approval of a majority of the outstanding stock entitled to vote on the amendment.

   Lifecodes. The Lifecodes charter may be amended by approval of a majority of the outstanding stock entitled to vote on the amendment. However, the terms of the Series A convertible preference stock may not be amended, modified, or waived without the approval of the holders of 2/3 of the outstanding shares of Series A convertible preference stock.

Amendments to By-Laws

   Orchid. The Orchid charter provides that either the directors or the stockholders by the affirmative vote of at least 70% of the outstanding shares entitled to vote may amend, adopt or repeal the amended and restated by-laws.

   Lifecodes. The Lifecodes charter provides that either the board of directors or the stockholders entitled to vote may adopt, alter, amend, and repeal the by-laws of Lifecodes.

Special Stockholder Meetings

   Orchid. Subject to the rights of the holders of any class or series of preferred stock of Orchid, a special meeting of Orchid's stockholders may be called, for any purpose, only by the board of directors pursuant to a resolution adopted by a majority of the total number of directors authorized.

   Lifecodes. A special meeting of Lifecodes' stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute, by the Chairman of the Board, the President of Lifecodes, by written order of a majority of the directors, or by the President or Secretary of Lifecodes at the request in writing of stockholders owning a majority in amount of the entire capital stock of Lifecodes issued and outstanding and entitled to vote.

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

Action by Consent of Stockholders

   Orchid. Under Delaware General Corporation Law or the DGCL, unless a company's charter specifies otherwise, stockholders may execute an action by written consent in lieu of a stockholder meeting. Orchid's charter provides that actions by written consent of the stockholders are prohibited.

   Lifecodes. The DGCL and by-laws of Lifecodes provide that the stockholders of Lifecodes may execute an action by written consent in lieu of a stockholders meeting.

Inspection Rights

   Orchid. Under the DGCL, every stockholder of record has the right to examine for any proper purpose a Delaware corporation's stock ledger, a list of its stockholders and its other books and records.

   Lifecodes. Under the DGCL, every stockholder of record has the right to examine for any proper purpose a Delaware corporation's stock ledger, a list of its stockholders and its other books and records.

Limitation of Personal Liability of Directors

   Orchid. Orchid's charter and by-laws do not specifically limit the personal liability of its directors.

   Lifecodes. Lifecodes' charter provides that no director of Lifecodes shall be personally liable for monetary damages for breach of fiduciary duty as a director. However, no such provision will eliminate the liability of a director for:

  . any breach of the director's duty of loyalty to Lifecodes or its stockholders;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

  . violation of the provisions of the DGCL regarding unlawful payment of dividends or unlawful stock purchases or redemptions; or

  . any transaction from which the director derived an improper personal benefit.

Indemnification of Directors and Officers

   Orchid. Orchid's by-laws provide that Orchid shall indemnify each of its directors and officers to the fullest extent authorized by the DGCL, provided that Orchid shall not be required to indemnify any director or officer in connection with a proceeding by such person against Orchid unless the proceeding was authorized by the board of directors or such indemnification is expressly required to be made by law.

   Lifecodes. The Lifecodes charter provides that Lifecodes will indemnify any director or officer of Lifecodes, to the fullest extent permitted by law, against all liability, including expenses actually and reasonably incurred, arising out of any action brought against such director or officer by reason of the fact that such person is or was serving as a director or officer of Lifecodes. Such indemnity is only available to such director or officer if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Lifecodes or, with respect to any criminal action, such director or officer had no reason to believe that his conduct was unlawful.

Stockholder Rights Plans

   Orchid. Pursuant to a Rights Agreement dated July 27, 2001, each outstanding share of Orchid common stock has, and each share of Orchid common stock issued in the future, including the shares of Orchid common stock issued in exchange for Lifecodes capital stock upon completion of the merger, will have an associated preferred stock purchase right that entitles the holder to purchase from Orchid one one-hundredth of a share of Orchid's Series A Junior Participating Preferred Stock, $0.001 par value, at a purchase price of $40 per share, subject to adjustment for stock splits and other recapitalization events.

   These rights are not currently exercisable, but will become exercisable upon the earlier of (a) 10 days following the acquisition by a person, group of persons or entity of 15% or more of Orchid's outstanding common stock, or the "stock acquisition date"; (b) 10 business days following the commencement of a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person, group of persons or entity of 15% or more of Orchid's outstanding common stock; or (c) 10 business days after the Orchid board of directors declares any person to be an adverse person, as such term is defined in the Rights Agreement, upon a determination that such person, alone or together with its affiliates and associates, has become the beneficial owner of an amount of Orchid common stock which the Orchid board of directors determines to be substantial (which in no event shall such amount be less than 15% of Orchid's outstanding common stock) and the Orchid board of directors determines, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that (i) such beneficial ownership by such person is intended to cause Orchid to repurchase the Orchid common stock beneficially owned by such person or to cause pressure on Orchid to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where such directors determine that the best long-term interests of Orchid and its stockholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (ii) such beneficial ownership is causing or is reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers, impairment of Orchid's ability to maintain its competitive position or impairment of Orchid's business reputation or ability to deal with government agencies) on the business or prospects of Orchid. The earliest date referred to in (a), (b), or (c) above to occur is referred to as the distribution date.

   Until the distribution date of the rights (or the earlier redemption or expiration of the rights), (a) the rights will be evidenced by the Orchid common stock certificates and will only be transferred with such Orchid common stock certificates, (b) new Orchid common stock certificates issued after May 31, 2001 will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificates for Orchid common stock outstanding, even without such notation, will also constitute the transfer of the rights associated with the Orchid common stock represented by such certificate. Pursuant to the Rights Agreement, Orchid reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of rights, a number of rights may be exercised so that only whole shares of preferred stock will be issued. The rights are not exercisable until the distribution date and will expire at the close of business on May 16, 2011, unless earlier redeemed by Orchid as described below.

   As soon as practicable after the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the Orchid common stock as of the close of business on the distribution date and, thereafter, such separate rights certificates alone will represent the rights. Except as otherwise determined by the Orchid board of directors and except in connection with shares of Orchid common stock issued upon the exercise of employee stock options, issuances under other employee stock benefit plans or upon the conversion of convertible securities issued after the distribution date, only shares of Orchid common stock issued prior to the distribution date will be issued with rights.

   In the event that the Orchid board of directors determines that a person is an adverse person or, at any time following the distribution date, (a) Orchid is the surviving corporation in a merger with an acquiring person and its common stock is not changed or exchanged, (b) a person becomes the beneficial owner of more than 15% of the then outstanding shares of Orchid common stock (except pursuant to an offer for all outstanding shares of Orchid common stock which the Orchid board of directors determines to be fair to, and otherwise in the best interests of, Orchid and its stockholders), (c) an acquiring person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (d) during such time as there is an acquiring person, an event occurs which results in such acquiring person's ownership interest being increased

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

by more than 1% (e.g., a reverse stock split), each holder of a right will thereafter have the right to receive, upon exercise, that number of shares of Orchid common stock (or, in certain circumstances, cash, property or other securities of Orchid) which equals the exercise price of the right divided by one-half of the current market price (as defined in the Rights Agreement) of the Orchid common stock at the date of the occurrence of the event. However, rights are not exercisable following the occurrence of any of the events set forth above until such time as the rights are no longer redeemable by Orchid as set forth below. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an acquiring person or an adverse person will be null and void. The events set forth in this paragraph are referred to as "Section 11(a)
(ii) Events."

   In the event that, at any time following the stock acquisition date, (a) Orchid is acquired in a merger or other business combination transaction in which Orchid is not the surviving corporation (other than a merger which follows an offer determined by the Orchid board of directors to be fair as described in clause (b) of the preceding paragraph), or (b) more than 50% of Orchid's assets or earning power is sold or transferred, each holder of a right (except rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the right divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock at the date of the occurrence of the event. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

   At any time after the occurrence of a Section 11(a)(ii) Event, the Orchid board of directors may exchange the rights (other than rights owned by an acquiring person or adverse person which have become void), in whole or in part, at an exchange ratio of one share of Orchid common stock, or one common stock equivalent (as defined in the Rights Agreement), per right (subject to adjustment).

   The purchase price payable, and the number of units of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (a) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock, (b) if holders of the preferred stock are granted certain rights or warrants to subscribe for preferred stock or convertible securities at less than the current market price of the preferred stock, or (c) upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

   Orchid may redeem the rights in whole, but not in part, at any time until 10 days following the stock acquisition date, at a price of $.01 per right (payable in cash, Orchid common stock or other consideration deemed appropriate by the Orchid board of directors). Immediately upon the action of the Orchid board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $.01 per right redemption price.

   Lifecodes: Lifecodes has not established a stockholder rights plan.

Relevant Business Combination Provisions and Statutes

   Orchid and Lifecodes. The DGCL provides that if a person acquires 15% or more of the stock of a Delaware corporation, such person may not engage in certain transactions with the corporation for a period of three years. The statute contains certain exceptions to this prohibition. If, for example, the board of directors approves the acquisition of stock or the transaction prior to the time that the person becomes an interested stockholder, or if the interested stockholder acquires at least 85% of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and the affirmative vote of two-thirds of the holders of the outstanding voting stock which is not owned by the interested stockholder at a meeting of the stockholders, then the prohibition on business combinations is not applicable.

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

                         INFORMATION CONCERNING ORCHID

Overview

   Orchid is engaged in the development and commercialization of technologies, products and services designed to measure and use information related to genetic diversity. Orchid expects its proprietary technologies to facilitate and potentially accelerate the medical utility of single nucleotide polymorphisms, or SNPs, the most common form of genetic diversity. The pharmaceutical and medical communities are beginning to use genetic diversity information to facilitate the development of highly specific and efficacious drugs, to improve the effectiveness of existing drugs and to enable the realization of personalized medicine, or the prescription of the appropriate drug for a particular person at the appropriate dose. Orchid's proprietary products and technologies are being used in each of these applications, and Orchid expects the pace of activities in these areas to increase rapidly now that a draft human genome has been published. Genetic diversity products also have other commercial applications outside of the healthcare field, including forensics, paternity and other identity testing, and for improved crop development and for livestock breeding programs. Orchid's GeneScreen and Cellmark business divisions provide DNA testing, including forensics and paternity testing.

Business

   For the first three years of Orchid's existence after beginning operations in 1995, Orchid was primarily focused on developing its microfluidics technologies for applications in high throughput synthesis of small molecules under collaborative research programs with SmithKline Beecham and Sarnoff Corporation. In the first half of 1998, Orchid made a fundamental shift in its focus to apply its technology to the fields of SNP scoring and pharmacogenetics, and subsequently acquired substantially all of the assets of Molecular Tool, Inc., a wholly-owned subsidiary of GeneScreen, Inc., in September 1998. Molecular Tool's proprietary SNP-IT primer extension technology for scoring SNPs matched very well with Orchid's existing microfluidics technologies, which have been selectively incorporated in Orchid's SNP scoring products and services. In December 1999, Orchid acquired GeneScreen, Inc., a recognized leader in genetic diversity and analysis services. In February 2001, Orchid also acquired Cellmark Diagnostics, a business division of AstraZeneca, a leading provider of DNA laboratory testing in the United Kingdom. Established in 1987, Cellmark was a pioneer in the commercialization of DNA testing, and it was awarded the Queen's Award for Technological Achievement in 1990. With the addition of both GeneScreen and Orchid's Cellmark Diagnostics division, and their proven abilities in genetic diversity testing and analysis, Orchid has adopted a three-prong approach to its business:

  . the development of products and technologies for SNP scoring and genetic diversity analyses;

  . the provision of genetic diversity testing services, including high throughput SNP scoring and clinical pharmacogenetic analyses and providing a variety of DNA testing services, including paternity, forensics and bone marrow transplantation testing, and

  . the creation of intellectual property covering the diagnostic and therapeutic uses of medically valuable SNPs.

Products and Services

   Orchid aims to be the leading provider of SNP scoring and genetic diversity products and services. Orchid is commercializing its core SNP-IT technology in the following ways:

 Products

  . Selling Orchid's branded SNPstream instruments and SNPware consumable kits to pharmaceutical, biotechnology, academic, and agricultural genotyping customers; and

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

  . Selling and licensing Orchid's SNPware or SNP-IT-based consumables for use on others' instruments through Orchid's Platform Propagation strategy.

 Services

  . Providing genotyping services in Orchid's high throughput MegaSNPatron facility; and

  . Conducting identity genomics, DNA and pharmacogenetic clinical testing services in Orchid's GeneScreen and Cellmark facilities.

 Pharmaceutical Value Creation/GeneShield

  . Obtaining patents on medically useful SNP applications through Orchid's Pharmaceutical Value Creation business division; and

  . Accelerating the adoption and use of pharmacogenomic outcome data for personalized medicine through Orchid's subsidiary, GeneShield.

                        INFORMATION CONCERNING LIFECODES

Overview

   Lifecodes is a provider of DNA testing services and related products for genetic typing of potential donors and recipients of bone marrow and other organ transplants, or "transplant testing", and for human paternity and forensic identification, or "identity testing." Transplant testing involves the detection of the genetic sequence of certain human leukocyte antigens, or "HLA," contained in DNA which are the principal determinant of whether a donor's bone marrow or other organ transplant will be rejected by, or will attack, the recipient's immune system. Paternity testing seeks to establish the correct identity of a child's parents when such matters are disputed. Forensic testing seeks to link hair, saliva, blood or other biological specimens found at a crime scene to an alleged suspect in that crime. Lifecodes is one of the largest providers of transplant, paternity and forensic testing services in the United States. In addition to testing services, Lifecodes offers a product line consisting of reagents and a wide range of DNA probes, which are sold principally in either standard configurations or customized kits.

   Historically, Lifecodes focused on developing and incorporating its proprietary DNA technology into products to be sold as stand-alone kits, and focused to a lesser extent on applying its technology to DNA testing services. During the past few years, Lifecodes has concluded that the advent of new DNA testing process technologies has changed the nature of the competitive marketplace and that testing services represent a more attractive opportunity for Lifecodes to leverage its technology base. These changes have been driven by Lifecodes' access to new DNA process technology from Amersham Pharmacia Biotech, or Amersham. Using these technologies, Lifecodes has developed a miniaturized, fully automated DNA testing system which is expected to significantly improve the productivity and cost-effectiveness of its DNA testing laboratories.

   Lifecodes was incorporated in April 1982 and was purchased by, and became a wholly owned subsidiary of, Quantum Chemical Corporation in 1985. In September 1991, existing management and stockholders acquired all of Quantum's interest in Lifecodes and relocated Lifecodes to its current location in Stamford, Connecticut. In March 1996, Lifecodes acquired Cellmark Diagnostics, then the largest commercial forensic testing laboratory in the United States. In October 1997, Lifecodes acquired a 90% interest in Medical Molecular Diagnostics GmbH, a transplant testing operation in Germany. Since February 1998, Lifecodes has completed five acquisitions: National Legal Laboratories, International Support for Bone Marrow Drives, Ltd., Micro Diagnostics, Inc., Helix Biotech Ltd., and Identity Link Incorporated.

Business

   Leading Provider of DNA Testing Services and Products for Transplantation and Human Identity. In transplant testing, Lifecodes is a leading provider of products to the Naval Medical Research Institute, or NMRI, and to laboratories that provide service to the National Marrow Donor Program, or NMDP. Lifecodes' HLA testing products are used by 6 of the 7 screening laboratories performing DNA testing for the NMDP. Lifecodes was also the first company to offer DNA testing for paternity and forensic identification and, in 1987, assisted law enforcement officials in obtaining the first conviction in the United States based on DNA testing. Lifecodes' Cellmark Diagnostics subsidiary, which was the first private forensic DNA laboratory licensed by the American Society of Crime Laboratory Directors, regularly performs casework and provides expert DNA testimony in criminal cases nationwide.

   Key Strategic Relationships/Automated, Miniaturized DNA Testing System Under Development. Lifecodes has established strategic relationships with:

  .   Amersham for use of Amersham's Microarray spotter and reader;

  .   Amersham for use of its fluorescent detection dyes;

  . Luminex Corporation for use of their LABMAP technology for identity and transplant testing; and

  .   Roche for use of its PCR technology.

   This in-licensed technology has provided Lifecodes with the unique opportunity to significantly improve the productivity of its DNA testing laboratories by creating a miniaturized, automated DNA testing system. Miniaturization reduces the sample size and reagent volumes needed for proper results, while automation lowers labor costs and increases accuracy and speed.

   Experienced Management Team. The senior members of Lifecodes' management team have an average of over ten years of experience with Lifecodes. Dr. Ivan Balazs, the Company's Vice President of Research and Development, is an acknowledged leader in DNA testing, and his publications are among the most frequently referenced in the field.

   Strong Proprietary Position. Lifecodes has a number of patents and maintains strategic relationships with MDI, Amersham and Luminex which relationships substantially augment Lifecodes' proprietary position in the fields of transplantation, paternity and forensics.

DNA Testing Market

   Transplant Testing. The two major markets for transplant testing worldwide are: (a) pre-transplant screening of potential donors, which consists of high volume testing to classify and database the HLA of each potential donor, helping to ensure a proper bone marrow or organ match and minimizing the potential for rejection; and (b) clinical testing at transplant centers to confirm donor/recipient compatibility and to diagnose and manage organ rejection and other health issues faced by transplant recipients. DNA testing is used in the transplant market to match potential bone marrow and organ donors to recipients, thereby reducing the likelihood of transplant rejection. The immune system recognizes HLA proteins on the surface of cells as part of its defense mechanism. These HLA proteins vary greatly between individuals, and the DNA that determines these protein differences can be tested to see whether the donor matches the recipient.

   Use of HLA testing may result in substantial cost savings to hospitals by increasing the chance of a proper transplant match and therefore reducing the probability of the need for additional transplants or expensive drug therapies to prevent rejection of the donated bone marrow or organ. In the United States, transplants between two individuals typically cost between $80,000 and $300,000, in large part because physicians must manage not only the risk of donated bone marrow being rejected, but also the risk that donated bone marrow may attack the immune system of the recipient (graft vs. host disease). Access to a large number of HLA-typed individuals in order to find the most compatible donor is a cost-effective way to manage these risks.

   In the United States, the NMDP oversees pre-transplant screening of potential donors. The NMDP is funded by the Department of Defense and the Health Resources and Services Administration, and is administered by a collaborative effort between Georgetown University and the United States Navy. The NMDP is responsible for funding and overseeing donor drives and related testing to augment its nationwide HLA database. The NMDP also seeks to incorporate international registries into its network, allowing those in need of a transplant access to worldwide resources in the search for a potential donor.

   In addition to the NMDP's registry, there are several private registries in the United States and abroad. In the United States, these registries, which are typically established by family members of past or present patients, generally send their samples to commercial laboratories for testing. Internationally, there is typically one dominant registry within each of the larger countries which utilizes its own or outside laboratories to conduct testing on its samples. For example, in Germany, which represents the largest market for transplant testing outside the United States, the dominant registry is DKMS, which processes 100,000 samples per year, the majority of which are sent to the United States for testing. Approximately 90% of these samples are processed and tested in Lifecodes' laboratories.

   The United States Navy also is overseeing the establishment of a registry of potential donors among new military recruits. The NMRI is responsible for this effort. The NMRI is among the five largest HLA testing laboratories in the world and has been instrumental in the movement of the transplant testing market away from serology toward DNA-based methods.

   There are currently 200 clinical transplant centers in the United States, each of which is supported by an internal clinical testing laboratory that offers a range of services, including HLA testing, antibody screening, graft monitoring, viral screening, and other related transplantation services. These services provide the transplant surgeon with bone marrow or solid organs that most closely match the recipient, thereby reducing the potential for rejection.

   Identity Testing.

     Paternity Testing. According to a study by Laboratory Industry Reports, the value of the United States paternity market in 1999 was approximately $62 million. According to the American Association of Blood Banks, or AABB, the number of paternity tests conducted by accredited laboratories in the United States has increased from 77,000 tests in 1988 to more than 300,000 in 2000. For the years 1988 through 1997, the number of tests grew by an average of 15% per year. The AABB expects the growth in paternity testing to decline to approximately 7% per year by 2005, or approximately $107 million.

     Approximately 80% of all tests are conducted on behalf of state agencies that need to determine paternity in order to secure child support payments. These tests must be legally admissible in court. Title IVD of the federal Social Security Act Aid to Families with Dependent Children stipulates that a woman must name the possible father.

     Forensic Testing. Forensic testing is used to evaluate biological specimens involved in a crime in order to identify the individual responsible for the crime. In recent years, the acceptance of forensic DNA testing has increased due to a number of high profile criminal cases. The growing recognition of the effectiveness of DNA testing, combined with the high percentage of repeat criminal offenders, has prompted the FBI and every state to establish a combined DNA Indexing System, or CODIS Program, which allows law enforcement officials to search to see if DNA found at a crime scene matches that of any felon in the database. All 50 states have enacted legislation requiring persons convicted of felony sex offenses to provide samples for DNA testing.

Lifecodes Laboratories And Divisions

   Lifecodes currently owns and operates six testing laboratories, four of which are located in the United States, and one each in Canada and Germany. Over the years, Lifecodes has expanded its overall business through a combination of internal growth and the following acquisitions of testing laboratories and related businesses:

  . Medical Molecular Diagnostics GmbH. In February 1997, Lifecodes, ISBMD and its founders formed Medical Molecular Diagnostics GmbH, or MMD, to perform HLA testing in Germany. Lifecodes acquired MMD in order to expand its geographic base and to service the samples generated by ISBMD. Lifecodes is required to sell MMD as a condition to closing and has entered into negotiations of a purchase agreement with DKMS.

  . Lifecodes East Lansing, formerly known as National Legal Laboratories. In February 1998, Lifecodes acquired substantially all of the assets of National Legal Laboratories. Lifecodes East Lansing is the third largest paternity testing laboratory in the United States.

  . International Support for Bone Marrow Drives, Ltd. In April 1998, Lifecodes acquired all of the outstanding stock of International Support for Bone Marrow Drives, Ltd., or ISBMD. ISBMD arranges HLA testing to be performed for a large marrow donor database organization.

  . Lifecodes Nashville, formerly known as Micro Diagnostics, Inc. Effective April 1998, Lifecodes acquired all of the outstanding stock of Micro Diagnostics, Inc. Lifecodes Nashville is a full service DNA testing laboratory.

  . Helix Biotech Ltd. In July 1998, Lifecodes acquired substantially all of the assets of Helix Biotech Ltd., or Helix. Helix is a full service DNA identity testing laboratory serving the Canadian market. Lifecodes has signed a Letter of Understanding with respect to the sale of Helix by Lifecodes to Terrance G. Owen, Ph.D., General Manager of Helix, for the proposed purchase price of $750,000, subject to certain adjustments. Lifecodes is awaiting a decision on appeal in connection with litigation with the former owners of Helix which may delay the closing of the sale of Helix. If Helix is not sold prior to the closing of the merger, then Helix will remain a subsidiary of Lifecodes and the aggregate consideration in the merger will be increased by 122,951 shares of Orchid common stock from 6,500,000 shares of Orchid common stock to 6,622,951 shares of Orchid common stock.

  . Lifecodes Identity Link Inc. In December 1999, Lifecodes acquired substantially all of the assets of Identity Link Inc., or ILI. ILI arranges paternity testing services to be performed for the private market in the United States.

   Lifecodes' operates laboratory testing facilities in following locations:

  .   Stamford, Connecticut;

  .   Germantown, Maryland;

  .   East Lansing, Michigan;

  .   Dresden, Germany;

  .   Nashville, Tennessee; and

  .   Richmond, British Columbia.

Security Ownership of Certain Beneficial Holders and Management of Lifecodes

   The following table sets forth information as to the number of shares of Lifecodes stock beneficially owned as of October 24, 2001 by:

  . each person that beneficially owns more than 5% of the outstanding shares of Lifecodes common stock, Series A convertible preference stock, Class A redeemable preferred stock or Class B redeemable preferred stock;

  .   each director of Lifecodes;

  .   each executive officer of Lifecodes; and

  .   all directors and executive officers of Lifecodes as a group.

   To the knowledge of Lifecodes and unless otherwise indicated, each person named in the table has sole voting power and investment power, or shares such power with his or her spouse, with respect to all shares of capital stock listed as owned by such person. Unless otherwise indicated, the address of each person is c/o Lifecodes Corporation, 550 West Avenue, Stamford, Connecticut 06902.

   The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after October 24, 2001 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. The vesting information set forth below has been calculated assuming that the vesting of all options will be fully accelerated as of the completion of the merger.

                                                                         Percent
                                                    Class of               of
   Name of Stockholder                               Stock   Shares       Class
   -------------------                              -------- -------     -------
   5% Stockholder
   FINOVA Mezzanine Capital, Inc................... Common   595,221(1)   16.16%

   FMC Corporation................................. Common   309,082      10.01%

   Connecticut Innovations, Inc.................... Common   313,560(2)    9.22%
                                                    Series A  21,500(3)     100%

   Crossoads Constitution LP....................... Common   274,058(4)    8.37%

   Elizabeth Ehninger.............................. Common    20,000(5)       *
    Plattleite 9                                    Class A       20      12.12%
    01326 Dresden Germany

   Herman Ehninger................................. Common    22,000(6)       *
    Sulzgrieserstr. 233                             Class A       22      13.33%
    73733 Esslingen Germany

   Reinhold Schneider.............................. Common    22,000(7)       *
    Urbanstr. 145                                   Class A       22      13.33%
    73730 Essligen Germany

   Wolfgang Merkle................................. Common    14,000(8)       *
    An Den Eichen 5B                                Class A       14       8.48%
    61462 Konigstein Germany

   Directors and Executive Officers
   Joseph I. Bishop................................ Common   800,014(9)   23.80%
                                                    Class A       73      44.24%
                                                    Class B      100      86.96%

   Walter O. Fredericks............................ Common   655,006(10)  20.40%
                                                    Class B       10       8.70%

   William G. Walter............................... Common   309,082(11)  10.01%

                                                  Class                Percent
                                                   of                    of
   Name of Stockholder                            Stock   Shares        Class
   -------------------                           ------- ---------     -------
   Gerhard Ehninger............................. Common    202,500(12)   6.56%

   Claude L. Buller............................. Common    182,500       5.91%

   Ross V. Hickey, Jr........................... Common    139,047(13)   4.50%

   Richard A. Sandberg.......................... Common     80,300       2.60%

   Dean E. Fenton............................... Common     54,030(14)   1.73%

   Ivan Balazs, Ph.D............................ Common    188,120(15)   5.90%

   Jacob Victor, Ph.D........................... Common    146,183(16)   4.62%

   Michael L. Baird, Ph.D....................... Common    112,675(17)   3.58%

   Michael E. B. Spicer......................... Common     43,000(18)   1.37%

   All directors and officers as a group (12
    persons).................................... Common  2,912,457      76.51%
                                                 Class A        73      44.24%
                                                 Class B       110      95.66%

--------
  *  Less than one percent
 (1) Consists of 595,221 shares of common stock issuable upon exercise of warrants.
 (2) Consists of 156,950 shares of common stock issuable upon conversion of the Series A convertible preference stock and 156,610 shares issuable upon exercise of warrants.
 (3) The Series A convertible preference stock is convertible into common stock by multiplying the number of shares of Series A stock by 2 and multiplying that sum by 3.65 to reflect a 3.65:1 stock split effected by Lifecodes in 1998. As of October 24, 2001, each share of Series A convertible preference stock was convertible into 7.3 shares of common stock.
 (4) Includes 185,304 shares of common stock issuable upon exercise of warrants.
 (5) Consists of 20,000 shares of common stock issuable upon exercise of warrants. Elizabeth Ehninger is Gerhard Ehninger's wife.
 (6) Consists of 22,000 shares of common stock issuable upon exercise of warrants. Herman Ehninger is Gerhard Ehninger's brother.
 (7) Consists of 22,000 shares of common stock issuable upon exercise of warrants.
 (8) Consists of 14,000 shares of common stock issuable upon exercise of warrants.
 (9) Includes 273,000 shares of common stock issuable upon exercise of warrants.
(10) Includes (i) 15,503 shares of common stock beneficially owned by Mr. Fredericks' wife, (ii) 3,650 shares of common stock beneficially owned by Mr. Fredericks' daughter, and (iii) 53,100 shares of common stock beneficially owned by the Fredericks Family LLC of which Mr. Fredericks is a member and a manager. Also includes 122,233 shares of common stock issuable upon exercise of options and warrants.
(11) Consists of 309,082 shares of common stock beneficially owned by FMC Corporation, of which Mr. Walter is an officer.
(12) Includes 20,000 shares of common stock issuable upon exercise of warrants beneficially owned by Mr. Ehninger's wife.
(13) Includes 13,903 shares of common stock beneficially owned by Century II Corp., of which Mr. Hickey is an officer and director.
(14) Includes 34,324 shares of common stock issuable upon exercise of warrants.
(15) Includes 97,600 shares of common stock issuable upon exercise of options.
(16) Includes 73,000 shares of common stock issuable upon exercise of options.
(17) Includes 57,925 shares of common stock issuable upon exercise of options.
(18) Includes 40,000 shares of common stock issuable upon exercise of options.

                                 LEGAL MATTERS

   Customary legal matters with respect to the merger and the validity of the shares of Orchid common stock offered by this proxy statement-prospectus will be passed upon for Orchid by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Certain attorneys at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. beneficially own an aggregate of 4,700 shares of Orchid common stock. Customary legal matters with respect to the merger will be passed upon for Lifecodes by Wiggin & Dana LLP, Stamford, Connecticut.

                                    EXPERTS

   The consolidated financial statements and schedule of Orchid BioSciences, Inc. and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements of GeneScreen, Inc. and subsidiaries as of December 29, 1999, and for the period from January 1, 1999 to December 29, 1999, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 OTHER MATTERS

   Lifecodes does not presently intend to bring any matters other than those described in this document before its special meeting. Further, Lifecodes has no knowledge of any other matters that may be introduced by other persons. If any other matters do properly come before Lifecodes' special meeting or any adjournment or postponement of Lifecodes' special meeting, the persons named in the enclosed proxy form of Lifecodes, as applicable, will vote the proxies in keeping with their judgment on such matters.

                      WHERE YOU CAN FIND MORE INFORMATION

   This proxy statement-prospectus incorporates documents by reference which are not presented in or delivered with this proxy statement-prospectus.

   All documents filed by Orchid pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement-prospectus and before the date of Lifecodes' special meeting are incorporated by reference into and are deemed to be a part of this proxy statement-prospectus from the date of filing of those documents.

   You should rely only on the information contained in this document or that to which you have been referred. No one is authorized to provide you with any additional information.

   The following documents, which have been filed by Orchid with the Securities and Exchange Commission (SEC file number 0-30267 are incorporated by reference into this proxy statement-prospectus:

  . Orchid's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (filing date April 2, 2001);

  . Orchid's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 (filing date May 15, 2001);

  . Orchid's Proxy Statement on Schedule 14A (filing date April 30, 2001) as revised by Orchid's Revised Proxy Statement on Schedule 14A (filing date May 10, 2001);

  . Orchid's Current Report on Form 8-K for the May 22, 2001 event (filing date May 22, 2001);

  . Orchid's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001 (filing date August 14, 2001);

  . Orchid's Current Report on Form 8-K for the October 1, 2001 event (filing date October 5, 2001); and

  . The description of Orchid's common stock contained in Orchid's Registration Statement on Form S-3 (filing date May 10, 2001) as updated by Orchid's Registration Statement on Form 8-A (filing date August 3, 2001).

   Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement-prospectus will be deemed to be modified or superseded for purposes of this proxy statement-prospectus to the extent that a statement contained in this proxy statement-prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement-prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement-prospectus.

   The documents incorporated by reference into this proxy statement-prospectus are available from Orchid upon request. Orchid will provide a copy of any and all of the information that is incorporated by reference in this proxy statement-prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this proxy statement-prospectus are not themselves specifically incorporated by reference in this proxy statement-prospectus, then the exhibits will not be provided. Any request for documents should be made no later than 5 days before the Lifecodes stockholders meeting date to ensure timely delivery of the documents.

Requests for documents relating to Orchid should be directed to:

   Orchid BioSciences, Inc., 4390 US Route One, Princeton, New Jersey 08540,
Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (609) 750-2324 or via email at ir@orchid.com.

Requests for documents relating to Lifecodes should be directed to:

   Lifecodes Corporation, 550 West Avenue, Stamford, Connecticut 06902,
Attention: Michael Spicer, Chief Financial Officer, or by telephone to: (203) 328-9500.

   Orchid files reports, proxy statements and other information with the Securities and Exchange Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the Securities and Exchange Commission at:

                                Judiciary Plaza
                                   Room 1024
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

   Reports, proxy statements and other information concerning Orchid may be inspected at:

                         The Nasdaq Stock Market, Inc.
                              1735 K Street, N.W.
                              Washington, DC 20006

   Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at l-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding Orchid. The address of the Securities and Exchange Commission website is http://www.sec.gov.

   Orchid has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to Orchid's common stock to be issued in the merger. This proxy statement-prospectus constitutes the prospectus of Orchid filed as part of the registration statement. This proxy statement-prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

   If you have any questions about the merger, please call either Orchid Investor Relations at (609) 750-2324 or Lifecodes' Chief Financial Officer at
(203) 328-9500.

   This proxy statement-prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement-prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement-prospectus nor any distribution of securities pursuant to this proxy statement-prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement-prospectus by reference or in our affairs since the date of this proxy statement-prospectus. The information contained in this proxy statement-prospectus with respect to Orchid was provided by Orchid and the information contained in this proxy statement-prospectus with respect to Lifecodes was provided by Lifecodes.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

   The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. This proxy statement-prospectus contains such "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this proxy statement-prospectus referring to Orchid and Lifecodes, and they may also be made a part of this proxy statement-prospectus by reference to other documents filed with the Securities and Exchange Commission by Orchid, which is known as "incorporation by reference." These statements may include statements regarding the period following completion of the merger.

   Words such as "anticipate," "estimate," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the merger of Orchid and Lifecodes, identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the risks related to the businesses of Orchid and Lifecodes, the factors relating to the merger discussed under "Risk Factors," among others, could cause actual results to differ materially from those described on the forward-looking statements. Stockholders are cautioned not to place undue reliance on the forward-looking statements, which speak only of the date of this proxy statement-prospectus or the date of the document incorporated by reference in this proxy statement-prospectus. Neither Orchid nor Lifecodes is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

   For additional information about factors that could cause results to differ materially from those described in the forward-looking statements, please see the quarterly reports on Form 10-Q and the annual reports on Form 10-K that Orchid have filed with the Securities and Exchange Commission.

   All subsequent forward-looking statements attributable to Orchid or Lifecodes or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

GeneScreen, Inc. and subsidiaries:
  Consolidated Financial Statements:
    Independent Auditors' Report........................................... F-2
    Consolidated Balance Sheet at December 29, 1999........................ F-3
    Consolidated Statements of Operations for the period from January 1,
     1999 to
     December 29, 1999..................................................... F-4
    Consolidated Statements of Stockholders' Equity (Deficit) for the
     period from January 1, 1999 to December 29, 1999...................... F-5
    Consolidated Statements of Cash Flows for the period from January 1,
     1999 to December 29, 1999............................................. F-6
    Notes to Consolidated Financial Statements............................. F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
GeneScreen, Inc. and Subsidiaries:

   We have audited the accompanying consolidated balance sheet of GeneScreen, Inc. and subsidiaries as of December 29, 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period from January 1, 1999 to December 29, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GeneScreen, Inc. and subsidiaries as of December 29, 1999, and the results of their operations and their cash flows for the period from January 1, 1999 to December 29, 1999 in conformity with generally accepted accounting principles.

                                          KPMG LLP

Princeton, New Jersey
January 21, 2000

                       GENESCREEN, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               December 29, 1999

                              Assets
Current assets:
  Cash ........................................................... $   538,411
  Restricted cash.................................................     400,000
  Accounts receivable, net........................................   2,228,554
  Laboratory materials and supplies...............................     304,938
  Prepaid expenses and other current assets.......................     156,108
                                                                   -----------
    Total current assets..........................................   3,628,011
Property and equipment, net.......................................     382,563
Note receivable...................................................   3,547,821
Other assets......................................................      47,920
                                                                   -----------
    Total assets.................................................. $ 7,606,315
                                                                   ===========
              Liabilities and Stockholders' Deficit
Current liabilities:
  Note payable--bank.............................................. $ 1,000,000
  Current portion of long-term debt...............................     190,352
  Accounts payable................................................     541,226
  Accrued liabilities.............................................   1,949,135
  Deferred revenue................................................     193,046
                                                                   -----------
    Total current liabilities.....................................   3,873,759
Long-term debt, less current portion..............................     424,628
Deferred gain on sale of Molecular Tool...........................   3,570,646
                                                                   -----------
    Total liabilities.............................................   7,869,033
Commitments and contingencies
Stockholders' deficit:
  Convertible preferred stock, Series A, $.05 par value; 350,000 shares authorized, issued and outstanding (liquidation
   preference of $1,423,443 at December 29, 1999)                       17,500
  Convertible preferred stock, Series B, $.05 par value; 700,000 shares authorized; 691,723 shares issued and outstanding
   (liquidation preference of $2,964,630 at December 29, 1999)....      34,586
  Common stock, $.01 par value; 10,000,000 shares authorized;
   2,804,239 shares issued and outstanding at December 29, 1999...      28,042
  Additional paid-in capital......................................   8,896,451
  Treasury stock--53 common shares, at cost.......................         (22)
  Accumulated deficit.............................................  (9,239,275)
                                                                   -----------
    Total stockholders' deficit...................................    (262,718)
                                                                   -----------
    Total liabilities and stockholders' deficit................... $ 7,606,315
                                                                   ===========

          See accompanying notes to consolidated financial statements.

                       GENESCREEN, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                Period from January 1, 1999 to December 29, 1999

Revenue:
  Laboratory testing.............................................. $13,746,615
                                                                   -----------
Operating expenses:
  Cost of laboratory testing......................................  10,054,681
  General and administrative......................................   5,922,537
  Research and development........................................      97,909
                                                                   -----------
    Total operating expenses......................................  16,075,127
                                                                   -----------
    Operating loss................................................  (2,328,512)
Other expense:
  Interest expense................................................    (159,698)
                                                                   -----------
    Loss from continuing operations...............................  (2,488,210)
                                                                   -----------
Discontinued operations:
  Loss on discontinued operations of Molecular Tool...............         --
  Gain on sale of Molecular Tool, net of tax......................     357,175
                                                                   -----------
    Total discontinued operations.................................     357,175
                                                                   -----------
    Net loss...................................................... $(2,131,035)
                                                                   ===========



          See accompanying notes to consolidated financial statements.

                       GENESCREEN, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

               Period from January 1, 1999 to December 29, 1999

                    Convertible preferred stock
                  -------------------------------
                     Series A        Series B       Common stock
                  --------------- --------------- -----------------
                  Number          Number           Number           Additional             Notes
                    of              of               of              paid-in   Treasury receivable - Accumulated
                  shares  Amount  shares  Amount   shares   Amount   capital    stock   stockholders   deficit      Total
                  ------- ------- ------- ------- --------- ------- ---------- -------- ------------ -----------  ----------
Balance, January
1, 1999.........  350,000 $17,500 691,723 $34,586 2,620,493 $26,205 7,695,716    (22)     (36,563)   (7,108,240)     629,182
Exercise of
common stock
options.........      --      --      --      --    136,736   1,367    40,839    --           --            --        42,206
Cancellation of
note receivable
from
stockholder.....      --      --      --      --        --      --        --     --        36,563           --        36,563
Common stock
issued in
exchange for
consulting
services........      --      --      --      --     47,010     470   195,562    --           --            --       196,032
Net loss........      --      --      --      --        --      --        --     --           --     (2,131,035)  (2,131,035)
Accelerated
vesting and
cashless
exercise of
common stock
options.........      --      --      --      --        --      --    964,334    --           --            --       964,334
                  ------- ------- ------- ------- --------- ------- ---------    ---      -------    ----------   ----------
Balance,
December 29,
1999............  350,000 $17,500 691,723 $34,586 2,804,239 $28,042 8,896,451    (22)         --     (9,239,275)    (262,718)
                  ======= ======= ======= ======= ========= ======= =========    ===      =======    ==========   ==========



         See accompanying notes to consolidated financial statements.

                       GENESCREEN, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                Period from January 1, 1999 to December 29, 1999

Cash flows from operating activities:
  Net loss........................................................ $(2,131,035)
  Adjustments to reconcile net loss to net cash provided by
   operating activities:
    Gain on sale of Molecular Tool................................    (357,175)
    Depreciation and amortization.................................     384,309
    Non-cash employee compensation................................     327,750
    Common stock issued in exchange for consulting services.......     196,032
    Non-cash compensation on accelerated vesting and
     cashless exercise of common stock options....................     964,334
    Loss on disposal of property and equipment....................      59,566
    Changes in assets and liabilities:
      Accounts receivable.........................................     712,006
      Laboratory materials and supplies...........................     108,854
      Prepaid expenses and other current assets...................      56,864
      Accounts payable............................................    (766,314)
      Accrued liabilities.........................................     751,753
      Deferred revenue............................................     (14,108)
                                                                   -----------
        Net cash provided by operating activities.................     292,836
                                                                   -----------
Cash flows from investing activities:
  Additions to property and equipment.............................    (188,424)
  Increase in restricted cash.....................................    (400,000)
  Proceeds from sale of Molecular Tool............................     357,175
                                                                   -----------
        Net cash used in investing activities.....................    (231,249)
                                                                   -----------
  Cash flows from financing activities:
  Net payments under line of credit...............................    (130,000)
  Payments on long-term obligations...............................  (1,308,684)
  Exercise of common stock options................................      42,206
                                                                   -----------
        Net cash used in financing activities.....................  (1,396,478)
                                                                   -----------
Net decrease in cash..............................................  (1,334,891)
Cash at beginning of year.........................................   1,873,302
                                                                   -----------
Cash at end of year............................................... $   538,411
                                                                   ===========
Supplemental disclosure of cash flow information:
  Cash payments during the period for:
    Interest...................................................... $   314,164
    Income taxes..................................................     245,000
                                                                   ===========
Supplemental disclosure of non-cash financing activities:
  Notes payable issued and notes receivable cancelled in exchange
   for employee severance and settlement agreements............... $   327,750
                                                                   ===========

          See accompanying notes to consolidated financial statements.

                       GENESCREEN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 29, 1999

(1) Summary of Significant Accounting Policies

 Organization and Business Activities

   GeneScreen, Inc. ("GeneScreen" or the "Company") operates genetic testing laboratories in Dallas, Texas; Dayton, Ohio (acquired in 1992); and Sacramento, California (acquired in 1994). GeneScreen performs paternity testing, forensic identification testing to assist in criminal investigations and medical genetic testing using technologies developed at the University of Texas Southwestern Medical Center and other medical research facilities. GeneScreen's primary sources of revenue represent paternity testing under contracts with several state government agencies and genetic testing under grants from the National Marrow Donor Program.

   On September 11, 1998, the Company sold the assets of its Molecular Tool ("MTool") division to Orchid BioSciences, Inc. ("Orchid") (see Note 2). Prior to this sale, MTool performed research and development activities for third parties under contract and for its own account and developed and patented a proprietary technology called SNP-IT primer-extension technology ("SNP-IT") for the analysis of DNA.

   GeneScreen was acquired by Orchid on December 30, 1999 (see Note 11).

 Consolidated Financial Statements

   The consolidated financial statements include the accounts of GeneScreen and its wholly owned subsidiaries. Significant intercompany balances and transactions are eliminated in consolidation.

 Use of Estimates

   Financial statement preparation requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Laboratory Materials and Supplies

   Laboratory materials and supplies are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

 Property and Equipment

   Property and equipment are stated at cost. Depreciation on equipment is calculated on the straight-line method over the estimated useful lives of the assets, which range from two to seven years. Leasehold improvements are amortized straight line over the shorter of the lease term or estimated useful life of the asset.

 Financial Instruments

   Financial instruments consist of cash, accounts and notes receivable, payables and notes payable, the carrying value of which approximate their fair values due to their short maturities or current interest rates.

 Revenue Recognition

   Revenue is recognized on an accrual basis at the time test results are reported. Deferred revenue represents the unearned portion of payments received in advance of tests being completed. Unbilled receivables represent revenue which has been earned on completed tests which have not been billed to the customer.

                       GENESCREEN, INC. AND SUBSIDIARIES

                               December 29, 1999


 Research and Development and Advertising

   Costs incurred for research and product development and advertising are expensed as incurred. The results of operations for the MTool research and development facility sold during 1998 are reported as discontinued operations (see note 2). Advertising costs totalled $47,262 in 1999.

 Stock-based Compensation

   The Company accounts for its stock-based compensation to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, deferred compensation is recorded on the date of issuance or grant as the excess of the fair value of the underlying stock over the purchase or exercise price. Any deferred compensation is amortized over the respective vesting periods of the equity instruments, if any. The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," which permits entities to provide pro forma net income (loss) disclosures for stock-based compensation as if the minimum value method defined in SFAS No. 123 had been applied. As required by SFAS No. 123, transactions with non-employees in which goods or services are the consideration received for the issuance of equity instruments are accounted for under the fair value based method.

 Income Taxes

   The Company accounts for income taxes in accordance with the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using tax rates in effect for the years in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits which are not expected to be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

 Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

   In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company reviews long-lived assets, certain identifiable intangibles and goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to dispose.

(2) Discontinued Operations of Molecular Tool, Inc.

   In May 1998, the Board of Directors approved a plan to sell the MTool assets, except that the Company retained certain rights to the SNP-IT technology of MTool to permit the Company to continue implementation of the SNP-IT testing processes.

   In September 1998, the MTool assets were acquired by Orchid. GeneScreen received $2,806,807 in cash and $3,547,821 in a subordinated convertible note receivable, and $380,000 was placed in escrow. The escrow was to be released to GeneScreen by Orchid upon approval by certain Federal regulatory agencies of Orchid as

                       GENESCREEN, INC. AND SUBSIDIARIES

                               December 29, 1999

a valid recipient of outstanding MTool grant funds. The note receivable of $3,547,821, bears interest at 6% annually, and is due on September 11, 2008. As part of this agreement, GeneScreen retained a lien on the existing MTool patents until settlement of this note has occurred. This note was cancelled in the acquisition of GeneScreen by Orchid (see note 11).

   Of the gain which resulted from the sale of MTool, $3,927,821, which is equal to the convertible note receivable plus the escrow, was deferred at December 31, 1998, until the respective settlements of these items occur. The convertible note receivable was cancelled as part of the acquisition by Orchid (see note 11) and the escrow funds of $380,000 were received in 1999 and $357,175 was recorded as a gain, net of tax.

                       GENESCREEN, INC. AND SUBSIDIARIES

                               December 29, 1999

(3) Accounts Receivable and Credit Risks

   Accounts receivable at December 29, 1999, consists of the following:

   Billed trade receivables......................................... $1,615,315
   Unbilled trade receivables.......................................    831,705
                                                                     ----------
                                                                      2,447,020
   Less allowance for doubtful accounts.............................    218,466
                                                                     ----------
     Accounts receivable, net....................................... $2,228,554
                                                                     ==========

   GeneScreen's accounts receivable are primarily composed of amounts owed by government agencies. GeneScreen performs periodic credit evaluations of its customers' financial condition and generally does not require a deposit from government agencies or private institutions. GeneScreen believes private pay accounts for paternity testing represent the most significant credit risk and generally requires a deposit for all or a portion of the services to be rendered. Credit losses have consistently been within management's estimates.

(4) Property and Equipment

   Property and equipment at December 29, 1999 consists of the following:

   Laboratory and office equipment.................................. $1,950,268
   Leasehold improvements...........................................    151,955
                                                                     ----------
                                                                      2,102,223
   Less accumulated depreciation and amortization...................  1,719,660
                                                                     ----------
                                                                     $  382,563
                                                                     ==========

(5) Credit Facility and Debt

   On November 30, 1999, the Company amended its revolving credit agreement. Borrowings are available under this agreement for up to $1,000,000. The note bears interest at prime plus 2% (10.5% at December 29, 1999) payable monthly, and is collateralized by $400,000 of pledged cash and cash equivalents on deposit at the financial institution until the loan is repaid. The note is also secured by the tangible and intangible assets of the Company. The Company had outstanding borrowings under its revolving credit agreement of $1,000,000 at December 29, 1999. On January 20, 2000, the $1,000,000 was repaid.

                       GENESCREEN, INC. AND SUBSIDIARIES

                               December 29, 1999


   Long-term debt at December 29, 1999, consists of the following:

   Note payable to former employee, due in 16 quarterly installments of $27,932, commencing January 1, 1999, and one lump-sum payment of $51,013, due January 1, 1999, net of unamortized discount of
    $23,030 at December 29, 1999..................................... $312,154
   Note payable to employee, due in 12 quarterly installments of
    $25,514, commencing January 1, 2000, net of unamortized discount of $21,037 at December 29, 1999..................................  285,131
   Other.............................................................   17,695
                                                                      --------
                                                                       614,980
   Less current portion..............................................  190,352
                                                                      --------
     Long-term debt, less current portion............................ $424,628
                                                                      ========

(6) Accrued Liabilities

   Accrued liabilities at December 29, 1999 consists of the following:

   Employee compensation............................................ $   42,913
   Professional fees for transaction with Orchid....................    529,375
   Self-insurance reserve...........................................    191,000
   Royalties on licensed technology.................................    906,107
   State income taxes payable.......................................     30,226
   Other............................................................    249,514
                                                                     ----------
                                                                     $1,949,135
                                                                     ==========

(7) Income Taxes

   As of December 29, 1999, the Company has approximately $5,074,000 of Federal and $2,261,000 of state net operating loss ("NOL") carryforwards available to offset future taxable income. The Federal and state NOL carryforwards will begin expiring in 2003 and 2002, respectively, if not utilized.

   The Tax Reform Act of 1986 ("the Act") provides for a limitation on the annual use of NOL carryforwards (following certain ownership changes, as defined by the Act) which could significantly limit the Company's ability to utilize these carryforwards. The Company has experienced various ownership changes, as defined by the Act, as a result of past financings and the acquisition by Orchid (see note 11). Accordingly, the Company's ability to utilize the aforementioned carryforwards may be limited. Additionally, because U.S. tax laws limit the time during which these carryforwards may be applied against future taxes, the Company may not be able to take full advantage of these attributes for Federal income tax purposes.

                       GENESCREEN, INC. AND SUBSIDIARIES

                               December 29, 1999


   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities, consists of the following at December 29, 1999:

   Current:
     Allowances and accruals, not currently deductible............. $   165,862
     Less valuation allowance......................................    (165,862)
                                                                    -----------
                                                                    $       --
                                                                    ===========
   Long-term:
     Net operating loss carryforward...............................   2,033,358
     Depreciation and amortization, not currently deductible.......     164,254
     Allowances and accruals, not currently deductible.............     199,511
     Deferred gain on sale of MTool, currently taxable.............     434,353
     Other.........................................................     (13,991)
                                                                    -----------
                                                                      2,817,485
     Less valuation allowance......................................  (2,817,485)
                                                                    -----------
       Net deferred taxes.......................................... $       --
                                                                    ===========

   At December 29, 1999, a valuation of allowance of $2,983,347 has been recognized to fully offset the deferred tax assets as it is more likely than not that these assets will not be realized. The change in the valuation allowance in 1999 was an increase of $678,755, related primarily to additional net operating losses incurred by the Company.

(8) Stockholders' Equity (Deficit)

 Preferred Stock

   The Company is authorized to issue a total of 5,000,000 shares of various series of preferred stock. The Series A and Series B preferred stocks are convertible into common stock on a 1-for-1 basis, subject to adjustment for dilution, are entitled to vote with common stock on the basis of common shares into which they are convertible, and provide for noncumulative annual dividends at rates of $.20 and $.26 per share, respectively, when and if declared.

   The Series A and Series B preferred stocks may be redeemed in whole or in part, at the Company's option, at any time beginning after March 31, 1999 and January 31, 2003, respectively. The per share redemption price for Series A is $2.50 plus approximately $.20 for each year outstanding since February 1992. The per share redemption price for Series B is $3.28 plus approximately $.02 for each month outstanding since February 1996. For both series, the liquidation value is computed in the same manner as the redemption price. The Series A and Series B preferred stocks have a liquidation preference over common stock.

   All shares of the Series A and Series B preferred stocks will automatically convert to common stock upon the sale of the Company's common stock in a public offering, subject to certain offering criteria. At December 29, 1999, the Company has reserved approximately 1,050,000 shares of common stock for issuance upon conversion of all preferred stock (see note 11).

                       GENESCREEN, INC. AND SUBSIDIARIES

                               December 29, 1999


 Common Stock

   During 1999, a member of GeneScreen's Board of Directors provided consulting services to the Company in exchange for total consideration of $289,277, consisting of $93,245 in cash and 47,010 shares of common stock valued at $196,032.

(9) Stock Option Plan

   Under the Stock Option Plan (the "Plan"), options to purchase up to 686,667 shares of common stock may be granted to certain key employees and officers of the Company. Options are exercisable immediately and expire no later than ten years from the date of grant. The Board may determine the individuals to whom and the time at which options shall be granted and the number of shares of common stock covered by each option. The exercise price per share will be determined by the Board but may not be less than 85% of the fair value of the common stock on the date of grant. Common stock issued related to the options is subject to repurchase by GeneScreen upon termination of employment. The percentage of stock eligible for repurchase will decrease ratably over a period varying from three to five years from the date of grant. Options for stock no longer eligible for repurchase are considered fully vested (see note
11).

   The following is a summary of the Plan's activity for the period shown:

                                                                        Weighted
                                                                        average
                                                                        exercise
                                                                         price
                                                             Number of    per
                                                              shares     share
                                                             ---------  --------
   Options outstanding, January 1, 1999.....................   511,079    $.41
     Granted................................................   172,500     .80
     Exercised..............................................  (136,736)    .31
     Terminated.............................................   (22,396)    .59
                                                             ---------
   Options outstanding, December 31, 1999...................   524,447     .55
                                                             =========

   The following table summarizes information for options outstanding and vested at December 29, 1999:

                       Options outstanding                    Options vested
                ----------------------------------------   ------------------------
                               Weighted
                                average       Weighted                   Weighted
   Range of                    remaining      average                    average
   exercise     Number of     contractual     exercise     Number of     exercise
    prices       shares          life          price        shares        price
   --------     ---------     -----------     --------     ---------     --------
     $.12        167,747          1.7           $.12        167,747        $.12
      .25         20,000          2.5            .25         20,000         .25
      .50         14,600          4.0            .50         14,600         .50
      .80        322,100          7.9            .80        107,075         .80
                 -------                                    -------
                 524,447          5.6            .55        309,422         .38
                 =======                                    =======

                       GENESCREEN, INC. AND SUBSIDIARIES

                               December 29, 1999

   Immediately prior to Orchid's acquisition of the Company, all unvested stock options were subject to accelerated vesting and all outstanding options were exercised (on a cashless basis) for shares of GeneScreen common stock, resulting in compensation expense of $964,334, which is reflected in the consolidated statement of operations for 1999.

   The Company applies the provisions of APB No. 25 and related interpretations in accounting for its stock option plan. No compensation cost has been recognized for its stock option plan, since the fair market value of the common stock at the date of grant was not in excess of the option exercise price. Had compensation cost for the Company's stock option plan been determined based on the minimum value of the options at the grant dates consistent with the method prescribed by SFAS No. 123, the Company's pro forma net loss would have been $2,170,710 in 1999.

   In the pro forma calculations, the weighted average minimum value of options granted in 1999 was estimated at $.23. The minimum value of each option grant is estimated on the date of grant using the minimum value method with the following weighted average assumptions used for grants in 1999: risk free interest rate of 5.6%; expected life of six years; no dividend yield; and no expected volatility (because the Company's stock is not publicly traded).

(10) Commitments and Contingencies

 Leases

   The Company leases its facilities under noncancellable operating leases with options to renew. Future minimum rental payments as of December 29, 1999, are as follows:

   2000................................................................ $292,527
   2001................................................................  242,984
   2002................................................................   87,861
                                                                        --------
                                                                        $623,372
                                                                        ========

   Rent expense in 1999 was $322,270.

 Self-Insurance Reserve

   The Company is self-insured for the risk of loss relating to certain litigation claims that might arise from the Company's testing results. However, due to provisions in certain service contracts, the Company is insured for claims arising from testing performed under the Texas, Ohio and Arizona contracts. Insurance coverage began in 1995 for testing under the Texas contract, in 1997 for testing under the Ohio and Arizona contracts and all other contracts in August 1998. Management estimates future litigation costs based on historical litigation experience. The accrued litigation reserve for the self-insured risk at December 29, 1999 was $191,000.

 Employment Contracts

   Under a 1992 employment contract, the Company was contingently liable to one individual through December 31, 2001, for minimum payments in the event of involuntary termination or death of this individual. In 1999, the Company agreed to a settlement agreement with the employee with a net cost of $327,750, which

                       GENESCREEN, INC. AND SUBSIDIARIES

                               December 29, 1999

includes cancellation of a note receivable from the employee for $36,563 plus accrued interest of $6,056. The settlement is payable in quarterly installments over three years, the total of which has been recorded at a discounted amount of $285,131 plus interest of $21,037 (see note 5).

(11) Acquisition of GeneScreen by Orchid

   On December 30, 1999, Orchid acquired all of the outstanding shares of common and preferred stock of GeneScreen in exchange for consideration consisting primarily of 4,000,000 shares of Orchid Series E convertible preferred stock ("Series E") (see note 9) with a stated value of $4.50 per share. The Company estimates that approximately $300,000 will be paid in lieu of issuing Series E shares to satisfy certain regulatory requirements and eliminate fractional shares. This equates to 65,647 shares of Series E which will not be issued. Also, as part of the acquisition, the note receivable from Orchid of $3,547,821 was cancelled. GeneScreen incurred costs totaling $902,490 for fees to outside advisors related to this transaction which are included in general and administrative expenses in the 1999 consolidated statements of operations. Amounts included in the accompanying consolidated financial statements are stated on a historical cost basis and do not reflect any fair value adjustments which might result from the application of purchase accounting as a result of the acquisition of the Company by Orchid.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            ORCHID BIOSCIENCES, INC.

                            PERSIA MERGER SUB, INC.

                                      AND

                             LIFECODES CORPORATION

                          Dated as of October 1, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE I  THE MERGER....................................................   A-1
    1.1     The Merger....................................................   A-1
    1.2     Effective Time................................................   A-1
    1.3     Effect of the Merger..........................................   A-2
    1.4     Certificate of Incorporation and Bylaws of Surviving
             Corporation..................................................   A-2
    1.5     Directors and Officers........................................   A-2
    1.6     Merger Consideration; Conversion of Company Shares; Escrow....   A-2
    1.7     Cancellation of Treasury Shares...............................   A-3
    1.8     Stock Options.................................................   A-3
    1.9     Warrants......................................................   A-4
    1.10    Capital Stock of Merger Sub...................................   A-4
    1.11    Adjustments to Exchange Ratio Fraction........................   A-4
    1.12    Fractional Shares.............................................   A-4
    1.13    Surrender of Certificates.....................................   A-4
    1.14    Further Ownership Rights in Company Shares....................   A-6
    1.15    Closing.......................................................   A-6
    1.16    Lost, Stolen or Destroyed Certificates........................   A-6
    1.17    Dissenters' Rights............................................   A-6
    1.18    Further Assurances............................................   A-7
    1.19    Closing of Company Transfer Books.............................   A-7
    1.20    Tax and Accounting Consequences...............................   A-7

 ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................   A-7
    2.1     Organization and Qualification; Subsidiaries..................   A-7
    2.2     Certificate of Incorporation and Bylaws.......................   A-8
    2.3     Capitalization................................................   A-8
    2.4     Authority Relative to this Agreement; Required Vote...........  A-10
    2.5     No Conflict; Required Filings and Consents....................  A-10
    2.6     Material Agreements...........................................  A-11
    2.7     Compliance....................................................  A-11
    2.8     Financial Statements..........................................  A-12
    2.9     Books and Records.............................................  A-12
    2.10    Accounts and Notes Receivable.................................  A-12
    2.11    Inventory.....................................................  A-13
    2.12    Customers and Distributors....................................  A-13
    2.13    Absence of Certain Changes or Events..........................  A-13
    2.14    No Undisclosed Liabilities....................................  A-14
    2.15    Absence of Litigation.........................................  A-14
    2.16    Employee Benefit Plans........................................  A-14
    2.17    Employment and Labor Matters..................................  A-16
    2.18    Absence of Restrictions on Business Activities................  A-17
    2.19    Title to Assets; Leases.......................................  A-18
    2.20    Condition of Properties.......................................  A-18
    2.21    Taxes.........................................................  A-19
    2.22    Environmental Matters.........................................  A-20
    2.23    Intellectual Property.........................................  A-21
    2.24    Insurance.....................................................  A-23
    2.25    Brokers.......................................................  A-23
    2.26    Certain Business Practices....................................  A-24
    2.27    Interested Party Transactions.................................  A-24

                                                                          Page
                                                                          ----
    2.28     Disclosure.................................................  A-24
    2.29     Registration Statement; Proxy Statement/Prospectus.........  A-25

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....  A-25
    3.1      Organization and Qualification.............................  A-25
    3.2      Reports....................................................  A-26
    3.3      Authorization of Agreement.................................  A-26
    3.4      Approvals..................................................  A-27
    3.5      No Violation...............................................  A-27
    3.6      Absence of Certain Changes or Events.......................  A-27
    3.7      Brokers....................................................  A-27
    3.8      Litigation.................................................  A-27
    3.9      Securities Act.............................................  A-27
    3.10     Registration Statement; Proxy Statement/Prospectus.........  A-27
    3.11     Future Profitability.......................................  A-28
    3.12     Disclosure.................................................  A-28

 ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE CONSENTING COMPANY
              STOCKHOLDERS..............................................  A-28
    4.1      Ownership..................................................  A-28
    4.2      Authority..................................................  A-28
    4.3      Execution..................................................  A-28
    4.4      No Conflict................................................  A-28

  ARTICLE V  CONDUCT OF BUSINESS PENDING THE MERGER.....................  A-29
    5.1      Conduct of Business by the Company Pending the Merger......  A-29
    5.2      Solicitation of Other Proposals............................  A-30

 ARTICLE VI  ADDITIONAL OBLIGATIONS.....................................  A-32
    6.1      Proxy Statement; Registration Statement....................  A-32
    6.2      Meeting of Company Stockholders............................  A-32
    6.3      Access to Information; Confidentiality.....................  A-33
    6.4      All Reasonable Efforts; Further Assurances.................  A-33
    6.5      SEC Filings by Parent......................................  A-34
    6.6      Notification of Certain Matters............................  A-34
    6.7      Public Announcements.......................................  A-35
    6.8      Takeover Laws..............................................  A-35
    6.9      Existing Registration Rights Agreements....................  A-35
    6.10     Release Agreements.........................................  A-35
    6.11     Maintenance, Prosecution and Filing Obligations............  A-35
    6.12     Employee Benefits..........................................  A-35
    6.13     Listing....................................................  A-36
    6.14     Registration of Shares Issued in the Merger................  A-36
    6.15     Covenants for Tax-Free Status..............................  A-39
    6.16     Stockholder Agreements; Stockholder Appointment Letter.....  A-39
    6.17     Accountant's Letters.......................................  A-39
    6.18     Helix Transaction..........................................  A-40
    6.19     Payment of Transfer Taxes..................................  A-40
    6.20     Company Employees; Offer Letters...........................  A-40

 ARTICLE VII CONDITIONS OF MERGER.......................................  A-40
    7.1      Conditions to Obligation of Each Party to Effect the
              Merger....................................................  A-40
    7.2      Additional Conditions to Obligations of Parent and Merger
              Sub.......................................................  A-41
    7.3      Additional Conditions to Obligations of the Company........  A-43

                                                                           Page
                                                                           ----
 ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..........................  A-44
     8.1      Termination................................................  A-44
     8.2      Effect of Termination......................................  A-45
     8.3      Fees and Expenses..........................................  A-45
     8.4      Amendment..................................................  A-46
     8.5      Waiver.....................................................  A-46

  ARTICLE IX  INDEMNIFICATION; ESCROW....................................  A-46
     9.1      Survival...................................................  A-46
     9.2      Indemnification............................................  A-46
     9.3      Claims for Indemnification.................................  A-47
     9.4      Threshold with Respect to Indemnification..................  A-47
     9.5      Limitations on Indemnification.............................  A-47
     9.6      Exclusive Remedy...........................................  A-48
     9.7      Escrow Arrangements........................................  A-48

  ARTICLE X   GENERAL PROVISIONS.........................................  A-48
    10.1      Individuals Subject to an Agreement Not to Compete.........  A-48
    10.2      Notices....................................................  A-49
    10.3      Disclosure Schedule........................................  A-50
    10.4      Certain Definitions........................................  A-50
    10.5      Other Definitions..........................................  A-53
    10.6      Interpretation.............................................  A-55
    10.7      Severability...............................................  A-55
    10.8      Entire Agreement...........................................  A-56
    10.9      Assignment.................................................  A-56
    10.10     Parties in Interest........................................  A-56
    10.11     Failure or Indulgence Not Waiver; Remedies Cumulative......  A-56
    10.12     Governing Law..............................................  A-56
    10.13     Counterparts...............................................  A-56

 EXHIBIT A   Form of Affiliate Agreement
 EXHIBIT B   Certificate of Merger
 EXHIBIT C   Form of Letter of Transmittal
 EXHIBIT D   Form of Opinion of Counsel to the Company
             Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
 EXHIBIT E   P.C.
 EXHIBIT F   Form of Escrow Agreement
 EXHIBIT G-1 Form of Stockholders Agreement
 EXHIBIT G-2 Form of Stockholder Appointment Letter
 EXHIBIT H   Form of Separation and Consulting Agreement
 EXHIBIT I   Form of Release and Waiver Agreement
 EXHIBIT J   Form of Lock-Up Agreement
 EXHIBIT K   Form of Supply Agreement

                                   SCHEDULES

Company's Schedules

     I          Consenting Company Stockholders
    1.6(III)(B) Fully Diluted Share Amount
    1.6(c)      Preferred Exchange Ratio Fraction
    1.8         Assumed Options
    2.1(c)      Company Subsidiaries
    2.3(b)      Company Capitalization
    2.3(c)      Company Stockholders; Company Options
    2.3(d)      Equity Obligations
    2.3(e)      Registration Rights
    2.5(a)      No Conflict; Required Filings and Consents
    2.5(b)      Company Consents and Approvals
    2.6(a)      Material Agreements
    2.6(b)      Enforceability of Material Agreements
    2.7(a)      Law, Regulation or Order; Violation
    2.7(b)      Permits
    2.7(c)      Law, Rule Regulation; Violation
    2.10        Accounts and Notes Receivable
    2.12        Customers, Distributors and Suppliers
    2.13        Absence of Certain Changes or Events
    2.14        Undisclosed Liabilities
    2.15        Absence of Litigation
    2.16(a)     Employee Benefit Plans
    2.16(e)     Benefits; Acceleration
    2.16(i)     Severance Payments
    2.16(j)     Benefit Claims
    2.16(l)     Company Employee Securityholders
    2.16(m)     Retired Company Employees or Directors
    2.17(a)     Employment and Consultant Agreements
    2.17(b)     Employee Controversies
    2.18        Restrictions on Business Activity
    2.19(a)     Real Property
    2.19(b)     Leases
    2.19(c)     Title
    2.21        Taxes
    2.22        Environmental Matters
    2.23(a)     Intellectual Property: Patents, Trademarks, Copyrights
    2.23(b)     Intellectual Property: Non-Exclusive Intellectual Property
                 Rights
    2.23(c)     Patent Interference
    2.23(d)     Patent Infringement
    2.23(g)     Patent Litigation
    2.24        Insurance
    2.25        Brokers
    2.27        Interested Parties

Other Schedules

    5.1(l)      Related Party Agreements, Arrangements, Understandings
    6.20        Company Employees, Offer Letters
    7.2(h)      Affiliate Agreement
   10.1         Individuals Subject To An Agreement Not To Compete

                          AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 1, 2001 (the "Execution Date") by and among ORCHID BIOSCIENCES, INC., a Delaware corporation ("Parent"), PERSIA MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), LIFECODES CORPORATION, a Delaware corporation (the "Company"), and the stockholders of the Company listed on Schedule I attached hereto (the "Consenting Company Stockholders").

   WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

   WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company, and the Consenting Company Stockholders have consented to the Merger, each in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), subject to the conditions set forth herein, which Merger will result in, among other things,
(a) the Company becoming a wholly-owned subsidiary of Parent, and (b) all of the issued and outstanding Company Shares (as defined in Section 2.3(a)) held by the stockholders of the Company, being exchanged and converted into shares of Common Stock, $.001 par value per share, of Parent ("Parent Common Stock") on the terms described herein;

   WHEREAS, as a condition to the willingness of, and as an inducement to, Parent and Merger Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of shares of the capital stock of the Company, including the Consenting Company Stockholders, are entering into a Stockholders Agreement dated the Execution Date in the form attached hereto as Exhibit G-1 providing for certain actions relating to the transactions contemplated by this Agreement, including their agreement to vote their respective Company Shares in favor of the Merger; and

   WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code and the United States Treasury Regulations promulgated thereunder.

   NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent, Merger Sub and the Consenting Company Stockholders hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

    1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the provisions of the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall, as the surviving corporation in the Merger, continue its existence under the provisions of the DGCL as a wholly-owned subsidiary of Parent. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

    1.2 Effective Time. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger, substantially in the form set forth in Exhibit B attached hereto (the "Certificate of Merger"), and such other documents as may be required, with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL (the date and time of such filing, or such later date and time as may be specified in the Certificate of Merger by mutual agreement of Parent, Merger Sub and the Company, being the "Effective Time").

    1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.4 Certificate of Incorporation and Bylaws of Surviving Corporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, without further action on the part of the parties, the Certificate of Incorporation of the Company, as amended by the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL. The bylaws of the Merger Sub shall be the bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL or the bylaws.

    1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation. The officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and bylaws. Prior to the Effective Time, the Company shall deliver to Parent resignation letters of each of the directors of the Company to be effective as of such Effective Time .

    1.6 Merger Consideration; Conversion of Company Shares; Escrow.

      (a) At the Effective Time, by virtue of the Merger and without any action on the part hereto:

        (i) Subject to the other provisions of this Article I, each outstanding Company Share and Convertible Security (as such terms are defined below) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.7 and any Dissenting Shares (as described in Section 1.17)) shall be converted automatically into the right to receive the Exchange Ratio Fraction (or, to the extent Section 1.6(c) is applicable, the Preferred Exchange Ratio Fraction), of a fully paid and non-assessable share of Parent Common Stock, together with cash, if any, in lieu of any fraction of a share of Parent Common Stock pursuant to Section 1.11 (the "Merger Consideration").

         (ii) For purposes of this Agreement, the term "Exchange Ratio Fraction" shall mean the quotient (calculated to the nearest five (5) decimal places) obtained by dividing the sum of (x) the Merger Shares and (y) the Helix Acquisition Shares by the Fully Diluted Company Share Amount (as defined below in clause (iii)(B)).

          (iii) In addition, for purposes of this Agreement:

          (A) the term "Merger Shares" shall mean 6,500,000 shares of Parent Common Stock;

          (B) the term "Fully Diluted Company Share Amount" shall mean the aggregate number of fully-diluted shares of capital stock of the Company as of the Effective Time, as listed on Schedule 1.6(b)(iii)(B) to be attached hereto on or before the Effective Time, which shall equal the sum of (1) all shares of Company Common Stock and Preferred Stock on a fully diluted and as-converted basis and all other capital stock of the Company outstanding as of the Effective Time (each, a "Company Share" and collectively, the "Company Shares"), (2) all Company Options (as defined in Section
      1.8 of this Agreement) and Company Warrants outstanding as of the Effective Time less the Assumed Options and Assumed Warrants and (3) any other rights, calls, commitments or other agreements to which the Company is a party or by which it is bound as of the Effective Time that calls for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company (each, a "Convertible Security" and collectively, the "Convertible Securities");

          (C) the term "Merger Price" shall be equal to $3.05;

          (D) the term "Helix Acquisition Shares" shall mean a number of shares of Parent Common Stock obtained by dividing fifty percent (50%) of the negotiated aggregate acquisition price (whether in cash or in shares of Company Common Stock) agreed to by the parties in the Helix Transaction by the Merger Price; and

          (E) the term "Preferred Exchange Ratio Fraction" shall mean the exchange ratio for each series of Preferred Stock of the Company set forth on Schedule 1.6(c) attached hereto.

      (b) As of the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of any Company Share (each, a "Company Stockholder" and collectively, the "Company Stockholders") shall cease to have any rights with respect thereto, except the right to receive such Company Stockholder's portion of the Merger Consideration in the form of Parent Common Stock upon surrender of such certificate in accordance with Section
  1.12 hereof.

      (c) As of the Effective Time, any shares of Preferred Stock that remain issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive the Preferred Exchange Ratio Fraction of a fully paid and non-assessable share of Parent Common Stock, together with cash, if any, in lieu of any fraction of a share of Parent Common Stock pursuant to Section 1.11.

      (d) Within five (5) Business Days after the Closing Date, Parent will deposit 1,414,754 shares of Parent Common Stock in escrow (the "Escrow Shares"), to be held in accordance with the terms of the General Indemnity Escrow Agreement, a form of which is attached hereto as Exhibit F (the "Escrow Agreement").

    1.7 Cancellation of Treasury Shares. Each share of Company Common Stock that is (i) held in the treasury of the Company, (ii) authorized but unissued, or (iii) owned by any Company Subsidiary, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or other consideration in exchange therefor.

    1.8 Stock Options.

      (a) At the Effective Time, the 1992 Employee Stock Option Plan, the 1995 Employee Stock Option Plan and the 1998 Stock Plan (the "Company Stock Plans") will be terminated. The Company and its Board of Directors shall take all actions necessary to ensure that following the Effective Time no holder of any options to purchase Company Shares (the "Company Options," individually, a "Company Option") or rights pursuant to, nor any participant in, the Company Stock Plans, or any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company will have any right thereunder to acquire equity securities, or any right to payment in respect of equity securities, of the capital stock of the Company or the Surviving Corporation, except as provided in subsection (c) below.

      (b) As soon as practicable after the Execution Date, the Company shall pursuant to each Company Stock Plan, (i) notify each holder of an outstanding option issued pursuant to any of the Company Stock Plans, (ii) provide for the accelerated vesting of each outstanding option so that each such option shall become fully exercisable, (iii) notify each holder that each option shall, unless exercised by the holder in accordance with its terms, be canceled and terminate on the date which is thirty (30) days from the date of such notice, and (iv) cause each of the Company Stock Plans to be terminated. Parent shall provide to Company a copy of Parent's 2001 Employee, Director and Consultant Stock Plan ("Parent's Stock Plan").

      (c) The Company Options set forth on Schedule 1.8 of this Agreement which have not been exercised or otherwise converted as of the Effective Time shall cease to represent the right to acquire Company Shares, and shall, by virtue of the Merger and without any further action on the part of any holder thereof, be converted into and become the right to acquire a number of shares of Parent Common Stock determined by multiplying the number of Company Shares covered by such Company Option immediately prior to the Effective Time by the Exchange Ratio Fraction (rounded to the nearest whole number of shares), at an exercise price per share of Parent Common Stock equal to the exercise price in effect under such Company Option immediately prior to the Effective Time divided by the Exchange Ratio Fraction (rounded to the nearest cent), which option to purchase Parent Common Stock shall contain the same term, vesting schedule (giving credit for prior service with the Company) and otherwise be on substantially the same terms and conditions as set forth in the assumed Company Option (any such assumed Company Option being herein referred to as an "Assumed Option"). At the Effective Time, such Assumed Options, if any, shall be subject to Parent's Stock Plan.

      (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options in accordance with this Section 1.8.

    1.9 Warrants. As soon as practicable after the Execution Date, the Company shall use commercially reasonable efforts to cause the exercise or termination of all then issued and outstanding warrants to acquire shares of Company Common Stock or securities convertible into Company Common Stock (collectively, the "Company Warrants"). At the Effective Time, each Company Warrant that is outstanding and has not been terminated, exercised, or otherwise converted as of the Effective Time shall be assumed by Parent (any such assumed Company Warrant being referred to herein as an "Assumed Warrant"). The Company shall take all actions necessary or reasonably requested by Parent to ensure that following the Effective Time no holder of any Company Warrant will have any right thereunder to acquire equity securities of the Company or any of its Subsidiaries, or any right to payment in respect of the equity securities of the Company, any of its Subsidiaries or the Surviving Corporation, except as provided in this Section 1.9. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Warrants.

     1.10 Capital Stock of Merger Sub. Each share of common stock, $.001 par value per share, of Merger Sub (the "Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock, $.01 value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any Merger Sub Common Stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.11 Adjustments to Exchange Ratio Fraction. Without limiting any other provision of this Agreement, the Exchange Ratio Fraction shall be correspondingly adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Shares), reorganization, recapitalization, reclassification, conversion, consolidation, contribution or exchange of shares or other like change with respect to Parent Common Stock or Company Shares occurring after the Execution Date and prior to the Effective Time.

     1.12 Fractional Shares. No fraction of a share of Parent Common Stock will be issued hereunder, but in lieu thereof each holder of Company Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by $3.05).

     1.13 Surrender of Certificates.

      (a) Exchange Agent. Prior to the Effective Time, Parent shall designate one or more Persons reasonably acceptable to the Company to act as Exchange Agent hereunder.

      (b) Parent to Provide Parent Common Stock. Not later than five (5) Business Days after the Effective Time, Parent shall cause to be delivered to the Exchange Agent, for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding Company Shares paid pursuant to Section 1.6.

      (c) Exchange Procedures. Prior to the Effective Time, the Company shall provide a schedule to Parent which lists (i) the names and mailing addresses for all holders of Company Shares and (ii) the portion of Merger Consideration to which each such holder is entitled pursuant to Sections
  1.6 and 1.11 hereof (the "Company Distribution Schedule"). Promptly after the Effective Time, Parent shall deliver to the Exchange Agent for delivery to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding Company Shares (i) a letter of transmittal in the form of Exhibit C hereto and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and (ii) the Company Distribution Schedule. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall, as soon as practicable thereafter, receive in exchange therefor, (x) a certificate representing the number of whole shares of Parent Common Stock representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.6 (less the shares of Parent Common Stock representing such holder's pro rata contribution to the Escrow
  Fund), and (y) cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.11, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Company Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive, upon surrender of such Certificate, the number of full shares of Parent Common Stock into which the Company Shares represented by such Certificate shall have been so converted, together with an amount in cash in lieu of fractional shares, if any, in accordance with Section 1.11. Any portion of the shares of Parent Common Stock deposited with the Exchange Agent pursuant to this Section 1.13(c) which remains undistributed to the holders of the Certificates representing Company Shares for one hundred and eighty (180) days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Shares who have not theretofore complied with this Article I shall thereafter look only to Parent for such portion of Parent Common Stock, any dividends or distributions with respect to Parent Common Stock and the amount of cash in lieu of the fraction of a share of Parent Common Stock, if any, to which such holders may be entitled.

      (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

      (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent, or the Exchange Agent, any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not payable.

      (f) No Liability. Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent, Parent, Merger Sub, the Company or the Surviving Corporation shall be liable to a holder of Company Shares for any Parent Common Stock or any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

      (g) Withholding of Tax. Parent or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares such amounts as Parent (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making by such holder of payment required under the Code, or any provision of any Law governing Taxes incurred or accrued as a result of the Merger. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares in respect of whom such deduction and withholding were made by Parent.

     1.14 Further Ownership Rights in Company Shares. All shares of Parent Common Stock issued upon the surrender for exchange of Company Shares in accordance with the terms of this Agreement (including any cash paid for fractional shares paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares under this Agreement, and there shall be no further registration of transfers on the records of the Surviving Corporation of Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.15 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VIII, and subject to the provisions of Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in Article VII shall have been satisfied (or waived in accordance with Section 7.5, to the extent the same may be waived), unless another time and/or date is agreed to in writing by the parties. The Closing shall take place at the offices of Wiggin & Dana LLP, 400 Atlantic Street, Stamford, Connecticut, unless another place is agreed to in writing by the parties.

     1.16 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash for fractional shares, if any), as may be required pursuant to Sections 1.6 or 1.11; provided, however, that Parent may, as a condition precedent to the issuance or payment thereof, require the owner of such lost, stolen or destroyed certificates to indemnify Parent against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.17 Dissenters' Rights. All persons who have executed and delivered a Stockholder Agreement shall have consented to the Merger and shall have delivered their stock certificates in accordance with the terms hereof. Notwithstanding anything in this Agreement to the contrary, any Company Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or delivered a valid, unrevoked proxy in favor of the Merger, or consented thereto in writing and who has delivered written notice to the Company objecting to the Merger and demanding payment for his shares as required in accordance, and has otherwise complied, with the applicable provisions of the DGCL ("Dissenting Shares"), shall not be converted into the right to receive the Parent Common Stock, unless and until such holder fails to elect to dissent from the Merger or effectively withdraws or otherwise loses his right to payment of the fair value of his shares under the provisions of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to such payment, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive that portion of the Merger Consideration to which such holder is entitled, without interest thereon. Any amounts paid to holders of Dissenting Shares in an appraisal proceeding will be paid by the Surviving Corporation out of its own funds and will not be paid by Parent or Merger Sub. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

     1.18 Further Assurances. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company or Merger Sub, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to solicit in the name of the Company or Merger Sub any third party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Merger Sub, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company or Merger Sub and otherwise to carry out the purposes of this Agreement.

     1.19 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, certificates representing Company Shares are presented to the Surviving Corporation, they shall be canceled and presented to the Exchange Agent in accordance with
Section 1.13.

     1.20 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of tax-free reorganization for purposes of Section 368 of the Code. None of the parties will knowingly take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code. The parties shall not take a position, whether on any Tax Return or otherwise, that is inconsistent with this Section 1.20.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants to Parent and Merger Sub, except as disclosed in the disclosure schedule dated the Execution Date and as amended through the Closing Date, certified by the President and Chief Executive Officer of the Company and delivered by the Company to Parent and Merger Sub simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate, and an item on such disclosure schedule shall be deemed to qualify only the particular subsection or subsections specified for such item (the "Company Disclosure Schedule") as follows:

    2.1 Organization and Qualification; Subsidiaries.

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has all the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and Orders (collectively, "Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so qualified, existing and in good standing or to have such power, authority or Approvals would not, either individually or in the aggregate, have a Material Adverse Effect.

      (b) The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate have a Material Adverse Effect.

      (c) Section 2.1(c) of the Company Disclosure Schedule sets forth, as of the Execution Date, a true and complete list of all of the Company's directly and indirectly owned Subsidiaries (each, a "Company Subsidiary" and collectively, the "Company Subsidiaries"), together with the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity or other interest owned by the Company and by any other Person. Neither the Company nor any Company Subsidiaries owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person.

      (d) Each Company Subsidiary is a corporation duly incorporated or organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and has all the requisite power and authority, and is in possession of all Approvals necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so qualified, existing and in good standing or to have such power, authority or Approvals would not, either individually or in the aggregate, have a Material Adverse Effect.

      (e) Each Company Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

    2.2 Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Parent a complete and correct copy of its and each of the Company Subsidiaries' Certificates of Incorporation and bylaws or equivalent organizational documents, as amended or restated to the Execution Date. Such Certificates of Incorporation and bylaws, or equivalent organizational documents of the Company and the Company Subsidiaries, are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its respective Certificate of Incorporation or bylaws or equivalent organizational documents.

    2.3 Capitalization.

      (a) The authorized capital stock of the Company consists of (i) 15,000,000 shares of common stock, $0.10 par value per share (the "Company Common Stock") and 1,000,000 shares of preferred stock, $10.00 par value per share, of which 21,500 shares are designated as Series A Convertible Preference Stock (the "Series A Preferred Stock"), 800 shares are designated as Class A Redeemable Preferred Stock (the "Class A Preferred Stock"), and 800 shares are designated as Class B Redeemable Preferred Stock (the "Class B Preferred Stock" and, together with the Series A Preferred Stock and the Class A Preferred Stock, the "Preferred Stock"). As of the Execution Date, (i) 3,088,743 shares of Company Common Stock, 21,500 shares of the Series A Preferred Stock, 165 shares of the Class A Preferred Stock and 115 shares of the Class B Preferred Stock are issued and outstanding; (ii) 28,452 Company Shares are held in the treasury of the Company; (iii) 691,743 shares of Company Common Stock are duly reserved for future issuance pursuant to issued and outstanding options granted by the Company, all of which were granted under the Company Stock Plans; (iv) 949,817 shares of Company Common Stock are duly reserved for future issuance pursuant to options available for grant under the option pool remaining under the Company Stock Plans; and (v) 1,410,235 shares of the Company Common Stock are duly reserved for future issuance pursuant to issued and outstanding warrants granted by the Company. Except as set forth above or in the Company Disclosure Schedule, as of the Execution Date, (x) no shares of voting or non-voting capital stock, other equity interests, or other voting securities of the Company were issued, reserved for issuance or outstanding and (y) there are no outstanding stock appreciation rights of the Company and no outstanding limited stock appreciation rights. All outstanding Company Shares are, and all Company

  Shares which may be issued upon exercise of Company Options, when issued upon exercise of such Company Options in accordance with their respective terms will be, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. None of the outstanding Company Shares or Company Options was issued in violation of the Securities Act or any other Law, Regulation or Order. As of the Execution Date, there are no outstanding bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of the Company may vote.

      (b) Section 2.3(b) of the Company Disclosure Schedule sets forth, as of the Execution Date, the number of authorized and outstanding shares of capital stock or other security or equity interest, and the names of the owners of record thereof, of each Company Subsidiary. All of the outstanding shares of capital stock or other security or equity interest of each Company Subsidiary have been duly authorized, validly issued, fully paid and nonassessable, are not subject to, and were not issued in violation of, any preemptive (or similar) rights, and are owned, of record and beneficially, by the Company (or such other person indicated in Section 2.3(b) of the Company Disclosure Schedule), free and clear of all Liens whatsoever. There are no restrictions of any kind which prevent the payment of dividends, where applicable, by any Company Subsidiary, and neither the Company nor any Company Subsidiary is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

      (c) Section 2.3(c) of the Company Disclosure Schedule sets forth a true and complete list as of the Execution Date of (i) the names of the owners of record of all Company Shares, (ii) all holders of outstanding Company Options granted under the Company Stock Plans including the number of Company Shares subject to each such Company Option, the exercise or vesting schedule, the exercise price per share and the term of each such Company Option, (iii) all holders of outstanding Company Warrants, including the number of Company Shares subject to each such Company Warrant, the exercise price per share and the term of each such Company Warrant. On the Closing Date, the Company shall deliver to Parent an updated Section 2.3(c) of the Company Disclosure Schedule current as of such date.

      (d) As of the Execution Date, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which the Company or any Company Subsidiary is a party or by which any of them is bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of the Company or any Company Subsidiary. As of the Execution Date, there are no stock-appreciation rights, security-based performance units, "phantom" stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance, assets or other similar attributes of the Company or any Company Subsidiary or otherwise calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby).

      (e) There are no (i) voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound with respect to the voting of any shares of capital stock of the Company and (ii) agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled or to cause the Company or any Company Subsidiary or any successor corporation (including Parent) to file a registration statement under the Securities Act or which otherwise relate to the registration of any securities of the Company, any Company Subsidiary or such successor corporation (the "Existing Registration Rights Agreements").

    2.4 Authority Relative to this Agreement; Required Vote.

      (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to approval of the Merger by the Company Stockholders, each instrument (including each Related Agreement to which it is a party) required to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each Related Agreement to which it is a party, the performance of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any Related Agreement or to consummate the transactions so contemplated (other than approval by the Company Stockholders). This Agreement and each Related Agreement to which the Company is a party has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by each of Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      (b) The Board of Directors of the Company has, by unanimous written consent or at a meeting duly called and held, (i) approved this Agreement and each Related Agreement to which the Company is a party, (ii) determined that the transactions contemplated hereby and thereby are advisable, fair to, and in the best interests of, the Company Stockholders, (iii) resolved to recommend adoption of this Agreement, the Merger and the other transactions contemplated hereby and thereby to the Company Stockholders and (iv) directed that this Agreement be submitted to the Company Stockholders for their approval and authorization. The affirmative vote of sixty percent (60%) of the Company Shares, voting together as a single class, is the only vote of the holders of any class or series of capital stock of the Company necessary to approve and authorize this Agreement, the Merger, the Related Agreements and the other transactions contemplated hereby and thereby. The Consenting Company Stockholders beneficially own and have the right to vote, in the aggregate, approximately sixty percent (60%) of the total issued and outstanding Company Shares.
    2.5 No Conflict; Required Filings and Consents.

      (a) The execution and delivery by the Company of this Agreement, each Related Agreement to which it is a party and any instrument required by this Agreement to be executed and delivered by the Company at the Closing do not, and the performance by the Company of its obligations under this Agreement, each Related Agreement to which it is a party and any instrument required by this Agreement to be executed and delivered by the Company at the Closing, will not (i) conflict with or violate the Certificate of Incorporation or bylaws or equivalent organizational documents of the Company or any Company Subsidiary, (ii) conflict with or violate any Law, Regulation or Order applicable to the Company or any Company Subsidiary or by which any of its or their respective properties is bound or affected,
  (iii) conflict with, result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any Company Subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any Company Subsidiary pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company

  Subsidiary or any of its or their respective properties is bound or affected, including without limitation any Intellectual Property Rights licensed to the Company or such Company Subsidiary, except in the foregoing clause (ii) for any such violation, conflict, default, right or Lien which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (b) The execution and delivery by the Company of this Agreement, each Related Agreement to which it is a party or any instrument required by this Agreement to be executed and delivered by the Company at the Closing do not, and the performance by the Company or any Company Subsidiary of its obligations under this Agreement, each Related Agreement to which it is a party and any instrument required by this Agreement to be executed and delivered by the Company at Closing will not require on the part of the Company or any Company Subsidiary any filing with, or any permit, authorization, consent or approval of, any Court or Governmental Authority except (A) the compliance with applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), (B) the filing of appropriate Merger or other documents as required by Delaware Law, or (C) approvals, Orders or Permits set forth in Section 2.5(b) of the Company Disclosure Schedule.

    2.6 Material Agreements.

      (a) Section 2.6(a) of the Company Disclosure Schedule sets forth a true and complete list of (i) all contracts, agreements, and instruments to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of its or their respective properties or assets may be bound, which are material to the Company or such Company Subsidiary (in the case of contracts, and agreements, "material" meaning that the aggregate dollar value of obligations or commitments to or by the Company or any Company Subsidiary thereunder shall be at least $50,000), (ii) each agreement pursuant to which the Company or any Company Subsidiary has granted, or has been granted, exclusive rights,
  (iii) each agreement that has a term of one year or longer other than equipment leases entered into in the ordinary course of business, and (iv) each agreement which is related in any way to Intellectual Property Rights (collectively, the "Material Agreements"). True and complete copies of all Material Agreements have been made available by the Company to Parent, and no oral Material Agreements exist.

      (b) Each Material Agreement is in full force and effect, is a valid and binding obligation of the Company or such Company Subsidiary and is enforceable against the Company or such Company Subsidiary and, to the Company's Knowledge, each other party thereto in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). There has not occurred any material default by the Company or any Company Subsidiary, or, to the Company's Knowledge, any other party thereto, under any Material Agreement which remains unremedied as of the Execution Date. No condition exists or, to the Company's Knowledge, event has occurred which (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would result in a loss of rights or an acceleration of an obligation or result in the creation of any Lien, or would constitute a default by the Company or any Company Subsidiary or, to the Company's Knowledge, any other party thereto under, any Material Agreement, or otherwise result in a right in termination of any Material Agreement. The continuation, validity, enforceability and effectiveness of each Material Agreement will not be affected by the consummation of the transactions contemplated by this Agreement and the Related Agreements. To the Company's Knowledge, no party to a Material Agreement has repudiated any provision thereof in writing. There are no negotiations pending or in progress to revise any material terms of any Material Agreement.

    2.7 Compliance.

      (a) Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, any Law, Regulation or Order applicable to the Company or such Company Subsidiary or by which the

  Company or any Company Subsidiary or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

      (b) The Company (i) is in compliance with the terms of the material Approvals applicable to the Company and (ii) has all requisite licenses, permits, certificates, authorizations and approvals, including health and safety and employee health and safety permits, from foreign, federal, state and local authorities necessary to conduct its business and the business of the Company Subsidiaries as currently conducted (collectively, the "Permits"), all of which are set forth in Section 2.7 of the Company Disclosure Schedule, except for those Permits the failure to have would not be reasonably likely to have a Material Adverse Effect. All of the Permits are in full force and effect, and to the Company's Knowledge, no party thereto is in default under any of such Permits and no event has occurred and no condition exists, which with the giving of notice, the passage of time, or both, would constitute a default thereunder. To the Company's Knowledge, no action or claim is pending or threatened to revoke or terminate any Permit.

      (c) To the Knowledge of the Company, the Company is not, nor has it been, in violation of any Law or Order related to building, zoning, land use and/or employee health and safety matters. The Company has not received any actual notice from any Governmental or Regulatory Authority or otherwise of any such violation and to the Company's Knowledge, no such notice is threatened.

    2.8 Financial Statements. The Company has delivered to Parent: (a) audited balance sheets of the Company and the Company Subsidiaries as of September 30, 2000, 1999 and 1998 and the related audited consolidated statements of income and cash flow for the fiscal years then ended, in each case audited by Deloitte & Touche LLP, the Company's independent accountants, and (b) unaudited balance sheets of the Company and the Company Subsidiaries as of June 30, 2001 (the most recent of which is referred to as the "Company Balance Sheet") and the related unaudited consolidated statements of income and cash flow for the six
(6) months then ended. Such financial statements (collectively, the "Company Financial Statements"), are true, correct and complete and fairly present the financial condition, the results of operations and cash flows of the Company and the Company Subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments and the absence of notes (the effect of which will not, individually or in the aggregate, be materially adverse). Except as disclosed therein, the Company Financial Statements reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company and the Company Subsidiaries are required by GAAP to be included in the Company Financial Statements.

    2.9 Books and Records. The books of account, minute books, stock record books, and other records of the Company and the Company Subsidiaries, all of which have been made available to Parent, are complete and correct in all material respects. The Company and the Company Subsidiaries maintain a system of internal financial and accounting controls that was deemed adequate by the Company's independent auditors based on their review of such controls in connection with the most recent audit of the Company's financial statements. The minute books of the Company and the Company Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Board of Directors of each of the Company and the Company Subsidiaries, and no meeting of any such stockholders, Board of Directors, or committee has been held, or corporate action taken, for which minutes have not been prepared and are not contained in such minute books.

     2.10 Accounts and Notes Receivable. All accounts and notes receivable reflected in the Company Financial Statements and all accounts receivable insofar as they represent income earned arising after December 31, 2000 (collectively, the "Company Accounts Receivable") have arisen in the ordinary course of business of the Company or the Company Subsidiaries, represent valid and enforceable obligations due to the Company or such Company Subsidiaries, and are not subject to any discount, set-off or counter-claim. All such Company

Accounts Receivable have been collected or, to the Knowledge of the Company, are fully collectible in the ordinary course of business of the Company in the aggregate amounts thereof in accordance with their terms, net of reserves therefor shown in the Company Financial Statements.

   2.11 Inventory. All inventory of the Company and the Company Subsidiaries, whether or not reflected in the Company Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business in all material respects, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Company Balance Sheet. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company and the Company Subsidiaries.

   2.12 Customers and Distributors. Section 2.12 of the Company Disclosure Schedule sets forth (a) a list of all representatives and distributors of the Company's products (whether pursuant to commission, royalty or other arrangement) (the "Company Distributors"), (b) a list of the Company's twenty largest customers (the "Company Customers") and (c) a list of the Company's ten largest suppliers (the "Company Suppliers"). To the Knowledge of the Company, the Company has good commercial working relationships with the Company Customers, Company Distributors and Company Suppliers. To the Knowledge of the Company, there is no plan or intention of any such Company Customer, Company Distributor, or Company Supplier, and the Company has not received any written threat from any Company Customer, Company Distributor, or Company Supplier, to terminate, cancel or otherwise adversely modify its relationship with the Company in a material respect or to decrease materially or limit its services, supplies or materials to the Company or its usage, purchase or distribution of the services or products of the Company.

   2.13 Absence of Certain Changes or Events. Since December 31, 2000, the Company and each Company Subsidiary has conducted its respective business only in the ordinary and usual course and in a manner consistent with past practice and, since such date, there has not been any (i) purchase, redemption, retirement, or other acquisition by the Company or any Company Subsidiary from the Company Stockholders or any stockholder of such Company Subsidiary of any shares of capital stock; (ii) declaration or payment of any dividend or other distribution or payment by the Company or any Company Subsidiary in respect of shares of its capital stock; (iii) payment or increase by the Company or any Company Subsidiary of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or entry by the Company or any Company Subsidiary into any employment, severance, or similar contract with any director, officer, or employee; except in the ordinary course of business, consistent with past practices; (iv) adoption of, or increase in the payments to, or benefits under, any Company Benefit Plan (as defined in Section 2.16(a)); (v) damage to or destruction or loss of, any asset or property of the Company or any Company Subsidiary, whether or not covered by insurance, that had or will have a Material Adverse Effect; (vi) entry into, termination of, or receipt of written notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or any transaction involving a total remaining commitment by or to the Company or any Company Subsidiary of at least $100,000; (vii) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of the Company or any Company Subsidiary or mortgage, pledge, or imposition of any Lien on any material asset or property of the Company or any Company Subsidiary, including the sale, lease, or other disposition of any of the Intellectual Property Rights; (viii) cancellation or waiver of any claims or rights with a value to the Company or any Company Subsidiary in excess of $100,000; (ix) material change in the accounting methods used by the Company or any Company Subsidiary; (x) incurrence of any indebtedness for borrowed money or capital lease obligations outside the ordinary course of business; (xi) guaranty of any indebtedness of another Person; (xii) acquisition by merger or consolidation with, or by purchasing a substantial equity interest in, or by any other manner, any business or any Person; (xiii) acceleration, termination (other than end-of-term expirations), modification, cancellation, declaration of a default under or indication of an intent to terminate any Material Agreement (or series of related Material Agreements); (xiv) any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or that is outside the ordinary course of business; (xv) delay or postponement of the collection of accounts receivable or the payment of accounts payable and other liabilities outside the ordinary course of business; (xvi) loan to, or, except in the ordinary course of business, entry into any other transaction with, any of its directors, officers and employees; (xvii) entry into any transaction other than (A) in the ordinary course of business or (B) the Helix Transaction or the MMD Transaction described in Sections 6.18 and 7.2(m) respectively of this Agreement; (xviii) agreement, whether oral or written, by the Company or any Company Subsidiary to do any of the foregoing; or (xix) any other change, event, development or circumstance affecting the Company or any Company Subsidiary which, individually or in the aggregate, has, or is reasonably likely to have, a Material Adverse Effect or which would reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

   2.14 No Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature except for (a) liabilities or obligations reflected in the Company Balance Sheet; (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2001 which are not, and will not have, individually or in the aggregate, a Material Adverse Effect; and (c) liabilities or obligations which have not had, and will not have, individually or in the aggregate, a Material Adverse Effect.

   2.15 Absence of Litigation. There is no Litigation (a) pending against the Company or any Company Subsidiary or, to the Company's Knowledge, against any licensors of Intellectual Property Rights which is related in any respect to the Intellectual Property Rights licensed to the Company or Company Subsidiary; or to the Company's Knowledge, threatened against the Company or any Company Subsidiary, or (b) that had, or would be reasonably likely to have, a Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any outstanding Claim or Order which, individually or in the aggregate, had, or in the future would be reasonably likely to have, a Material Adverse Effect or would prevent, hinder or delay the Company from consummating the transactions contemplated by this Agreement.

   2.16  Employee Benefit Plans.

      (a) Section 2.16(a) of the Company Disclosure Schedule contains a true and complete list of each deferred compensation, incentive compensation, stock purchase, restricted stock option and other equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); each "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); and each other employee benefit plan, fund, program, agreement or arrangement, including but not limited to vacation plans, cafeteria plans, educational assistance or reimbursement plans, spending account plans (for medical expenses, dependent care expenses, or other expenses), severance, golden parachute, termination, supplemental unemployment, plant closing or similar benefits, health or life or other post-employment welfare or insurance plans, bonus or performance based compensation plans or arrangements, supplemental executive retirement plans or other supplemental or excess benefit plans in each case, that is or has ever been sponsored, maintained or contributed to or required to be contributed to by the Company or any Company Subsidiary, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company or any Company Subsidiary within the meaning of Section 414 of the Code or which could be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate"), or to which the Company or any Company Subsidiary or an ERISA Affiliate is a party, whether written or oral, for the benefit of any officer, director, employee or former employee of the Company or any Company Subsidiary, or any ERISA Affiliates, whether or not such plan has been terminated (the "Company Benefit Plans"). There are no restrictions on the ability of the Company or any Company Subsidiary or any ERISA Affiliates to amend, modify or terminate any Company Benefit Plan and each Company Benefit Plan is fully and readily assignable and transferable by the applicable plan sponsor to either the Parent or the Merger Sub.

      (b) The Company has heretofore delivered to Parent true and complete copies of each Company Benefit Plan and any amendments thereto (or if any Company Benefit Plan is not a written Company Benefit Plan, a description thereof), any related trust or other funding vehicle, the summary plan description and any summaries of material modifications, the three (3) most recent annual reports (with all schedules and attachments) required under ERISA or the Code, the most recent audited financial statements, plan testing results for the most recent three (3) years for each Company Benefit Plan required to be tested for non-discrimination purposes either under ERISA or the Code, the most recent determination letter received from the Internal Revenue Service with respect to each Company Benefit Plan intended to qualify under Section 401 of the Code, copies of the three (3) most recent summary annual reports issued to participants for each Company Benefit Plan required to provide such a report, all correspondence between the Company, any Company Subsidiary or any ERISA Affiliate and any governing agency, including but not limited to the United States Department of Labor and the Internal Revenue Service, with respect to any Company Benefit Plan, all material communications provided to employees or participants of any Company Benefit Plan, a copy of the Company's form notice required to be given to participants pursuant to Section 4980B of the Code and the regulations promulgated thereunder ("COBRA") and a list of all individuals currently receiving COBRA benefits along with the date such coverage is expected to end for each.

      (c) No liability under Title IV or Section 302 of ERISA or Section 412 of the Code has been incurred by the Company, any Company Subsidiary or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to the Company, any Company Subsidiary or any ERISA Affiliate of incurring any such liability.

      (d) No Company Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code, nor is any Company Benefit Plan a "multiemployer pension plan," as defined in Section 3(37) of ERISA, or subject to Section 302 of ERISA. No Company Benefit Plan is a "single-employer plan under multiple controlled groups" as described in Section 4063 of ERISA.

      (e) Each Company Benefit Plan has been operated and administered in all respects in accordance with its terms and applicable law, including ERISA and the Code. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Company Benefit Plan; there are no claims pending (other than routine claims for benefits) or, to the Company's Knowledge, threatened against any Company Benefit Plan or against the assets of any Company Benefit Plan, nor are there any current or, to the Company's Knowledge, threatened, Liens on the assets of any Company Benefit Plan or on the assets of the Company or any Company Subsidiary under any provision of ERISA. The Company, each Company Subsidiary and each ERISA Affiliate has performed all obligations required to be performed by them under, are not in default under or violation of, and there has been no default or violation by any other party with respect to, any of the Company Benefit Plans. All contributions required to be made to any Company Benefit Plan under applicable law or the terms of the respective Company Benefit Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Benefit Plan for the current plan years. The transaction contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary under any Company Benefit Plan, nor will any such payment result in an "excess parachute payment" under Section 280G of the Code resulting in an excise tax under Section 4999 of the Code.

      (f) Each Company Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code is qualified and has received a favorable determination or opinion letter indicating that they are so qualified, and no event has occurred since the date of said letter(s) or at any other time that has or will adversely affect the qualification of such Company Benefit Plan.

      (g) No Company Benefit Plan or written or oral agreement provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for directors, employees or former employees of the Company, any Company Subsidiary or ERISA Affiliates for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by COBRA or other applicable Law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

      (h) No amounts payable under any Company Benefit Plan will fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code.

      (i) The execution, delivery and performance of, and consummation of the transactions contemplated by, this Agreement will not (i) entitle any current or former employee or officer of the Company, any Company Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or (iii) accelerate the vesting of any stock option or of any shares of restricted stock of the Company or any Company Subsidiary.

      (j) There are no pending or, to the Company's Knowledge, threatened or anticipated claims by or on behalf of any Company Benefit Plan, by any employee or beneficiary covered under any such Company Benefit Plan or otherwise involving any such Company Benefit Plan (other than routine claims for benefits).

      (k) Each Company Benefit Plan can be terminated within thirty (30) days, without such termination requiring the payment of any additional contribution or amount and, except with respect to Qualified Plans, without the vesting or acceleration of any benefits promised by such Plan.

      (l) Section 2.16(l) of the Company Disclosure Schedule sets forth a true and accurate list of each current or former employee, officer, director or investor of the Company or any Company Subsidiary who holds any option, warrant or other right to purchase Company Shares or shares of any Company Subsidiary, if any, together with the number of Company Shares or shares of any Company Subsidiary, if any, subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of each such option, warrant and right. Section 2.16(l) of the Company Disclosure Schedule also sets forth the total number of such options, warrants and rights. True and complete copies of each agreement (including all amendments and modifications thereto) between the Company and each such holder of such options, warrants and rights relating to the same have been furnished to Parent and are listed in Section 2.16(l) of the Company Disclosure Schedule.

      (m) Section 2.16(m) of the Company Disclosure Schedule contains a complete and accurate list of the following information for each retired employee or director of the Company or any Company Subsidiary, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage and other benefits.

   2.17  Employment and Labor Matters.

      (a) Section 2.17(a) of the Company Disclosure Schedule, which schedule has been previously provided to Parent, identifies all employees and consultants employed or engaged by the Company and each Company Subsidiary and sets forth (1) each such individual's rate of pay or annual compensation (and the portions thereof attributable to salary and bonuses, respectively), job title and date of hire, (2) any and all bonus payments potentially payable to such employees or consultants through the end of the Company's fiscal year ended September 30, 2001 (the "Bonuses") and (3) any and all contemplated, proposed or approved salary or bonus increases payable to such employees or consultants (the "Proposed Compensation Increases"). There are no bonus payments owed, accrued or otherwise contemplated by the Company payable to any employee or consultant other than the Bonuses and there are no salary or bonus increases owed, accrued or otherwise contemplated by the Company other than the Proposed Compensation Increases. There are no employment, consulting, severance pay, continuation pay, termination or indemnification agreements or other similar agreements of any nature (whether in writing or not) between the Company, any Company Subsidiary and any current or former stockholder, officer, director, employee of, or consultant to, the Company or any Company Subsidiary. No individual will accrue or receive additional benefits, service or accelerated rights to payments under any Company Benefit Plan or any of the agreements set forth in Section 2.17(a) of the Company Disclosure Schedule, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the transaction contemplated herein. Neither the Company nor any Company Subsidiary is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other compensation for any services. None of the Company's nor any Company Subsidiaries' employment policies or practices are currently being audited or investigated by any Governmental Authority. There are no pending, or to the Company's Knowledge, threatened, claims, charges, actions, lawsuits or proceedings alleging claims against the Company or any Company Subsidiaries brought by or on behalf of any employee or other individual or any Governmental Authority with respect to employment practices, and to the Company's Knowledge, no facts or circumstances exist that could give rise to any such claims, charges, actions, lawsuits or proceedings. Each individual classified and paid as an "independent contractor" by the Company or any Company Subsidiary has been accurately classified and paid for all employment, wage and hour, tax and other purposes under applicable Law.

      (b) There are no controversies pending or, to the Company's Knowledge, threatened, between the Company, any Company Subsidiary and any of its or their respective employees. As of the Effective Time, neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiaries nor are there any activities or proceedings of any labor union or by any employees to organize any such employees of the Company or any Company Subsidiary. During the past five years there have been no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any Company Subsidiary. Assuming that Parent has not required the Company to terminate the employment of any of the Company's employees and has not communicated its intention to terminate the employment of any of the Company's employees, neither the Company nor any Company Subsidiary has nor will have at the Closing any obligation under the Worker Adjustment and Retraining Notification Act. The Company and each Company Subsidiary is in compliance with all applicable provisions of applicable state, local, federal and foreign employment, wage and hour, labor and other applicable laws.

   2.18 Absence of Restrictions on Business Activities.

      (a) There is no Material Agreement or Order binding upon the Company or any Company Subsidiary or any of its or their respective properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any Company Subsidiary or the conduct of business by the Company or any Company Subsidiary as currently conducted and (ii) neither the Company nor any Company Subsidiary is subject to any non-competition or similar restriction on its business. Neither the Company nor any Company Subsidiary has at any time entered into, or agreed to enter into, any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange contracts.

      (b) To the Company's Knowledge, no Key Employee or director of the Company or any Company Subsidiary is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will adversely affect (i) the performance of his or her duties as an employee or director of the Company or any Company Subsidiary, or (ii) the ability of the Company or any Company Subsidiary to conduct its or their respective business. No director, officer, or employee of the Company has provided the Company with written notice that he or she intends to terminate his or her employment with the Company or any Company Subsidiary.

   2.19  Title to Assets; Leases.

      (a) Neither the Company nor any Company Subsidiary owns any real property.

      (b) Section 2.19(b) of the Company Disclosure Statement sets forth (i) a true and complete list of all real property leased by the Company or any Company Subsidiary; (ii) the expiration date of such lease; (iii) the aggregate monthly rental or other fee payable under such lease; (iv) a description of each contract for the purchase, sale or development of real estate to which the Company of any Company Subsidiary is a party; and (v) all items of the Company's or any Company Subsidiary's tangible personal property and equipment with a book value of $100,000 or more or having any annual lease payment of $50,000 or more. The Company and/or the Company Subsidiaries have delivered to Parent complete and accurate copies of all such leases and subleases (as amended to date). With respect to each such lease and sublease:

        (i) the lease or sublease is legal, valid, binding, enforceable against the Company or Company Subsidiary, as the case may be, and in full force and effect;

       (ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

      (iii) neither the Company nor, to the Knowledge of the Company, any other party is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or is threatened, which, after giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any other party under such lease or sublease;

       (iv) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

        (v) the Company is not aware of any Lien, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company or any Company Subsidiary of the property subject thereto; and

       (vi) the Company has not received written notice of, and does not otherwise have Knowledge of, any pending, threatened or contemplated condemnation proceeding affecting any premises leased by the Company or any Company Subsidiary or any part thereof or of any sale or other disposition of any such leased premises or any part thereof in lieu of condemnation. There are no Laws, conditions of record, or other impediments which interfere with the intended use by the Company or any Company Subsidiary of any of the property leased or occupied by them effective in accordance with their respective terms, and there is not, under any such lease, any existing material default or event of material default (or event which with notice or lapse of time, or both, would constitute a material default).

      (c) The Company and the Company Subsidiaries have good and marketable title to all of their respective properties and assets, free and clear of all Liens, except Liens for Taxes (as defined below) not yet due and payable and such Liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby.

   2.20 Condition of Properties. All real and tangible personal properties owned or leased by the Company or any Company Subsidiary are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform (as to owned properties only) in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by the Company or such Company Subsidiary subject to exceptions which are not, in the aggregate, material to the Company and the Company Subsidiaries, on a consolidated basis.

   2.21  Taxes.

      (a) All Tax Returns required to be filed (taking into account extensions) by or on behalf of the Company, each Company Subsidiary and each affiliated, combined, consolidated or unitary group of which the Company or any Company Subsidiary is or has been a member, have been timely filed, and all such Tax Returns are true, complete and correct in all material respects. The Company has delivered to Parent true and complete copies of (i) all federal income Tax Returns of the Company and each Company Subsidiary for the preceding three (3) taxable years, and (ii) any audit report issued within the last three (3) years (or otherwise with respect to any audit or proceeding in progress) relating to federal income Taxes of the Company or any Company Subsidiary.

      (b) All Taxes payable by or with respect to the Company, or any Company Subsidiary has been timely paid, or are adequately reserved for (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP on the Company Balance Sheet except where the failure to pay such taxes or adequately reserve for such taxes would not have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, asserted or assessed or in writing against the Company or any Company Subsidiary that are not adequately reserved for in accordance with GAAP on the Company Balance Sheet. All assessments for Taxes due and owing by or with respect to the Company or any Company Subsidiary with respect to completed and settled examinations or concluded litigation have been paid. Neither the Company nor any Company Subsidiary has incurred a Tax liability from the date of the latest Company Balance Sheet other than a Tax liability in the ordinary course of business or in connection with the Helix Transaction (as defined below) or the MMD Transaction (as defined below).

      (c) Neither the Company nor any Company Subsidiary has requested, or has been granted, any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to, the Company or any Company Subsidiary has been granted or requested which extension or waiver has not since expired.

      (d) Other than with respect to the Company Subsidiaries, the Company is not (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and neither the Company nor any Company Subsidiary is a party to any Tax allocation or sharing agreement or liable for the Taxes of any other party, as transferee or successor, by contract, or otherwise.

      (e) Neither the Company nor any Company Subsidiary presently or has been a "foreign investment company" as such term is defined in Section 1246(b) of the Code, a "passive foreign investment company" as such term is defined in Section 1297(a) of the Code, a "controlled foreign corporation" as such term is defined in Section 957(a) of the Code or a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in
  Section 897(c)(1)(A)(ii) of the Code.

      (f) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code since the effective date of Section 355(e) of the Code.

      (g) Neither the Company nor any Company Subsidiaries have made any payments, are obligated to make any payments, and are a party to any agreement that under any circumstances could obligate any of them to make any payments, that will not be deductible under Section 280G of the Code or would constitute compensation in excess of the limitation set forth in
  Section 162(m) of the Code.

      (h) No unsatisfied deficiency, delinquency or default for any Tax has been claimed, proposed or assessed against or with respect to the Company or any Company Subsidiary in writing, nor has the Company or any Company Subsidiary received written notice of any such deficiency, delinquency or default, and there is no administrative or court proceeding or, to the Company's Knowledge, any audit or investigation pending with respect to any liability of the Company or any Company Subsidiary for Taxes.

      (i) The Company and each Company Subsidiary have complied with all applicable Laws relating to the payment and withholding of Taxes (including, but not limited to, withholding of Taxes pursuant to Section 1441, 1442 and 3406 of the Code or similar provisions under any foreign
  Laws) and have, within the time and in the manner required by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws. No written claim has been made by a taxing authority in a jurisdiction where either the Company or any Company Subsidiary files income or franchise Tax Returns that the Company or any Company Subsidiary is or may be subject to income or franchise taxation in that jurisdiction.

      (j) Neither the Company nor any Company Subsidiary has filed a consent under Section 341(f) of the Code.

      (k) Neither the Company nor any Company Subsidiary has executed or entered into any closing agreement under Section 7121 of the Code (or any similar provision of state, local or foreign law) or has agreed to make any adjustment to its income or deductions pursuant to Section 481(a) of the Code (or similar provision of state, local or foreign law), in either case that could affect the tax liability after the Closing Date to any material extent.

      (l) Neither the Company nor any Company Subsidiary has agreed to, or is required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

      (m) Each granted option that was designated as an "incentive stock option" on the applicable books and records of the Company or any Company Subsidiary qualified as an "incentive stock option" within the meaning of
  Section 422 of the Code on the date on which such option was granted.

      (n) None of the assets of the Company or any Company Subsidiary: (i) is property that is required to be treated as being owned by any other Person pursuant to the provisions of former Section 168(f)(8) of the Code, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

      (o) No state or federal "net operating loss" of the Company or any Company Subsidiary determined as of the Execution Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Execution Date.

      (p) There are no Liens with respect to Taxes upon any of the assets, properties or business of the Company or any Company Subsidiary, other than with respect to Taxes arising in the ordinary course of business and not yet due and payable.

      (q) Neither the Company any Company Subsidiary nor, to the Company's Knowledge, any of its Affiliates or stockholders, has taken or agreed to take (or failed to so take or agree to take) any action or is aware of any fact or circumstances that could reasonably be expected to prevent the Merger from qualifying as a tax-free reorganization under Section 368 of the Code.

   2.22  Environmental Matters.

      (a) The Company and each Company Subsidiary is, and has at all times been, in compliance with all applicable Environmental Laws except where the failure to be in such compliance would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (b) The Company and each Company Subsidiary has obtained all permits required by any applicable Environmental Law and all environmental permits relating to the business of the Company and each Company Subsidiary, except where the failure to obtain any permit relating to the business of the

  Company or Company Subsidiary would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such environmental permits are in full force and effect in all respects; and no such environmental permits materially limit or affect the processes, methods, capacity or operating hours of the persons carrying on the business of the Company and each of the Company Subsidiaries as it is currently conducted.

      (c) Neither the Company nor any Company Subsidiary has, and the Company and each Company Subsidiary has no Knowledge of any other Person who has, caused any unlawful or improper release, threatened release or disposal of any Hazardous Material at any properties or facilities previously or currently leased or occupied by the Company and any Company Subsidiary.

      (d) To the Knowledge of the Company, none of the Company's and the Company Subsidiaries facilities are adversely affected by any release, threatened release or disposal of a Hazardous Material originating or emanating from any other property.

      (e) Neither the Company nor any Company Subsidiary (i) has any liability for response or corrective action, natural resources damage, or any other harm pursuant to any Environmental Law, (ii) is subject to, has notice or Knowledge of, or is required to give any notice of, any Environmental Claim involving an allegation against the Company or any of the Company Subsidiaries or any properties or facilities of the Company or any of the Company Subsidiaries or (iii) has Knowledge of any condition or occurrence which could reasonably be expected to form the basis of an Environmental Claim against the Company or any of the Company Subsidiaries or any of its properties or facilities.

      (f) Neither the Company nor any Company Subsidiary is subject to any, and neither the Company nor any Company Subsidiary has any Knowledge of, any imminent restriction on the ownership, occupancy, use or transferability of their properties and facilities arising from any Environmental Law.

      (g) There is no Environmental Claim pending, or, to the Company's Knowledge, threatened, against the Company or any of the Company Subsidiaries or, to the Company's Knowledge, against any Person whose liability for any Environmental Claim the Company or any of the Company Subsidiaries has or may have retained or assumed either contractually or by operation of law. To the Knowledge of the Company, no material capital expenditure is currently required for the Company or any Company Subsidiary in relation to environmental matters in order to comply with, extend, renew or obtain any environmental permit or comply with Environmental Laws. Copies of all environmental audits and other assessments, reviews and reports conducted by or on behalf of the Company or any Company Subsidiary have been previously provided to Parent.

   2.23  Intellectual Property.

      (a) Section 2.23(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all United States and foreign (i) patents and patent applications of the Company and each Company Subsidiary (the "Company Patents"), (ii) registered and unregistered trademarks and trademark applications, including material Internet domain name registrations of the Company and each Company Subsidiary (the "Company Trademarks"), (iii) service marks, service mark applications and trade names of the Company and each Company Subsidiary (the "Company Tradenames"), (iv) copyright registrations and copyright applications of the Company and each Company Subsidiary (the "Company Copyrights"), and (v) licenses presently used by the Company or the Company Subsidiaries, indicating for each, the applicable jurisdiction, registration number (or applicable number), and date issued or filed, as applicable, with respect to (i), (ii), (iii), and (iv) above and including the terms of such licenses (all of which, together with patent rights, trade secrets, confidential business information, formulas, processes, invention records, procedures, research and development activity reports, and laboratory notebooks which relate to or are used or held for use in connection with the business of the Company and the Company Subsidiaries, are collectively referred to as, the "Intellectual Property Rights"). Copies of all licenses listed in (v) above have been previously provided or made available to Parent. The Intellectual Property Rights owned or controlled by the Company are sufficient for the conduct of the business of the Company and each

  Company Subsidiary as presently conducted, except where the failure to own or control such Intellectual Property Rights would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (b) Section 2.23(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of, and where appropriate, a description of, all Intellectual Property Rights to which the Company's or the Company Subsidiaries' rights are not exclusive, excluding all Intellectual Property Rights which the Company or such Company Subsidiary has the right to use under a shrinkwrap or similar mass marketing license. Excluding all Intellectual Property Rights subject to a shrinkwrap or similar mass marketing license, the Company or such Company Subsidiary exclusively owns or has the exclusive right to use all of the Intellectual Property Rights listed in Section 2.23(a) of the Company Disclosure Schedule.

      (c) All Company Trademarks, Company Patents, and Company Copyrights are currently in compliance with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications with respect to Company Trademarks, and the payment of filing, examination and maintenance fees and proof of working or use with respect to Company Patents), and are, to the Company's Knowledge, valid and enforceable. No Company Trademark has been or is now involved in any cancellation and, to the Company's Knowledge, no such action is threatened with respect to any of the Company Trademarks. No Company Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding. To the Company's Knowledge, there are no trademarks or patents of any third party that could potentially conflict with the Company Trademarks or Company Patents, respectively.

      (d) The Company owns free and clear of all Liens, all owned
  Intellectual Property Rights, and has a valid and enforceable right to use in accordance with the applicable license agreement, if any, all of the Intellectual Property Rights licensed to the Company and/or the Company Subsidiaries and used in the Company's or the Company Subsidiaries' business.

      (e) The Company and the Company Subsidiaries have taken reasonable steps to protect and preserve the Intellectual Property Rights which the Company or such Company Subsidiary owns or has licensed.

      (f) The conduct of the Company's and Company Subsidiaries' businesses as currently conducted, or as contemplated does not, to the Company's Knowledge, infringe upon any intellectual property rights owned or controlled by any third party.

      (g) There is no Litigation pending or, to the Company's Knowledge, threatened, nor has the Company nor any of the Company Subsidiaries received any written communication of and the Company has no Knowledge of any basis for a claim against it (1) alleging that the activities, products, publications or businesses of the Company or any Company Subsidiary infringes upon, violates, or constitutes the unauthorized use of the intellectual property rights of any third party, or (2) challenging the ownership, use, validity or enforceability of any Intellectual Property Rights of the Company or the Company Subsidiaries.

      (h) To the Company's Knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property Rights owned by the Company or any Company Subsidiary, and no such claims have been brought against any third party by the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has knowingly misappropriated the trade secrets of any third party.

      (i) All Company Trademarks have been in continuous use by the Company or the Company Subsidiaries. To the Company's Knowledge (i) there has been no prior use of such Company Trademarks by any third party which would confer upon said third party superior rights in such trademarks, and (ii) the registered Company Trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates.

      (j) The Company and the Company Subsidiaries have taken all reasonable steps in accordance with normal industry practice to protect the rights of the Company and the Company Subsidiaries in their respective confidential information and trade secrets. Without limiting the foregoing, (1) the Company has and enforces a policy of requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially consistent with the Company's standard forms thereof; (2) all of the Company's and the Company Subsidiaries' employees, consultants and contractors have executed such a proprietary information, confidentiality and assignment agreement and (3) except under confidentiality obligations, to the Knowledge of the Company, there has been no material disclosure by the Company or any Company Subsidiary's material confidential information or trade secrets.

   2.24  Insurance.

      (a) Section 2.24 of the Company Disclosure Schedule sets forth a true and complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and the Company Subsidiaries including: (i) a summary of the loss experience under each policy; (ii) a statement describing each claim under an insurance policy for an amount in excess of $100,000, which sets forth: (A) the name of the claimant; (B) a description of the policy by insurer, type of insurance, and period of coverage; and
  (C) the amount and a brief description of the claim; and (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims. There is no claim by the Company or the Company Subsidiaries that is pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and to the Knowledge of the Company, the Company and the Company Subsidiaries are otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the Knowledge of the Company, such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company and the Company Subsidiaries and reasonable in light of the assets of the Company and the Company Subsidiaries. As of the Execution Date, neither the Company nor any Company Subsidiary has received written notice of any, and to Company's Knowledge, there is no, threatened, termination of or material premium increase with respect to any such policies or bonds.

      (b) To the Knowledge of the Company, all policies to which the Company or the Company Subsidiaries is a party or that provide coverage to either the Company the Company Subsidiaries, or any director or officer of the Company or the Company Subsidiaries: (A) are valid, outstanding, and enforceable; (B) taken together, provide adequate insurance coverage for the assets and the operations of the Company and the Company Subsidiaries for all risks normally insured against by a Person carrying on a business comparable to that of the Company or the Company Subsidiaries in terms of type and size; (C) are sufficient for compliance with all Laws and Material Agreements to which the Company and the Company Subsidiaries is a party or by which it is bound; (D) will continue in full force and effect following the consummation of the transactions contemplated by this Agreement; and
  (E) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company and the Company Subsidiaries.

      (c) Neither the Company nor any Company Subsidiary has received (A) any refusal of coverage from the issuer of any insurance policy of the Company or the Company Subsidiaries or any written notice that a defense will be afforded with reservation of rights, or (B) any written notice of cancellation or any other written indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

   2.25 Brokers. Except as set forth in Section 2.25 of the Company Disclosure Schedule, no broker, financial advisor, finder, investment banker or other Person is entitled to any broker's, financial advisor's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

   2.26 Certain Business Practices. As of the Execution Date, neither the Company nor any Company Subsidiary, nor to the Knowledge of the Company, any director, officer, employee or agent of the Company or any Company Subsidiary, in such person's capacity as a director, officer, employee or agent of the Company or any Company Subsidiary, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of
Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

   2.27  Interested Party Transactions.

      (a) The Company is not indebted to any director, officer, employee or agent of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to the Company.

      (b) All loans presently on the books of the Company or any Company Subsidiary to present or former directors or executive officers of the Company or any Company Subsidiary, or their associates, or any members of their immediate families, have been made in the ordinary course of business and on the same terms and interest rates as those prevailing for comparable transactions with other third parties and do not involve more than the normal risk of repayment or present other unfavorable features.

      (c) No officer or director of the Company or any Company Subsidiary:

        (i) has any interest in (A) any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company or any Company Subsidiary except for the normal rights of a stockholder;
    (B) any current competitor, customer, supplier or agent of the Company or any Company Subsidiary (other than the ownership of not more than five percent (5%) of the stock of any publicly traded corporation) or
    (C) any Person which is currently a party to any material contract or agreement with the Company or any Company Subsidiary;

       (ii) except as otherwise provided in this Agreement, has an agreement, understanding, contract, commitment or pending transaction relating to the purchase, sale or lease of real or personal property, goods, materials, supplies or services, whether or not in the ordinary course of business, with the Company or any Company Subsidiary;

       (iii) has received from the Company or any Company Subsidiary any commitment, whether written or oral, to lend any funds to any such person;

       (iv) is owed any amounts by the Company or any Company Subsidiary except for deposits taken in the ordinary course of business and amounts due for normal compensation or reimbursement of expenses incurred in furtherance of the business of such person's employer and reimbursable according to a policy of the Company or such Company Subsidiary, as appropriate, as in effect immediately prior to the Execution Date; or

        (v) is a party to any transaction or relationship with the Company or any Company Subsidiary.

      (d) The consummation of the transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, the lapse of time, or the giving of notice and failure to cure) result in any payment (severance or other) or provision of a benefit becoming due from the Company or any Company Subsidiary or any successor or assign thereof to any director, officer or employee of the Company or any Company Subsidiary.

   2.28 Disclosure. The representations and warranties of the Company contained in this Agreement (including the Company Disclosure Schedule) do not contain, and will not contain at the Closing Date, any untrue statement of a material fact, and do not omit, and will not omit at the Closing Date, to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they are made, not misleading.

   2.29Registration Statement; Proxy Statement/Prospectus. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the registration statement on Form S-4, or any amendment or supplement thereto, pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC (including any amendments or supplements, the "Registration Statement") shall, at the time such document is filed, at the time amended or supplemented and at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger and to vote on a proposal to adopt the Merger Agreement (the "Company Stockholders' Meeting") (such proxy statement/prospectus, as amended or supplemented, is referred to herein as the "Proxy Statement") will, on the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become materially false or misleading. If at any time prior to the Effective Time, any event relating to the Company, its officers and directors, or any Subsidiary should occur which is required to be set forth in an amendment or supplement to the Registration Statement or an amendment or supplement to the Proxy Statement, the Company shall promptly inform Parent, and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company Stockholders' Meeting shall comply in all material respects as to form and substance with the requirements of the Exchange Act and the Regulations promulgated thereunder.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

    3.1 Organization and Qualification.

      (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and each has the requisite corporate power and authority, and is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and Orders ("Parent Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so qualified, existing and in good standing or to have such power, authority and Parent Approvals would not, either individually or in the aggregate, have a Material Adverse Effect.

      (b) Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect.

      (c) Merger Sub is a newly-formed corporation, which has been formed solely for the purposes of the Merger, has carried on no business to date and will not carry on any business or engage in any activities other than those necessary to the Merger.

      (d) As of the Execution Date, the authorized capital stock of Parent consists of (i) one hundred million shares of Parent Common Stock of which, as of August 1, 2001, 39,530,830 shares were issued and outstanding, and
  (ii) 5,000,000 shares of preferred stock, par value $.001 per share, including one million shares reserved for issuance under the Parent's Rights Agreement dated as of July 27, 2001, none of which are issued or outstanding. All of the outstanding shares of Parent Common Stock are, and all shares to be issued as part of the Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable.

      (e) As of the Execution Date, the authorized capital stock of Merger Sub consists of 3,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of Merger Sub Common Stock are owned by Parent.

    3.2 Reports. Parent has timely filed with the SEC and heretofore furnished the Company with (i) its Annual Report on Form 10-K for its fiscal year ended December 31, 2000 (the "Parent Annual Report"), (ii) its unaudited periodic reports on Form 10-Q filed since the date of the Parent Annual Report and (iii) all other reports required to be filed by it with the SEC since June 1, 2000 (all such documents included in (i), (ii) and (iii) above being collectively referred to herein as the "Parent SEC Documents"). As of their respective filing dates, the Parent SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except any such misstatement or omission which was expressly corrected in a subsequent filing). As of their respective filing dates, the descriptions of the business, operations and financial condition of Parent contained in the Parent SEC Documents complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. The financial statements contained in the Parent SEC Documents, together with the notes thereto, have been prepared in accordance with GAAP consistently followed throughout the periods indicated (except as may be indicated in the notes thereto), present fairly the financial condition of Parent at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, year-end adjustments. Parent meets all requirements for eligibility to use Form S-3 and Form S-4 for the registration of the Parent Common Stock as provided in Sections 6.1 and 6.14 hereof.

    3.3 Authorization of Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing (including each Related Agreement to which it is a party), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent and Merger Sub of this Agreement and each instrument required hereby to be executed and delivered by it at the Closing, the performance of obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Parent and Merger Sub, respectively, and by Parent as the sole stockholder of Merger Sub, and except for the filing of the Certificate of Merger, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company and the Company Consenting Stockholders, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, in each case except to the extent that the enforcement hereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

    3.4 Approvals. The execution and delivery by Parent and Merger Sub of this Agreement or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing do not, and the performance by each of Parent and Merger Sub of its respective obligations under this Agreement or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing shall not, require Parent or Merger Sub to obtain any Approval, waiver, qualification, Order or permit of, observe any waiting period imposed by, or require Parent or Merger Sub to make any filing with or notification to, any Court or Governmental Authority, except
(A) compliance with applicable requirements, if any, of the Securities Act, the Exchange Act or Blue Sky Laws, (B) the filing of appropriate Merger or other documents as required by Delaware Law, (C) the requisite filings and governmental actions required under the HSR Act or (D) such other Approvals, waivers, qualifications, Orders or permits, filings or notifications, the failure to obtain or make which would not have, individually or in the aggregate, a Material Adverse Effect.

    3.5 No Violation. Assuming effectuation of all filings, notifications, and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all permits or Orders of Courts and/or Governmental Authorities set forth in Section 3.4(A), (B) or (C) above, the execution and delivery by Parent and Merger Sub of this Agreement or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing do not, and the performance of this Agreement by each of Parent or Merger Sub of its respective obligations under this Agreement or any instrument required by this Agreement to be executed and delivered by Parent or Merger Sub at the Closing will not, (i) conflict with or violate the Restated Certificate of Incorporation or Amended and Restated Bylaws of Parent, or the Certificate of Incorporation or bylaws of Merger Sub, (ii) conflict with or violate any Law, Order or Regulation in each case applicable to Parent or Merger Sub or by which any of their respective properties is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties is bound or affected.

    3.6 Absence of Certain Changes or Events. Since December 31, 2000, Parent has conducted its business only in the ordinary and usual course and in a manner consistent with past practice, and, since such date, there has not occurred any event, development or change which, individually or in the aggregate, has resulted in or is reasonably likely to result in a Material Adverse Effect.

    3.7 Brokers. No broker, financial advisor, finder, investment banker or other Person is entitled to any broker's, financial advisor's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

    3.8 Litigation. Except as disclosed in the Parent SEC Documents or this Agreement, there is no Litigation pending, or, to Parent's Knowledge, threatened, against Parent or Merger Sub, that would be reasonably likely to have a Material Adverse Effect on Parent or Merger Sub. Neither Parent nor Merger Sub is subject to any outstanding Claim or Order which, individually or in the aggregate, would be reasonably likely to have, a Material Adverse Effect on Parent or Merger Sub would prevent, hinder or delay Parent or Merger Sub from consummating the transactions contemplated by this Agreement.

    3.9 Securities Act. Parent has complied with all applicable federal or state securities Laws in connection with the issuance and sale of the Parent Common Stock. Neither Parent nor anyone acting on its behalf has offered any of the Parent Common Stock, or solicited any offers to purchase any of such Parent Common Stock, so as to require registration of the issuance and sale of the Parent Common Stock under the Securities Act or any state securities law.

   3.10Registration Statement; Proxy Statement/Prospectus. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statement shall, at the time such document is filed, at the time amended or supplemented and at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by Parent and Merger Sub for inclusion in the Proxy Statement will, on the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become materially false or misleading. If at any time prior to the Effective Time any event relating to the Parent or Merger Sub, their respective officers and directors should occur which is required to be set forth in an amendment or supplement to the Registration Statement or an amendment or supplement to the Proxy Statement, the Parent or Merger Sub, as the case may be, shall promptly inform Company, and such event shall be so described, and such amendment or supplement (which the Company will have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company. The Proxy Statement, insofar as it relates to the Company Stockholders' Meeting shall comply in all material respects as to form and substance with the requirements of the Exchange Act and the Regulations promulgated thereunder.

   3.11Future Profitability. Parent acknowledges that the Company has not made any representations or warranties with regard to its future profitability or future business prospects.

   3.12Disclosure. The representations and warranties of Parent and Merger Sub contained in this Agreement do not contain, and will not contain at the Closing Date, any untrue statement of a material fact, and do not omit, and will not omit at the Closing Date, to state any material fact necessary to make such representations and warranties, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF THE CONSENTING COMPANY STOCKHOLDERS

   Each of the Consenting Company Stockholders represents and warrants to Parent as follows:

    4.1 Ownership. Except with respect to Company Shares pledged by Michael Baird, Walter Fredericks and Richard Sandberg, such Consenting Company Stockholder is the record and beneficial owner of all of the outstanding Company Shares set forth opposite his, her or its name on Schedule I attached hereto, and such Company Shares are owned by such Consenting Company Stockholder free and clear of all Liens, claims, interests of, and rights in others.

    4.2 Authority. Such Consenting Stockholder has all necessary power and authority to execute this Agreement and the Stockholder Agreement (including the proxy appointment contained therein).

    4.3 Execution. Each of this Agreement and the Proxy has been duly executed and delivered by the Consenting Stockholder and constitutes a valid and binding agreement of such Consenting Stockholder, enforceable in accordance with its terms.

    4.4 No Conflict. Neither the execution nor delivery of this Agreement and the Stockholder Agreement by such Consenting Stockholder will (i) require the consent, waiver, approval, license or authorization of, or any filing with, any Person or public authority, (ii) with or without the giving of notice or the lapse of time, or both, conflict with or constitute a violation of, or default under, or give rise to any right of acceleration under, any indenture, contract, commitment, agreement, arrangement or other instrument of any kind to which the Consenting Stockholder is a party or by which the Consenting Stockholder is bound, or (iii) violate any applicable Law, or Order of any Governmental Authority or Court having jurisdiction over the Consenting Stockholder.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

    5.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the Execution Date and the Effective Time, except as expressly required or permitted by this Agreement and disclosed in
Section 2.13 of the Company Disclosure Schedule, or unless Parent shall otherwise agree in writing, the Company shall conduct the business of the Company and cause the business of each of the Company Subsidiaries to be conducted, and the Company shall not take any action except in the ordinary course of business and in a manner consistent with past practice. The Company shall use its commercially reasonable best efforts to preserve intact the business organization and assets of the Company and each of the Company Subsidiaries, and to operate according to plans and budgets provided to Parent and each of the Company Subsidiaries, to keep available the services of the present officers, employees and consultants of the Company, to maintain in effect Material Agreements and to preserve the present relationships of the Company and each of the Company Subsidiaries with Company Distributors, Company Customers and Company Suppliers. By way of amplification and not limitation, except as expressly permitted by this Agreement neither, the Company nor any of the Company Subsidiaries shall, between the Execution Date and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):

      (a) amend or otherwise change the Certificate of Incorporation or bylaws or equivalent organizational document of the Company or any Company Subsidiary, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any Company Subsidiary;

      (b) issue, sell, transfer, pledge, dispose of or encumber, or authorize the issuance, sale, transfer, pledge, disposition or encumbrance of, any shares of capital stock of any class (other than in connection with the exercise of Company Options or Company Warrants), or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Company or any Company Subsidiary; or sell, transfer, pledge, dispose of or encumber, or authorize the sale, transfer, pledge, disposition or encumbrance of any assets of the Company or any Company Subsidiary (except for sales of assets in the ordinary course of business and in a manner consistent with past practice) or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or any Company Subsidiary (other than the conversion or redemption of the Preferred Stock);

      (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or amend the terms of, repurchase, redeem or otherwise acquire, any of its securities or propose to do any of the foregoing;

      (d) sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Intellectual Property Rights, or amend or modify in any material way any existing agreements with respect to any Intellectual Property Rights;

      (e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division thereof; incur any indebtedness for borrowed money or issue any debt securities, or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances or enter into any financial commitments, except in the ordinary course of business consistent with past practice and as otherwise permitted under any loan or credit agreement to which the Company or any of its subsidiaries is a party as of the Execution Date; authorize any capital expenditures which are, in the aggregate, in excess of $100,000, or enter into or amend in any material respect any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.1(e);

      (f) (i) hire or terminate any employee or consultant, except in the ordinary course of business consistent with past practice; (ii) increase the compensation (including, without limitation, bonus) payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or any Company Subsidiary who are not officers of the Company or such Company Subsidiary in the ordinary course of business consistent with past timing and practices, (iii) grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice, or (iv) establish, adopt, enter into or amend any Company Benefit Plan or collective bargaining, employment, termination, severance or other agreement, for the benefit of any current or former directors, officers or employees;

      (g) change, any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by statutory accounting principles or GAAP;

      (h) create, incur, suffer to exist or assume any Lien on any of the Company's or any Company Subsidiaries' material assets other than Liens outstanding on the Execution Date or otherwise incurred in the ordinary course of the Company's or any Company Subsidiaries' business consistent with past practice;

      (i) other than in the ordinary course of business consistent with past practice, (A) enter into any material agreement, (B) modify, amend or transfer in any material respect, or terminate, any Material Agreement, or waive, release or assign any material rights or claims thereto or thereunder or (C) enter into or extend any lease with respect to real property with any third party;

      (j) make any Tax election or settle or compromise any federal, state, local or foreign income tax liability or agree to an extension of any applicable statute of limitations;

      (k) settle any material Litigation or waive, assign or release any material rights or claims, except, in the case of Litigation, any Litigation the settlement of which would not (A) impose either material restrictions on the conduct of the business of the Company or any Company Subsidiaries, or (B) for any individual Litigation item settled, exceed $50,000 in cost or value to the Company or any Company Subsidiaries; provided the aggregate of such individual settlements shall not exceed $100,000 in cost or value to the Company neither the Company nor any Company Subsidiaries shall pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business consistent with past practice in an amount or value not exceeding $100,000 in any instance or series of related instances or $200,000 in the aggregate, or in accordance with their terms as in effect as of the Execution Date;

      (l) engage in any transaction, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any related party, other than those contemplated pursuant to the terms of this Agreement and those existing as of the Execution Date which are listed in
  Section 5.1(l) of the Company Disclosure Schedule;

      (m) fail to renew or maintain in full force and effect all insurance policies, as the case may be, currently in effect or fail to pay any insurance premiums thereon; and

      (n) authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into any agreement, contract commitment or arrangement to do any of the foregoing.

    5.2 Solicitation of Other Proposals.

      (a) From the Execution Date until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any of its Affiliates or Subsidiaries to, nor shall it permit its officers, directors, employees, representatives or agents (collectively, the "Company Representatives"), directly or indirectly to, (i) solicit, facilitate, initiate or encourage, or take any action to solicit, facilitate, initiate or encourage, any inquiries or the making of any proposal or offer that constitutes an Acquisition Proposal, or (ii) participate or engage in communications, discussions or negotiations with, or provide any information to, any Person concerning an Acquisition Proposal or which might reasonably be expected to result in an Acquisition Proposal.

   For purposes of this Agreement, the term "Acquisition Proposal" shall mean any inquiry, proposal or offer from any Person (other than Parent or any of its Affiliates) relating to:

      (1) any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving the Company or any Company Subsidiary other than the MMD Transaction or Helix Transaction, or the issuance or acquisition of shares of capital stock or other equity securities of the Company or any Company Subsidiary representing 10% or more of the outstanding capital stock of the Company or such Company Subsidiary, or any tender or exchange offer that if consummated would result in any Person, together with all Affiliates thereof, beneficially owning shares of capital stock or other equity securities of the Company representing 10% or more of the outstanding capital stock of the Company or such Company Subsidiary; or

      (2) the sale, lease, exchange, license (whether exclusive or not) or any other disposition of any significant portion of any Intellectual Property Right, or any significant portion of the business or other assets of the Company or any Company Subsidiary, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated by this Agreement or which would reasonably be expected to diminish significantly the benefits to Parent or its Affiliates or any Company Subsidiary of the transactions contemplated hereby.

   The Company shall immediately cease and cause to be terminated and shall cause all Company Representatives (and shall use its best efforts to cause its non-officer and non-director Affiliates) to terminate all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal. The Company shall promptly notify all Company Representatives and non-officer and non-director Affiliates of its obligations under this Section 5.2.

      (b) Neither the Board of Directors of the Company nor any Company Subsidiary nor any committee thereof shall:

        (1) approve or recommend, or propose to approve or recommend, any Acquisition Proposal other than the Merger,

        (2) withdraw or modify or propose to withdraw or modify in a manner adverse to Parent or Merger Sub its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby,

        (3) upon a request by Parent to reaffirm its approval or recommendation of this Agreement or the Merger, fail to do so within two (2) Business Days after such request is made,

        (4) enter, or cause the Company or any Company Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or

        (5) resolve or announce its intention to do any of the foregoing.

                                   ARTICLE VI

                             ADDITIONAL OBLIGATIONS

    6.1 Proxy Statement; Registration Statement.

      (a) As promptly as practicable following the Execution Date, Parent shall prepare and file with the SEC a Registration Statement on Form S-4, in which the Proxy Statement shall be included as a prospectus, and shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall obtain and furnish the information required to be included in the Registration Statement and, after consultation with the Company, respond promptly to any comments made by the SEC with respect to the Registration Statement (which comments shall promptly be furnished to the Company) and cause the prospectus included therein, including any amendment or supplement thereto, to be mailed to the stockholders of the Company at the earliest practicable date after the Registration Statement is declared effective by the SEC, provided that no amendment or supplement to the Registration Statement will be made by Parent without consultation with the Company and its counsel.

      (b) The Company shall (i) as promptly as practicable following the Execution Date, cooperate in Parent's preparation of a preliminary proxy or information statement relating to the Merger and this Agreement, (ii) obtain and furnish the information required to be included by the SEC in the Proxy Statement, (iii) cause the Proxy Statement and the prospectus to be included in the Registration Statement, including any amendment or supplement thereto, to be mailed to its stockholders at the earliest practicable date after the Registration Statement is declared effective by the SEC, and (iv) use all reasonable efforts to obtain the necessary approval of the Merger and this Agreement by its stockholders. The Company shall not file with or supplementally provide to the SEC or mail to its stockholders the Proxy Statement or any amendment or supplement thereto without Parent's prior consent. The Company shall allow Parent's full participation in the preparation of the Proxy Statement and any amendment or supplement thereto and shall consult with Parent and its advisors concerning any comments from the SEC with respect thereto.

      (c) The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval and adoption of this Agreement and the Merger by the stockholders of the Company, except to the extent that the Company shall have withdrawn or modified its recommendation of this Agreement or the Merger.

      (d) Parent and the Company shall, as promptly as practicable, make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the Regulations thereunder and under applicable Blue Sky or similar securities Laws, and shall undertake all reasonable efforts to obtain required Approvals with respect thereto.

    6.2 Meeting of Company Stockholders.

      (a) The Company shall promptly after the Execution Date take all action necessary in accordance with the DGCL and its Certificate of Incorporation and bylaws to duly call, give notice of and (unless Parent requests otherwise) hold the Company Stockholders' Meeting as soon as practicable following the date upon which the Registration Statement becomes effective and shall consult with Parent in connection therewith.

      (b) Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date specified by Parent) the Company Stockholders' Meeting without the consent of Parent. The Board of Directors of the Company has declared that this Agreement is advisable and shall recommend that this Agreement and the transaction contemplated hereby be approved and authorized by the stockholders of the Company and shall include in the Registration Statement and Proxy Statement a copy of such recommendations. The Board of Directors of the Company shall submit this Agreement to the stockholders of the Company, whether or not the Board of Directors of the Company at any time changes, withdraws or modifies its recommendation. The Company shall solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL and its Certificate of Incorporation to authorize the Merger. Without limiting the generality of the foregoing, (i) the Company agrees that its obligation to duly call, give notice of, convene and hold the Company Stockholders' Meeting as required by this Section 6.2, shall not be affected by the withdrawal, amendment or modification of the Board of Directors' recommendation of the Merger and this Agreement, and (ii) the Company agrees that its obligations under this Section 6.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal.

    6.3 Access to Information; Confidentiality.

      (a) Upon reasonable notice, the Company shall (and shall cause each Company Subsidiary to) afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall furnish promptly to Parent all information concerning its business, properties, books, contracts, commitments, records and personnel as Parent may reasonably request, and each party shall make available to the other party the appropriate individuals for discussion of such party's business, properties and personnel as the other party may reasonably request. No investigation pursuant to this Section 6.3(a) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

      (b) Parent shall keep all information obtained pursuant to Section 6.3(a) confidential in accordance with the terms of the Letter of Intent dated July 6, 2001(the "Letter of Intent"), between Parent and the Company. Anything contained in the Letter of Intent to the contrary notwithstanding, the Company and Parent hereby agree that each such party may issue press release(s) or make other public announcements in accordance with Section 6.7.

    6.4 All Reasonable Efforts; Further Assurances.

      (a) Upon the terms and subject to the conditions set forth in this Agreement, each party hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate actions, and do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby. The Company and Parent (together with their respective Affiliates, as applicable) shall use all reasonable efforts to:

        (i) obtain all licenses, permits, consents, waivers, approvals, authorizations, qualifications or Orders (including all regulatory rulings and approvals), required to be obtained by either of Parent or the Company;

       (ii) make all filings (including, without limitation, all filings with governmental or regulatory agencies) under applicable Law required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby and thereby, including the Merger (in connection with which Parent and the Company will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith);

       (iii) furnish all information required for any application or other filing to be made pursuant to any applicable law or any applicable Regulations of any Governmental Authority in connection with the transactions contemplated by this Agreement; and

       (iv) lift, rescind or mitigate the effects of any Order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby and thereby and to prevent, with respect to any threatened injunction, restraining order or other Order, the issuance or entry thereof;

provided, however, that neither Parent nor any of its Affiliates shall be under any obligation to (x) make proposals, execute or carry out agreements or submit to Orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets, material in nature or amount, of Parent or any of its Affiliates or the Company, or the holding separate of the Company Shares or imposing or seeking to impose any material limitation on the ability of Parent to conduct its business or own such assets or to acquire, hold or exercise full rights of ownership of the Company Shares or (y) otherwise take any step to avoid or eliminate any impediment which may be asserted under any Law governing competition, monopolies or restrictive trade practices which, in the reasonable judgment of Parent, might result in a limitation of the benefit expected to be derived by Parent as a result of the transactions contemplated hereby or might adversely affect the Company or Parent or any of Parent's Affiliates; and, provided, further, however, that if Parent terminates this Agreement because of the occurrence of an event described in (x) or (y) of this Section 6.4(a), then Parent shall pay the Stipulated Expenses of the Company. No party hereto will take any action, which results in any of the representations or warranties made by such party pursuant to Articles II, III or IV, as the case may be, becoming untrue or inaccurate in any material respect.

      (b) Parent and the Company shall use all reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article VII, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated.

    6.5 SEC Filings by Parent. From and after the Execution Date and through the Effective Time, Parent shall timely file all reports required to be filed by it with the SEC under the Securities Act and the Exchange Act, and, immediately upon any such filing, Parent will provide a copy of the same to the Company and its counsel.

    6.6 Notification of Certain Matters.

      (a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which, results in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality or Material Adverse Effect, then untrue or inaccurate in any respect) and any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      (b) Each of the Company and Parent shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any Litigation, relating to or involving or otherwise affecting the Company or the Parent that relates to the consummation of the Merger, (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any contract which is material to Parent or any Material Agreement of the Company, and (v) any change that is reasonably likely to have a Material Adverse Effect on the Company or Parent or is likely to delay or impede the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

      (c) Each of the Company and Parent shall give any notices to third Persons, and use all reasonable efforts to obtain any consents from third Persons (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby, or (iii) required to prevent a Material Adverse Effect on the Company or Parent from occurring. If any party shall fail to obtain any such consent from a third Person, such party shall use all reasonable efforts, and will take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Parent and their respective businesses resulting, or which would result after the Effective Time, from the failure to obtain such consent.

    6.7 Public Announcements. Parent and the Company shall consult with and obtain the approval of the other party before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by applicable Law or any listing agreement related to the trading of the shares of either party on any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

    6.8 Takeover Laws. If any form of anti-takeover statute, regulation or charter provision or contract is or shall become applicable to the Merger or the transactions contemplated hereby, the Company and the Board of Directors of the Company shall grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated hereby.

    6.9 Existing Registration Rights Agreements. The Company shall use its commercially reasonable efforts to take such actions as are reasonably necessary to terminate the Existing Registration Rights Agreements on or before the Closing Date.

   6.10 Release Agreements. The Company shall use its commercially reasonable efforts, on behalf of Parent and pursuant to the request of Parent, to cause each Consenting Company Stockholder to execute and deliver to Parent a written release and waiver satisfactory in form and substance to Parent in its sole discretion and in substantially the form attached hereto as Exhibit I (the "Release Agreements"), dated as of the Effective Time, providing for, among other things, release of the Company, Parent and the Surviving Corporation and their respective Affiliates from any and all claims, known and unknown, that such Person has or may have against such Persons through the Effective Time.

   6.11 Maintenance, Prosecution and Filing Obligations. Until the Effective Time, the Company shall pay the costs of preparation for filing, prosecution, and maintenance of all Intellectual Property Rights as required, shall continue diligently to file and prosecute patent applications and maintain existing patents, and shall not permit the lapse of any filings following the Execution Date.

   6.12  Employee Benefits.

      (a) Parent agrees that individuals who are employed by the Company immediately prior to the Effective Time shall become employees of the Surviving Corporation upon the Effective Time (each such employee who chooses to continue his or her employment with the Surviving Corporation, a "Company Employee"); provided, however, that this Section 6.12 shall not be construed to limit the ability of the Company or any of its Subsidiaries to terminate the employment of any Company Employee at any time, nor restrict in any way the right of any employee to so terminate the employment relationship at any time.

      (b) Parent will, or will cause the Surviving Corporation to, give Company Employees full credit for purposes of eligibility (including service and waiting period requirements) and vesting under any employee benefit plans or arrangements maintained by the Parent or the Surviving Corporation in which the Company Employees are eligible to participate or to be covered after the Effective Time, for such Company Employees' service with the Company to the same extent recognized by the Company immediately prior (as clearly reflected in Company personnel records) to the Effective Time.

      (c) Parent will, or will cause the Surviving Corporation to, use its commercially reasonable efforts to obtain from any insurance carrier an agreement to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods and service requirements with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefit plans of Parent or the Surviving Corporation in which Company Employees are eligible to participate or to be covered after the Effective Time, other than limitations, waiting periods or service requirements that are already in effect with respect to such Company Employees and that have not been satisfied under any welfare plan previously maintained for the Company Employees, and (ii) provide each Company Employee with credit for any documented co-payments and deductibles paid in the calendar (or plan) year in which the Effective Time occurs under the welfare benefit plans of the Company or the Surviving Corporation (as shown on the Company's or the Surviving Corporation's records) in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plans of Parent or Parent in which Company Employees are eligible to participate or to be covered in the year in which the Effective Time occurs.

   6.13 Listing. Parent shall use its best commercial efforts to cause the Parent Common Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market prior to or at the Effective Time.

   6.14 Registration of Shares Issued in the Merger.

      (a) Registrable Shares. For purposes of this Agreement, "Registrable Shares" shall mean the shares of Parent Common Stock issued to the Company Stockholders in accordance with Section 1.6 of this Agreement and held by Affiliate Stockholders, including any and all Escrow Shares attributable to the Affiliate Stockholders, other than shares of Parent Common Stock that may be sold in accordance with Rule 145 or under Rule 144(k) of the Securities Act, together with (i) any securities issued or issuable to the Affiliate Stockholders upon the exchange of any such Parent Common Stock and (ii) any other security issued as a dividend or other distribution with respect to such Parent Common Stock.

      (b) Required Registration; Additional Obligations of Parent.

        (i) Within one hundred twenty (120) days after the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-3 or other comparable form which form Parent is eligible to use, covering the resale of the Registrable Shares held by those Company Stockholders who are affiliates (as defined in the Securities Exchange
    Act) of the Company as of the Effective Time or their permitted distributees (collectively, "Affiliate Stockholders"). Parent shall use reasonable commercial efforts to cause the Registration Statement on Form S-3 (the "Resale Registration Statement") and all registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or Blue Sky laws and compliance with any other applicable governmental requirements or regulations) as the Affiliate Stockholders may reasonably request and that would permit or facilitate the sale of Registrable Shares to become effective as soon as practicable and in any event within one hundred eighty (180) days after the Effective Time; provided, however, that Parent shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction. Parent will provide the Affiliate Stockholders upon request with as many copies of the prospectus contained in the Resale Registration Statement as the Affiliate Stockholders may reasonably request.

       (ii) Parent shall (i) furnish to each Affiliate Stockholder, such number of copies of any prospectus (including and preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Affiliate Stockholder may reasonably request in order to effect the offering and sale of the shares of Parent Common Stock to be offered and sold, but only while Parent shall be required under the provisions of this Agreement to cause the Resale Registration Statement to remain current; (ii) notify each Affiliate Stockholder upon the happening of any event as a result of which the prospectus included in the Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in the light of the circumstances then existing and thereafter promptly take action to correct the misstatement or omission; (iii) so long as the Resale Registration Statement remains effective, promptly furnish to each Affiliate Stockholder such number of copies of any supplement, to such prospectus as may have been filed by Parent; (iv) notify each Affiliate Stockholder, shortly after it shall receive notice thereof, of the date and time the Resale Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of the Resale Registration Statement has been filed; (v) notify each Affiliate Stockholder promptly after it obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Resale Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

      (c) Effectiveness; Suspension Right.

        (i) From and after the effectiveness of the Resale Registration Statement as contemplated by Section 6.14(b), Parent will use its best efforts to maintain such effectiveness and other applicable registrations, qualifications and compliances until the earlier of (A) such time as the Affiliate Stockholders may sell all of the Registrable Shares held by them without registration pursuant to Rule 144(k) or in accordance with Rule 145 under the Securities Act or (B) such time as all of the Registrable Shares have been sold by the Affiliate Stockholders (the "Registration Effective Period"), and from time to time Parent will amend or supplement the Resale Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange Act and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

       (ii) Following the Registration Statement Effective Date, the Affiliate Stockholders will be permitted, subject to the Suspension Right (as defined in paragraph (iii) below) to offer and sell Registrable Shares during the Registration Effective Period pursuant to the Resale Registration Statement provided that the Resale Registration Statement remains effective and no stop order or suspension of the use of the Resale Registration Statement has been imposed by the SEC.

       (iii) Subject to the provisions of this Section 6.14, Parent shall have the right at any time to require that the Affiliate Stockholders suspend further open market offers and sales of Registrable Shares whenever, and for so long as, in the reasonable judgment of Parent after consultation with counsel there is in existence material undisclosed information or events with respect to Parent (the "Suspension Right"). In the event Parent exercises the Suspension Right, such suspension will continue for that minimal period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Parent and its stockholders or until such time as the information or event is no longer material, each as determined in good faith by Parent after consultation with counsel. Parent will promptly give the Affiliate Stockholders notice of any such suspension and will use its best efforts to limit the length of the suspension to ten (10) days. Notwithstanding any other provision of this Section 6.14, such suspension shall not exceed twenty (20) days or be exercised more than two (2) times during the period when the Resale Registration Statement is effective. In addition, during any period when a suspension is in effect hereunder, Parent will suspend the use of, and not file, any other registration statements.

      (d) Expenses. Parent shall bear all costs and expenses of registration under this Section 6.14, including, without limitation, printing expenses, legal fees and disbursements of counsel for Parent, legal fees and disbursements (not to exceed $25,000 in aggregate) of one counsel for the Affiliate Stockholders, Blue Sky expenses, accounting fees and filing fees, but excluding underwriting commissions or similar charges in connection with the resale of the Registrable Shares.

      (e) Indemnification.

        (i) To the fullest extent permitted by Law, Parent will indemnify and hold harmless the Affiliate Stockholders, each underwriter of Parent Common Stock being sold by such Affiliate Stockholders pursuant to this Section 6.14 and each Person, if any, who controls the Affiliate Stockholders or underwriter within the meaning of the Securities Act or the Exchange Act (for purposes of this Section 6.14(e) only, an "Affiliate Stockholder Indemnified Person") against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other Law and, except as hereinafter provided, will promptly reimburse as incurred the Affiliate Stockholder Indemnified Persons for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any registration statement and any prospectus filed pursuant to Section 6.14 or any post-effective amendment thereto, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to Parent and relating to action or inaction required of Parent in connection with such registration; provided, however, that Parent shall not be liable to any such Affiliate Stockholder Indemnified Person in respect of any claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to Parent by the Affiliate Stockholder Indemnified Person specifically for use in connection with such registration statement and prospectus or post-effective amendment.

       (ii) To the fullest extent permitted by law, the Affiliate Stockholders will, severally and not jointly, indemnify Parent, each Person, if any, who controls Parent within the meaning of the Securities Act or the Exchange Act, each director of Parent and each officer of Parent who signs the Resale Registration Statement and each underwriter of Parent Common Stock (for purposes of this Section 6.14(e) only, a "Parent Indemnified Person") against any actions, claims, losses, damages, liabilities and expenses to which they or any of them may become subject under the Securities Act, the Exchange Act or under any other Law, and, except as hereinafter provided, will promptly reimburse such Parent Indemnified Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any registration statement and any prospectus filed pursuant to Section
    6.14 or any post-effective amendment thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to Parent by the Affiliate Stockholders specifically for use in connection with such registration statement, prospectus or post-effective amendment; provided, however, that the obligations of each of the Affiliate Stockholders hereunder shall be limited to an amount equal to the net after tax proceeds actually received by such Affiliate Stockholder from the sale of such Affiliate Stockholder's Registrable Shares as contemplated herein.

       (iii) Each Company Indemnified Person or Parent Indemnified Person entitled to indemnification under this Section 6.14 (an "Indemnified Person") shall give notice to the party required to provide indemnification (the "Indemnifying Person") promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Person to assume and control the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this
    Section 6.14 except to the extent the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Person of a complete release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

       (iv) To the extent that the indemnification provided for in this
    Section 6.14 is held by a court of competent jurisdiction to be unavailable to an Indemnified Person with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Person, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person on the one hand and of the Indemnified Person on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Person and of the Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Person or by the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

   6.15 Covenants for Tax-Free Status. Prior to the Effective Time, each party shall use all commercially reasonable efforts to cause the Merger to qualify as a tax free reorganization within the meaning of Section 368(a) of the Code, and will not take any action reasonably likely to cause the Merger not to so qualify.

   6.16 Stockholder Agreements; Stockholder Appointment Letter. The Company will use commercially reasonable efforts to (a) cause all Consenting Company Stockholders to execute and deliver to Parent a Stockholders Agreement in the form attached hereto as Exhibit G-1 (the "Stockholders Agreement") not later than ten (10) Business Days after the Execution Date and (b) cause all Company Stockholders to execute a Stockholder Appointment Letter in the form attached hereto as Exhibit G-2 (the "Appointment Letter"), not later than three (3) Business Days before the Effective Time.

   6.17  Accountant's Letters.

      (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent a "comfort" letter of Deloitte & Touche LLP, dated a date within two Business Days before the date on which the Registration Statement shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory and customary in scope and substance for letters delivered by Deloitte & Touche and other independent public accountants in connection with registration statements similar to Form S-4.

      (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company a "comfort" letter of KPMG LLP, dated a date within two Business Days before the date on which the Registration Statement shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to Form S-4.

      (c) Parent shall reimburse the Company for fifty percent (50%) of the cost incurred by the Company in obtaining the comfort letter under Section 6.17(a).

   6.18 Helix Transaction. The Company shall use commercially reasonable efforts to (i) sell all of the assets and liabilities or stock of its subsidiary Helix Biotech, Ltd. ("Helix"), organized under the laws of Canada (the "Helix Transaction"); (ii) deliver to Parent a release in form and substance reasonably satisfactory to Parent for the benefit of Parent from the Buyer of Helix; and (iii) sell or dissolve Genomics/Lifecodes Canadian Acquisition Corp., the parent of Helix, in connection therewith.

   6.19 Payment of Transfer Taxes. All transfer, documentary, sale, use, registration, value-added and similar Taxes, including any penalties, interest and additions incurred in connection with this Agreement and the transactions contemplated herein shall be paid by Parent.

   6.20 Company Employees; Offer Letters. The Company shall cooperate with Parent to assist Parent in employing each of the employees of the Company listed in Schedule 6.20 pursuant to an offer letter from Parent. Each such offer letter shall provide, inter alia, for the termination of any non-competition provision between Parent and such employee in the event that such employee is terminated without cause (as defined in such offer letter) by Parent.

                                  ARTICLE VII

                              CONDITIONS OF MERGER

    7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the party entitled to the benefit thereof, in whole or in part, the extent permitted by applicable Law:

      (a) Stockholder Approval. This Agreement and the Merger shall have been authorized by the requisite vote of the stockholders of the Company in accordance with the provisions of the DGCL and the Certificate of Incorporation and bylaws of the Company.

      (b) Regulatory Approvals. All approvals and consents of applicable Courts and/or Governmental Authorities required to consummate the Merger shall have been received, except for such approvals and consents, the failure of which to have been so received, shall not have a Material Adverse Effect.

      (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order (whether temporary, preliminary or permanent) issued by any Court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect which is non-appealable, nor shall any proceeding brought by any administrative agency or commission or other Governmental Authority, domestic or foreign, seeking any of the foregoing be pending, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

      (d) No Order. No Court or Governmental Authority having jurisdiction over the Company or Parent shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) which is then in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger substantially on the terms contemplated by this Agreement without an opportunity for appeal by either party.

      (e) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated; and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC.

      (f) NASDAQ. The shares of Parent Common Stock issuable to the stockholders of the Company pursuant to this Agreement shall have been approved for listing on NASDAQ subject to official notice of issuance.

    7.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions, any or all of which may be waived by Parent and Merger Sub, in whole or in part, to the extent permitted by applicable Law:

      (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement and the Related Agreements shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement (including the Company Disclosure Schedule), (ii) representations and warranties that are qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects, and (iii) representations and warranties which address matters only as of a particular date, in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, on and as of such particular date; and Parent shall have received a certificate to such effect signed by the President of the Company.

      (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and the Related Agreements to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate to such effect signed by the President of the Company.

      (c) Third Party Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that those licenses, Permits, consents, waivers, approvals, authorizations, qualifications or Orders (including all United States and foreign governmental and regulatory rulings and approvals) of Governmental Authorities and other third parties described in Section 2.5(a) or (b) of the Company Disclosure Schedule (or not described in Section 2.5(a) or (b) of the Company Disclosure Schedule but required as described in Section 2.5(a) or (b) of this Agreement) have been obtained, except where failure to have been so obtained, either individually or in the aggregate, shall not have a Material Adverse Effect.

      (d) No Material Adverse Effect. From and including the Execution Date, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Material Adverse Effect on the Company.

      (e) Certificate of Merger. The Company shall have executed and delivered the Certificate of Merger.

      (f) Opinion of Counsel to the Company. Parent shall have received the opinion of Wiggin & Dana LLP, dated as of the Effective Time, substantially in the form of Exhibit D.

      (g) Related Agreements. Each of the Related Agreements shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof, and the actions required to be taken thereunder by the parties thereto immediately prior to the Effective Time shall have been taken, and each Person who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement.

      (h) Company Affiliate Agreements. Each of the Persons identified in
  Schedule 7.2(h) shall have executed and delivered an Affiliate Agreement substantially in the form of Exhibit A attached hereto (the "Affiliate Agreement") with Parent which shall be in full force and effect.

      (i) Releases. Parent shall have received Releases substantially in the form of Exhibit C executed and delivered by each Consenting Company Stockholder.

      (j) Dissenting Shares. The Dissenting Shares shall comprise less than 5% of the issued and outstanding Company Shares.

      (k) Stockholder Agreement and Stockholder Appointment Letter. Each of the Consenting Company Stockholders shall have executed and delivered to Parent a Stockholder Agreement. Each Consenting Company Stockholder shall have executed and delivered to Parent a Stockholder Appointment Letter, in substantially the form attached hereto as Exhibit G-2.

      (l) Lock-Up Agreement. Each of the Consenting Company Stockholders shall have entered into a Lock-Up Agreement substantially in the form of Exhibit J attached hereto (the "Lock-Up Agreement").

      (m) Sale of Medical Molecular Diagnostics. The Company shall have provided Parent with evidence in form and substance reasonably satisfactory to Parent that the Company has sold all of the assets and liabilities or stock of its subsidiary Medical Molecular Diagnostics GmbH ("MMD"), organized under the laws of Germany other than those assets related to the Turkish repository database (which assets shall be retained by the Company or purchased by Affiliate Stockholders of the Company) (the "MMD Transaction"), and shall have delivered to Parent a release in form and substance reasonably satisfactory to Parent for the benefit of Parent from the buyer of MMD and from Gerhard Ehninger and Claude Buller in connection therewith.

      (n) Supply Agreement. Medical Molecular Diagnostics GmbH or any successor thereof shall have entered into a Supply Agreement with Parent covering the supply by Parent of certain consumables and providing, inter alia, for the payment to Parent of a minimum of $3,000,000 in net proceeds over a three (3) year term, which agreement shall have a minimum term of three years, in substantially the form attached hereto as Exhibit K.

      (o) Certificate of Payment. The Company shall provide Parent with a balance sheet reflecting the Company's payment of all of the Excluded Liabilities, accompanied with a certificate of the President and Treasurer of the Company certifying the same.

      (p) Bonuses. The Company shall have provided Parent with evidence in form and substance reasonably satisfactory to Parent that the aggregate amount of Bonuses do not exceed $740,000 in the aggregate.

      (q) Severance Agreement. Walter Fredericks shall have entered into a Separation and Consulting Agreement with Parent in substantially the form attached hereto as Exhibit H.

      (r) Termination of 401(k) Plan. The Company shall, at Parent's request, which request shall be made within a reasonable period of time prior to the Effective Time, have taken all actions necessary to terminate the 401(k) Plan maintained by the Company (the "Company 401(k) Plan") prior to the Effective Time, including, but not limited to the following: (i) preparation of any and all amendments necessary to maintain the tax-qualified status of the Company 401(k) Plan under the Code upon termination thereof and to comply with the requirements of ERISA, (ii) preparation and distribution of notices in connection with the termination of the Company 401(k) Plan to participants or government agencies or authorities required by the Code or ERISA, (iii) filing an Application for Determination upon Termination with the Internal Revenue Service ("IRS"). If Parent requests the termination of the Company 401(k) Plan hereunder, the employees of the Company as of the date after the Effective Time shall, contingent upon the termination of the Company 401(k) Plan, commence participation in the Parent's 401(k) Plan, subject to its terms and conditions of eligibility and participation except as otherwise provided in this Agreement, as of the day after the Effective Time.

      (s) Proposed Compensation Increases. Parent shall have approved all Proposed Compensation Increases.

      (t) Opinion of Special Counsel to Company and Certain Company Subsidiaries. To the extent the Helix Transaction has not been consummated as of the Effective Time, Parent shall have received the opinion of special counsel to the Company and Helix dated as of the Effective Time in a form reasonably satisfactory to Parent.

      (u) MMD Tax Liability. Parent shall have received an opinion of special counsel or accountants to the Company and MMD in form and substance reasonably satisfactory to Parent which describes the potential tax liability of MMD under German law through the Effective Time.

      (v) Termination of Company Stock Plans. Company shall have terminated all Company Stock Plans.

    7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions, any or all of which may be waived by Company, in whole or in part, to the extent permitted by applicable Law:

      (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement and the Related Agreements shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement,
  (ii) representations and warranties that are qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects, and (iii) representations and warranties which address matters only as of a particular date, in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, on and as of such particular date; and the Company shall have received a certificate to such effect signed by the Senior Vice President, Chief Operating Officer and Chief Financial Officer of Parent.

      (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Senior Vice President, Chief Operating Officer and Chief Financial Officer of Parent.

      (c) Certificate of Merger. Merger Sub shall have executed and delivered the Certificate of Merger.

      (d) Opinion of Counsel to Parent. The Company shall have received the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. dated as of the Effective Time, substantially in the form of Exhibit E.

      (e) Third Party Consents. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that any actions required to be taken or consents or approvals obtained, as described in Section 3.4 hereof, have been taken or obtained, except where the failure to do so, either individually or in the aggregate, shall not have a Material Adverse Effect.

      (f) No Material Adverse Effect. From and including the Execution Date, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Material Adverse Effect on Parent; provided, however, that no change in the market price of Parent Common Stock shall constitute a Material Adverse Effect.

      (g) Related Agreements. Each of the Related Agreements shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof, and the actions required to be taken thereunder by the parties thereto immediately prior to the Effective Time shall have been taken, and each Person who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement.

      (h) Pay-off of First Union National Bank. Parent shall have paid off the Revolving Promissory Note issued by Company in favor of First Union National Bank in an aggregate principal amount of $3.7 million dated March 31, 1998 and the Term Promissory Note issued by Company in favor of First Union National Bank in an aggregate principal amount of $1.3 million dated March 31, 1998 pursuant to the

  Credit Agreement between Company and First Union National Bank dated March 31, 1998 as amended by the First Amendment to Credit Agreement between Lifecodes Corporation and First Union Bank dated April 27, 1999; and further amended by the Second Amendment Agreement among Lifecodes Corporation, Cellmark Diagnostics, Inc., Medical Molecular Diagnostics GmbH, International Support for Bone Marrow Drives, Ltd., Genomics/Lifecodes Canadian Acquisition Corp., Lifecodes Europe BVBA, Helix Biotech ULC and First Union National Bank dated August 8, 2000, and by the Modification to Promissory Notes and Loan Agreement and Reaffirmance of Guaranty, dated as of April 1, 2001, by and between First Union National Bank, Lifecodes Corporation, Cellmark Diagnostics, Inc., Medical Molecular Diagnostics GmbH, International Support for Bone Marrow Drives, Ltd., Genomics/Lifecodes Canadian Acquisition Corp., and Helix Biotech, ULC.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

    8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the Company Stockholders:

      (a) By mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

      (b) By either Parent or the Company if the Merger shall not have been consummated on or before December 31, 2001; provided, that, the right to terminate this Agreement under this Section 8.1 shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date; or

      (c) By either Parent or the Company, if a Court of competent jurisdiction or Governmental Authority, regulatory or administrative agency or commission shall have issued an Order or ruling or taken any other action, in each case which has become final and non-appealable which prohibits the Merger; or

      (d) By either Parent or the Company, if, at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company to authorize this Agreement or the Merger shall not have been obtained; or

      (e) By Parent, if the Board of Directors of the Company or any committee thereof shall have (i) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal other than the Merger, (ii) failed to present and recommend the authorization of this Agreement and the Merger to the Company Stockholders, or withdrawn or modified, or proposed to withdraw or modify, in any manner adverse to Parent, its recommendation of the Merger, this Agreement or the transactions contemplated hereby,
  (iii) upon request by Parent to reaffirm the approval and recommendation of the Merger, failed to do so within five (5) Business Days after such request is made, or (iv) resolved or announced the intention of the Company to do any of the foregoing; or

      (f) By Parent, if neither of Parent or Merger Sub is in material breach of its obligations under this Agreement, and if (i) there has been a material breach at any time by the Company of any of its representations and warranties hereunder such that Section 7.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(f)), or (ii) there has been the willful breach on the part of the Company of any of its covenants or agreements contained in this Agreement or any Related Agreement such that Section 7.2(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(f)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 10 Business Days after written notice from Parent to the Company; or

      (g) By the Company, if it is not in material breach of its obligations under this Agreement, and if (i) there has been a breach at any time by Parent or Merger Sub of any of their respective representations and warranties hereunder such that Section 7.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(g)), or (ii) there has been the willful breach on the part of Parent or Merger Sub of any of their respective covenants or agreements contained in this Agreement or any Related Agreement such that Section 7.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(g)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 10 Business Days after written notice from the Company to Parent.

    8.2 Effect of Termination. Except as provided in this Section 8.2, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement (other than Sections 8.2 and 8.3, which shall survive such termination) will forthwith become void, and there will be no liability on the part of Parent and Merger Sub, on the one hand, or the Company and the Company Stockholders, on the other hand, or any of their respective officers or directors (as the case may be), to the other parties, and all rights and obligations of any party hereto will cease, except that nothing herein will relieve any party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement. No termination of this Agreement shall affect the confidentiality obligations of the parties contained in the Letter of Intent, which shall survive the termination of the Agreement.

    8.3 Fees and Expenses.

      (a) Except as set forth in this Section 8.3 or in Section 6.17(c), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

      (b) In the event that any of the following occurs:

        (i) Parent terminates this Agreement pursuant to Section 8.1(e);

       (ii) Parent or the Company terminates this Agreement pursuant to
    Section 8.1(d) hereof and, at any time prior to such termination or prior to the Company Stockholders' Meeting, the Company shall have made, proposed, communicated or disclosed, in a manner which is or otherwise becomes public or becomes known by stockholders of the Company, an intention to consummate any Acquisition Proposal (whether or not such Acquisition Proposal or any announcement or agreement relating to such Acquisition Proposal shall have been rejected or shall have been withdrawn prior to the time of such termination or of the Company Stockholders' Meeting); or

       (iii) Parent or the Company terminates this Agreement pursuant to
    Section 8.1(d) or (e) hereof, and the Company shall have entered into any letter of intent, agreement in principle, acquisition agreement or other similar agreement in connection with any Acquisition Proposal or any Acquisition Proposal shall be consummated, in either case within twelve (12) months following termination of this Agreement;

then, the Company shall pay to Parent (A) in the case a termination described in clause (i) or (ii) above, simultaneously with such termination of this Agreement, a fee in cash equal to $1,000,000, plus the amount of Parent's Stipulated Expenses (collectively, the "Termination Fee"), which Termination Fee shall be payable by wire transfer of immediately available funds.

      (c) If this Agreement is terminated pursuant to Section 8.1(f), then the Company shall reimburse Parent for all of Parent's Stipulated Expenses not later than two (2) Business Days after demand therefor.

      (d) As used in this Agreement, the term "Stipulated Expenses" shall mean those reasonable fees and expenses actually incurred by either Parent or the Company, as the case may be, in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, including (i) reasonable fees and expenses of counsel, investment bankers, accountants, experts, consultants and other representatives engaged by such party in connection with such party's efforts to consummate the Merger, and (ii) reasonable travel costs and expenses directly incurred by such party's personnel, in investigating the other party and planning for and pursuing the Merger.

      (e) The respective remedies provided in this Section 8.3 in connection with a termination of this Agreement by Parent pursuant to Section 8.1(e),
  (i) or (f) shall be the exclusive remedies available to Parent in the event of such a termination.

    8.4 Amendment. This Agreement may be amended by an instrument in writing signed by all of the parties hereto at any time prior to the Effective Time.

    8.5 Waiver. At any time prior to the Effective Time, any party hereto may extend the time for the performance of any of the obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                            INDEMNIFICATION; ESCROW

    9.1 Survival. All representations and warranties of the parties in this Agreement, in the Related Agreements or in any other agreement, instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and shall expire on the later of
(i) the fifteen (15) month anniversary of the Closing and (ii) the date of expiration of any escrow applicable to the MMD Transaction agreed to by the parties thereto (the "Expiration Date"), except that (a) claims, including any claims attributable to any Excluded Liabilities incurred by Parent or Merger Sub, if any, asserted in writing prior to such first anniversary identified as a claim for indemnification pursuant to this Article IX shall survive until finally resolved and satisfied in full if the party entitled to indemnification prevails in establishing its right to indemnification and (b) claims, if any, which are based upon fraud or intentional misrepresentation shall survive for the full period of the applicable statute of limitations, until finally resolved and satisfied in full if asserted on or prior to such anniversary date if the party entitled to indemnification prevails in establishing its right to indemnification.

    9.2 Indemnification.

      (a) Each of the Company Stockholders shall severally, but not jointly, indemnify, defend and hold harmless Parent and the Surviving Corporation and their respective officers, directors, employees and stockholders (other than the Company Stockholders and their successors in interest) and their successors and assigns, from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character ("Damages") and (b) Parent and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless the Company Stockholders, from, against and with respect to any Damages arising out of or in any manner incident, relating or attributable to:

        (i) any material inaccuracy in any representation or material breach of warranty by an indemnifying party contained in this Agreement, any Related Agreement or in any certificate, instrument of transfer or other document or agreement executed in connection with this Agreement or otherwise made or given in connection with this Agreement;

       (ii) any failure by an indemnifying party to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this

    Agreement, any Related Agreement or under any certificates or other documents or agreements executed in connection with this Agreement;

       (iii) in the case of clause (a) above, the Excluded Liabilities.

       (iv) in the case of clause (b) above, arising out of reliance by any Company Stockholder on the Parent SEC Documents.

    9.3 Claims for Indemnification.

      (a) In the event of the occurrence of any event which any party asserts is an indemnifiable event pursuant to this Article IX, the party claiming indemnification (the "Indemnified Party") shall provide prompt notice to the party required to provide indemnification (the "Indemnifying Party"), specifying in detail the facts and circumstances with respect to such claim and the basis for which indemnification is available hereunder. If such event involves the claim of any third party, the Indemnifying Party shall have the right to control the defense or settlement of such claim; provided, however, that (i) the Indemnified Party shall be entitled to participate in the defense of such claim at its own expense, (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a complete release from all liability in respect to such claim or litigation, (iii) the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, and shall assume all expense with respect to, the defense or settlement of any claim to the extent such claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party; provided, that, the Indemnified Party shall provide written notice to the Indemnifying Party of its election to assume control over the defense of such claim pursuant to this clause (iii), and (iv) if the Indemnifying Party is entitled to but fails to assume control over the defense of a claim as provided in this Section 9.3, providing that Damages associated with such claim are covered by the indemnity provisions of
  Section 9.2, the Indemnified Party shall have the right to defend such claim, provided further that the Indemnified Party shall obtain the prior written approval of the Indemnifying Party (which approval shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would imposed against the Indemnifying Party.

      (b) In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article IX, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claim to which such indemnification relates.

    9.4 Threshold with Respect to Indemnification. No claim by Parent (on behalf of itself and the Surviving Corporation, as the case may be) shall be made against the Company Stockholders for indemnification pursuant to this
Article IX with respect to any item of Damages arising out of, relating to or attributable to this Agreement or the transactions contemplated hereby, unless such item, together with the aggregate of all prior Damages of Parent and its Affiliates for which indemnification could be sought pursuant to this Article IX, shall exceed $50,000, in which event Parent shall be entitled, subject to the provisions of this Article IX, to make claims for indemnification hereunder to the extent of any and all such Damages.

    9.5 Limitations on Indemnification. The indemnification obligations of any Company Stockholder hereunder shall be limited to an amount equal to the net after Tax proceeds actually received by such Company Stockholder from the sale of such Company Stockholders' Registrable Shares.

    9.6 Exclusive Remedy. Except for equitable remedies, each of the parties hereto agrees that its sole and exclusive remedy after the Effective Time with respect to any and all claims relating to this Agreement and the transactions provided for herein or contemplated hereby, shall be pursuant to the indemnification provisions contained in this Article IX.

    9.7 Escrow Arrangements.

      (a) On the Effective Time, the Company Stockholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Shares plus any additional shares as may be issued with respect to the Escrow Shares upon any stock split (including a stock split effected through a dividend of stock) or recapitalization effected by Parent after the Effective Time, without any act of any Company Stockholders. Within five (5) Business Days after the Effective Time, the Escrow Shares, without any act of any Company Stockholders, will be deposited with the Escrow Agent, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms of the Escrow Agreement substantially in the form attached hereto as Exhibit F. The Escrow Fund shall be available to fund the indemnification of Parent and the Surviving Corporation with respect to Damages incurred by Parent and the Surviving Corporation after the Effective Time.

      (b) Subject to the terms of the Escrow Agreement, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate on the Expiration Date.

                                   ARTICLE X

                               GENERAL PROVISIONS

   10.1Individuals Subject to an Agreement Not to Compete.

      (a) Each of the individuals listed on Schedule 10.1 agrees that for a period of two (2) years after the Closing Date, and so long as Parent or Surviving Corporation are not in default hereunder, he or she will not, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business, that is engaged in any manner in or otherwise competes with the services and business of the Company, any Company Subsidiary, as conducted immediately prior to the Effective Time, in any state in the United States or any foreign country in which the Company, or Company Subsidiary is then doing business; provided, however, that (i) the ownership of not more than five (5%) of the stock of any publicly traded corporation shall not be deemed a violation of this covenant, and (ii) holding a position in a college, university or other academic institution in which research is conducted by other Persons in other laboratories that may be competitive with the business of the Company or Parent shall not be deemed a violation of this covenant.

   A business will be deemed to "compete with the services and business" of the Company or any Company Subsidiary only to the extent that one of its principal businesses is providing DNA testing products or services for human paternity and forensic identification and for genetic typing of potential donors and recipients of bone marrow and organ transplants; provided, however, that the businesses of MMD and Helix conducted as of the Execution Date shall not be deemed to be businesses which compete with the services and business of Parent for purposes of this Section 10.1; and provided, further, however, with respect to Walter O. Fredericks only, the business of Deutsche Knochenmarkspenderdatei gemeinnutzige GmbH shall not be deemed to be businesses which compete with the services and business of Parent for purposes of this Section 10.1. For purposes of this definition, a "principal business" of an entity shall mean a business that contributes at least twenty percent (20%) of the gross revenues of the entity.

      (b) Each party hereto expressly agrees and understands that the remedy at law for any breach by it of this Section 10.1 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that Parent shall be entitled, among other remedies, to seek immediate injunctive relief for any such breach and to seek a temporary order restraining any threatened or further breach. Any covenant-contained hereinabove shall nevertheless, if breached, give rise to monetary damages in accordance with the other provisions of this Agreement.

      (c) In the event a party shall violate any legally enforceable provision of this Section 10.1 as to which there is a specific time period during which such party is prohibited from taking certain actions or from engaging in certain activities, as set forth in this Section 10.1, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

   10.2Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a confirmatory copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with confirmation as provided above, addressed as follows:

      (a) If to Parent or Merger Sub:

       Orchid BioSciences, Inc.
       303 College Road East
       Princeton, NJ 08540
       Telephone: (609) 750-2000
       Facsimile: (609) 750-2251
       Attention: Kevin Nash, Esq.

With a copy to:

       Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
       One Financial Center Boston, Massachusetts 02111
       Telephone: (617) 542-6000
       Facsimile: (617) 542-2241
       Attention: John J. Cheney, Esquire

      (b) If to the Company:

       Lifecodes Corporation
       550 West Ave. Stanford, CT 06901
       Telephone: (203) 328-9500
       Facsimile: (203) 328-9598
       Attention: Walter O. Fredericks

With a copy to:

       Wiggin & Dana LLP
       400 Atlantic Street
       Stamford, CT 06901
       Telephone: (203) 363-7600
       Facsimile: (203) 363-7676
       Attention: William A. Perrone, Esquire

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally recognized overnight courier, on the next Business Day after the date when delivered to the courier
(c) in the case of facsimile transmission or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the fifth (5/th/) Business Day following the date on which the piece of mail containing such communication was posted.

   10.3Disclosure Schedule. The Company Disclosure Schedule shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any Section of the Company Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other Section of the Company Disclosure Schedule, be deemed to be disclosed with respect to such sections. If any event, condition, fact or circumstance occurs that would require a change to the Company Disclosure
Schedule if the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. Such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purposes of (i) determining the accuracy of any representations and warranties made by Company in this Agreement and (ii) determining whether any of the conditions set forth in Article VII have been satisfied; provided that such event, condition, fact or circumstance disclosed in such update would not be reasonably expected to result in a Material Adverse Effect.

   10.4Certain Definitions. For purposes of this Agreement, the term:

      (a) "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any other Subsidiary) has, directly or indirectly, an interest of 20% or more of the issued and outstanding capital stock or other equity interests of such Person.

      (b) "Business Day" means any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New Jersey or in the State of Delaware.

      (c) "Code" means the Internal Revenue Code of 1986, as amended.

      (d) "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

      (e) "Court" means any court or arbitration tribunal of the United States or any domestic state, and any political subdivision thereof.

      (f) "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, release or disposal of any Hazardous Materials at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

      (g) "Environmental Laws" means any Law pertaining to: (i) the protection of health, safety and the indoor or outdoor environment; (ii) the conservation, management or use of natural resources and wildlife;
  (iii) the protection or use of surface water and ground water; (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material; or (v) pollution (including any release to air, land, surface water and ground water); and includes, without limitation, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, and the Regulations promulgated thereunder and the Solid Waste Disposal Act, as amended, 42 U.S.C. (S)(S) 6901 et seq.

      (h) "Excluded Liabilities" means (i) up to $1,000,000 in the aggregate of Company's obligations with respect to certain transactions it has entered into prior to the execution of the Letter of Intent providing for delayed payment terms; (ii) any trade payable liability of the Company related to the business of Company in excess of $250,000; (iii) any individual account payable liability of the Company that is more than sixty
  (60) days old as of the Closing Date; (iv) any indebtedness of the Company to First Union National Bank in excess of $5 million, consisting of $1.3 million in term debt and $3.7 million in a revolving line of credit; (v) the indebtedness of the Company or any of the Company's Subsidiaries to FINOVA Mezzanine Capital, Inc. and Connecticut Innovations, Inc. (which is in the aggregate principal amount of $6,000,000 as of the Execution Date, as adjusted on the Closing Date to reflect the actual amount of indebtedness); and (vi) any liability of the Company related to MMD, Helix, the MMD Transaction or the Helix Transaction; (vii) any liability of the Company for any bonus to any employee other than the Accrued Bonuses and
  (viii) any liability of the Company for any payments or fees owed to Prudential Securities in connection with the Engagement Letter between Vector Securities and the Company dated as of March 30, 1999.

      (i) "Exchange Agent" means American Stock Transfer and Trust Company or any other entity appointed to act in the capacities required under Section 1.13.

      (j) "GAAP" means United States generally accepted accounting principles, consistently applied.

      (k) "Governmental Authority" means any governmental agency or authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers.

      (l) "Hazardous Material" means any substance, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic and is regulated under any Environmental Law, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls or petroleum (including crude oil or any fraction thereof).

      (m) "HSR Act" shall mean the Hart-Scott-Rodino Act, as amended through the Execution Date.

      (n) "Intellectual Property Rights" has the meaning ascribed to such term in Section 2.23 of this Agreement.

      (o) "Key Employee" means Walter Fredericks, Michael Spicer, Mark Stolorow, Robert Linke, Ivan Balazs, Chris Smith, Jacob Victor.

      (p) "Knowledge" means (i) in the case of an individual, the actual knowledge possessed by the individual of a particular fact or other matter, after making reasonable inquiry, or (ii) in the case of an entity (other than an individual), such entity will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive, officer, partner, patent counsel (with respect to Intellectual Property Rights only), executor or trustee of such entity (or in any similar capacity) has, or at any time had, after reasonable inquiry, actual knowledge of such fact or other matter.

      (q) "Law" means all laws, rules, regulations, statutes and ordinances of any Governmental Authority, including all decisions of Courts having the effect of law in each such jurisdiction.

      (r) "Lien" means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term "Lien" shall not include
  (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age, pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialsmen, to secure claims for labor, materials or supplies and other like liens, and
  (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws.

      (s) "Litigation" means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, or governmental or other administrative proceeding, whether at law or at equity, before or by any Governmental Authority, Court or other tribunal.

      (t) "Material Adverse Effect" means any fact, event, change, circumstance or effect that is materially adverse to the business, condition (financial or otherwise), operations, result of operations, assets, liabilities or prospects of (i) the Company (prior to the Effective
  Time) or the Surviving Corporation (after the Effective Time, but based on the business, condition (financial or otherwise), operations, result of operations, assets, liabilities or prospects of the Surviving Corporation as of the Effective Time) when such term is used in a representation or warranty of, or otherwise in relation to, the Company, or the context otherwise so requires, or (ii) Parent or any of its Subsidiaries when such term is used in relation to Parent, Merger Sub or the Surviving Corporation, or the context otherwise so requires.

      (u) "Order" means any judgment, order, writ, injunction or decree of any Court or Governmental Authority.

      (v) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

      (w) "Registration Statement Effective Date" means the date upon which the SEC has declared the Registration Statement effective.

      (x) "Regulation" means any rule or regulation of any Governmental Authority having the effect of Law.

      (y) "Related Agreements" means the Affiliate Agreements, Release Agreements, the Stockholder Agreements, Investment Letter Agreement, Escrow Agreement, Lock-Up Agreements and Employment Agreements.

      (z) "Securities Act" means the Securities Act of 1933, as amended.

     (aa) "SEC" means the Securities and Exchange Commission.

     (bb) "Subsidiary" or "Subsidiaries" of the Company, the Surviving Corporation, Parent or any other Person means any corporation, partnership, joint venture, limited liability company or other legal entity of which the Company, the Surviving Corporation, Parent or such other Person, as the case may be, either alone or through or together with any other Subsidiary, owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     (cc) "Tax" or "Taxes" means taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including but not limited to those on or measured by or referred to as income, franchise, profits, gross receipts, capital ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto.

     (dd) "Tax Returns" shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the Internal Revenue Service or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

   10.5Other Definitions. The following defined terms shall have the meaning set forth in the referenced Section:

Acquisition Proposal.........................................................5.2
Affiliate Agreement.......................................................7.2(h)
Affiliate Stockholders......................................................6.14
Affiliate Stockholders Indemnified Person...................................6.14
Affiliate...................................................................10.4
Agreement...............................................................Preamble
Appointment Letter..........................................................6.16
Approvals....................................................................2.1
Assumed Option...............................................................1.8
Assumed Warrant..............................................................2.5
Blue Sky Laws................................................................2.5
Business Day................................................................10.4
Certificate of Merger........................................................1.2
Certificates................................................................1.13
Class A Preferred Stock......................................................2.3
Class B Preferred Stock......................................................2.3
Closing Date................................................................1.15
Closing.....................................................................1.15
COBRA.......................................................................2.16
Code........................................................................10.4
Company Accounts Receivable.................................................2.10
Company Balance Sheet........................................................2.8
Company Benefit Plans.......................................................2.16
Company Common Stock.........................................................2.3
Company Copyrights..........................................................2.23
Company Customers...........................................................2.12
Company Disclosure Schedule...............................Preamble to Article II
Company Distribution Schedule...............................................1.13
Company Distributors........................................................2.12
Company Employee............................................................6.12
Company Financial Statements.................................................2.8
Company Indemnified Person..................................................6.14
Company Option...............................................................1.8
Company Options..............................................................1.8
Company Patents.............................................................2.23
Company Representatives......................................................5.2
Company Shares...............................................................1.6
Company Stock Plans..........................................................1.8
Company Stockholder..........................................................1.6
Company Stockholders.........................................................1.6
Company Stockholders' Meeting...............................................2.29
Company Subsidiaries.........................................................2.1
Company Subsidiary...........................................................2.1
Company Suppliers...........................................................2.12
Company Trademarks..........................................................2.23
Company Tradenames..........................................................2.23
Company Warrants.............................................................1.9
Company.................................................................Preamble
Convertible Securities......................................................1.16

Consenting Company Stockholders........................................Preamble
Control....................................................................10.4
Court......................................................................10.4
Damages.....................................................................9.2
Delaware Law..............................................................10.12
DGCL...................................................................Preamble
Dissenting Shares..........................................................1.17
Effective Time..............................................................1.2
Environmental Claim........................................................10.4
Environmental Laws.........................................................10.4
ERISA Affiliate............................................................2.16
ERISA......................................................................2.16
Escrow Agent................................................................9.7
Escrow Agreement............................................................1.6
Escrow Fund.................................................................9.7
Escrow Shares...............................................................1.6
Excluded Liabilities.......................................................10.4
Exchange Act................................................................2.5
Exchange Agent.............................................................10.4
Exchange Ratio Fraction.....................................................1.6
Execution Date.........................................................Preamble
Expiration Date.............................................................9.1
Fully Diluted Company Share Amount..........................................1.6
GAAP.......................................................................10.4
Governmental Authority.....................................................10.4
Helix Acquisition Consideration.............................................1.6
Hazardous Material.........................................................10.4
Helix......................................................................6.18
Helix Transaction..........................................................6.18
HSR Act....................................................................10.4
Indemnified Party...........................................................9.3
Indemnified Person.........................................................6.14
Indemnifying Party..........................................................9.3
Indemnifying Person........................................................6.14
Injunction..................................................................7.1
Intellectual Property Rights...............................................2.23
IRS......................................................................7.2(r)
Key Employee...............................................................10.4
Knowledge..................................................................10.4
Law........................................................................10.4
Letter of Intent............................................................6.3
Lien.......................................................................10.4
Litigation.................................................................10.4
Lock-Up Agreement........................................................7.2(l)
Material Adverse Effect....................................................10.4
Material Agreements.........................................................2.6
Merger Consideration........................................................1.6
Merger Price................................................................1.6
Merger Shares...............................................................1.6
Merger Sub Common Stock....................................................1.10
Merger Sub.............................................................Preamble
Merger.................................................................Preamble

MMD.......................................................................7.2(m)
MMD Transaction...........................................................7.2(m)
Order.......................................................................10.4
Parent Annual Report.........................................................3.2
Parent Approvals.............................................................3.1
Parent Common Stock.....................................................Preamble
Parent Indemnified Person...................................................6.14
Parent SEC Documents.........................................................3.2
Parent..................................................................Preamble
Permits......................................................................2.7
Person......................................................................10.4
Preferred Stock..............................................................2.3
Proposed Compensation Increases.............................................2.17
Proxy Statement.............................................................2.29
Registrable Shares..........................................................6.14
Registration Effective Period...............................................6.14
Registration Statement Effective Date.......................................10.4
Registration Statement......................................................2.29
Regulation..................................................................10.4
Related Agreements..........................................................10.4
Release Agreements..........................................................6.10
SEC.........................................................................10.4
Securities Act..............................................................10.4
Series A Preferred Stock.....................................................2.3
Stipulated Expenses..........................................................8.3
Stockholder Agreement.......................................................6.16
Stockholders Agreement....................................................7.2(k)
Subsidiary" or "Subsidiaries................................................10.4
Surviving Corporation........................................................1.1
Suspension Right............................................................6.14
Tax Returns.................................................................10.4
Tax or Taxes................................................................10.4
Termination Fee..............................................................8.3

   10.6 Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   10.7 Severability. If any term or other provision of this Agreement is determined by a Court of competent jurisdiction, without further opportunity to appeal, to be invalid, illegal or incapable of being enforced in any respect, then such term or provision shall be deemed to be limited to the extent that such Court determines it enforceable, and as so limited shall remain in full force and effect, and all other terms and provisions of this Agreement shall remain in full force and effect. In the event that such Court shall determine any such provision, or any portion thereof, to be wholly unenforceable, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon any determination that any term or other provision, or portion thereof, is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

   10.8 Entire Agreement. This Agreement (including all exhibits and schedules hereto) constitutes the entire agreement of the parties hereto and supersedes all prior agreements and undertakings (other than the confidentiality provisions of the Letter of Intent between Parent and Company dated July 6,
2001), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other Person any rights or remedies hereunder.

   10.9 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any Affiliate, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

   10.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

   10.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as otherwise provided in this Agreement, all rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

   10.12 Governing Law. This Agreement and the agreements, instruments and documents contemplated hereby will be governed by and construed in accordance with the Law of the State of Delaware (exclusive of conflicts of law principles) ("Delaware Law"). Delaware Courts within the State of Delaware and, more particularly, to the fullest extent such Court shall have subject matter jurisdiction over the matter, the Court of Chancery of the State of Delaware, will have exclusive jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties consent to and agree to submit to the jurisdiction of such Courts, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 10.12 and shall not be deemed to be a general submission to the jurisdiction of such Courts or in the State of Delaware other than for such purpose. Each of the parties hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Delaware Law, any claim that (i) such party is not personally subject to the jurisdiction of such Courts, (ii) such party and such party's property is immune from any legal process issued by such Courts or (iii) any Litigation commenced in such Courts is brought in an inconvenient forum.

   10.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

               [Remainder of this page is intentionally left blank.]

   IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Consenting Company Stockholders have caused this Agreement and Plan of Merger to be executed as of the date first written above, in the case of corporations, by their respective officers thereunto duly authorized.

                                          ORCHID BIOSCIENCES, INC.

                                          By      /s/ Donald R. Marvin
                                            -----------------------------------
                                          Name:Donald R. Marvin
                                          Title: Chief Financial Officer,
                                                 Chief Operating Officer and
                                                 Senior Vice President,
                                                 Corporate Development

                                          PERSIA MERGER SUB, INC.

                                          By      /s/ Donald R. Marvin
                                            -----------------------------------
                                          Name:Donald R. Marvin
                                          Title: President

                                          LIFECODES CORPORATION

                                          By    /s/ Walter O. Fredericks
                                            -----------------------------------
                                          Name:Walter O. Fredericks
                                          Title: President and Chief Executive
                                                 Officer

CONSENTING COMPANY STOCKHOLDERS

        /s/ Michael L. Baird
-------------------------------------
Name: Michael L. Baird                          /s/ Robert J. Fredericks
                                          -------------------------------------

           /s/ Ivan Balazs                Name: Robert J. Fredericks
-------------------------------------

Name: Ivan Balazs                             /s/ Theodore H. Elliott, Jr.
                                          -------------------------------------

        /s/ Joseph I. Bishop              Name: Theodore H. Elliott, Jr.
-------------------------------------

Name: Joseph I. Bishop                             /s/ Carole M. Foran
                                          -------------------------------------

        /s/ Claude L. Buller              Name: Carole M. Foran
-------------------------------------

Name: Claude L. Buller                             /s/ Carole M. Foran
                                          -------------------------------------

         /s/ Gerhard Ehinger              Name: Carole M. Foran
-------------------------------------     Custodian for Julia C. Foran
Name: Prof. Dr. Gerhard Ehinger

                                                 /s/ Kristin Fredericks

           /s/ Dean Fenton                -------------------------------------
-------------------------------------     Name: Kristin Fredericks
Name: Dean Fenton

                                                /s/ Robert J. Fredericks

      /s/ Walter O. Fredericks            -------------------------------------
-------------------------------------     Name: Robert J. Fredericks,
Name: Walter O. Fredericks                Custodian for Drew R. Fredericks


      /s/ Ross. V. Hickey, Jr.            BISHOP FAMILY TRUST
-------------------------------------

Name: Ross V. Hickey, Jr.                 By      /s/ Joseph I. Bishop
                                            -----------------------------------

By       /s/ Ross V. Hickey               Name: Joseph I. Bishop
  -------------------------------------   Title:Trustee
Name: Century II Corp.

Title:President                           FREDERICKS FAMILY LLC


       /s/ Richard A. Sandberg            By    /s/ Walter O. Fredericks
-------------------------------------       -----------------------------------
Name: Richard A. Sandberg                 Name: Walter O. Fredericks
                                          Title:Member and Manager

          /s/ Jacob Victor

-------------------------------------             /s/ Yvonne Fredericks
Name: Jacob Victor                        -------------------------------------
                                          Name: Yvonne Fredericks

                                   SCHEDULE I

                        CONSENTING COMPANY STOCKHOLDERS

                                                     %
                                                 Security
                     Name                        Ownership
----------------------------------------------------------
Michael L. Baird, Ph.D.                             1.7%
----------------------------------------------------------
Ivan Balazs, Ph.D.                                  2.8%
----------------------------------------------------------
Bishop Family Trust                                 3.5%
----------------------------------------------------------
Joseph I. Bishop                                   16.2%
----------------------------------------------------------
Claude L. Buller                                    5.6%
----------------------------------------------------------
Century II Corp.                                    0.4%
----------------------------------------------------------
Dr. Gerhard Ehninger                                5.6%
----------------------------------------------------------
Theodore Elliott                                    0.4%
----------------------------------------------------------
Dean Fenton                                         0.6%
----------------------------------------------------------
Carole M. Foran                                     0.1%
----------------------------------------------------------
Carole M. Foran as Custodian for Julia C. Foran     0.1%
----------------------------------------------------------
Kristen Fredericks                                  0.1%
----------------------------------------------------------
Robert J. Fredericks                                0.1%
----------------------------------------------------------
Robert J. Fredericks as Custodian for Drew R.       0.1%
Fredericks
----------------------------------------------------------
Walter O. Fredericks                               14.2%
----------------------------------------------------------
Yvonne Fredericks                                   0.5%
----------------------------------------------------------
Fredericks Family LLC                               1.6%
----------------------------------------------------------
Ross V. Hickey, Jr.                                 3.9%
----------------------------------------------------------
Richard A. Sandberg                                 2.5%
----------------------------------------------------------
Jacob Victor, Ph.D.                                 2.3%
----------------------------------------------------------

                             SCHEDULE 1.6 (III) (B)

                           FULLY DILUTED SHARE AMOUNT

                    [To be attached prior to the Closing Date]

                                SCHEDULE 1.6(c)

                       PREFERRED EXCHANGE RATIO FRACTION

                    [To be attached prior to the Closing Date]

                                 SCHEDULE 6.20

                        COMPANY EMPLOYEES, OFFER LETTERS

   Ivan Balazs, Ph.D.

   Robert Linke

   Christopher Smith

   Michael Spicer

   Mark Stolorow

   Jacob Victor, Ph.D.

                                SCHEDULE 7.2(h)

                              AFFILIATE AGREEMENT

   Final determination of affiliate status will be made at the time the Merger is submitted for vote or consent of the Company's stockholders.

   Walter O. Fredericks

   Yvonne Fredericks

   Kristen Fredericks

   Fredericks Family LLC

   Joseph I. Bishop

   Richard A. Sandberg

   Dean F. Fenton

   Ross V. Hickey, Jr.

   Century II Corp.

   Claude L. Buller

   William G. Walter

   Dr. Gerhard Ehninger

   Elizabeth Ehninger

   Michael E.B. Spicer

   Ivan Balazs, Ph.D.

   Michael L. Baird, Ph.D.

   Jacob Victor, Ph.D.

   FMC Corporation

                                 SCHEDULE 10.1

                           INDIVIDUALS SUBJECT TO AN

                            AGREEMENT NOT TO COMPETE

   Ivan Balazs
   Walter Fredericks
   Robert Linke
   Christopher Smith
   Michael Spicer
   Mark Stolorow
   Jacob Victor

                             Lifecodes Corporation
                                550 West Avenue
                               Stamford, CT 06901

                                                                 October 1, 2001

Orchid BioSciences, Inc.
303 College Road
East Princeton, NJ 08540

Gentlemen:

   Reference is made to that certain Agreement and Plan of Merger dated today ("Agreement"), by and among Orchid BioSciences, Inc., Persia Merger Sub, Inc. and Lifecodes Corporation. Unless otherwise provided herein, capitalized terms shall have the meanings ascribed to them in the Agreement.

   In connection with the MMD Transaction, the Company will be required to deposit approximately 1.4 million DM (the "German Escrow") of the approximate
9.4 million DM being paid for MMD to secure certain indemnity obligations and covenants. It is anticipated that the German Escrow will have a term of 15 to 18 months. Notwithstanding any language to the contrary contained in Section
9.1 of the Agreement, only the 350,000 shares of Parent Common Stock ("MMD Escrow Shares") shall be subject to an extended term beyond the fifteen (15) month period provided in such Section (except in the case of representations and warranties for tax matters contained in the MMD Transaction).

   In connection with the Agreement and notwithstanding any language to the contrary contained in the Agreement or Escrow Agreement, only the MMD Escrow Shares held under the Escrow Agreement shall be used in connection with any liability incurred by Parent in connection with the MMD Transaction, provided that in no event shall Parent's liability exceed the amount of the German Escrow.

   Parent agrees that it shall promptly execute and deliver such documents and instruments as are reasonably required and reasonably acceptable to Parent to provide a limited recourse liability to the buyer of MMD, Deutsche Knochenmarkspenideratei gemeinnutzige GmbH ("DKMS"), to secure various indemnities and covenants including the nonperformance of certain MicroArray technology to be provided by Company to DKMS. In no event shall Parent's liability exceed the amount of the German Escrow.

   To the extent and only to the extent that DKMS realizes on all or any portion of the German Escrow, then Parent may demand and obtain reimbursement solely from the Escrow Shares an amount equal in value to the amount of the claims, if any, paid to DKMS from the German Escrow.

   If at any time between the Execution Date and Closing Date Company has insufficient funds to repay amounts owed to third party creditors, then Company may obtain from Parent up to a maximum amount of US $700,000, the repayment of which amount shall be secured by the Escrow Shares, provided that in no event shall Parent's liability exceed the amount of the German Escrow.

   At the end of the indemnification period in the MMD Transaction, any funds remaining in the German Escrow shall be released to Parent and, to the extent there remain MMD Escrow Shares, such shares shall be promptly released to the Holders (as such term is defined in the Escrow Agreement).

   From and after the date hereof, the parties hereby agree to execute and deliver all agreements, documents and instruments reasonably necessary to carry out the purpose and intent of this letter agreement.

   Kindly indicate your acceptance by signing and returning the copy of this letter agreement enclosed for this purpose.

                                             Very truly Yours,

                                             Lifecodes Corporation

                                              By: /s/ Walter O. Fredericks
                                                Walter O. Fredericks
                                                Its CEO




Accepted and Approved:

Orchid BioSciences, Inc.

By: /s/ Donald R. Marvin
  Donald R. Marvin
  CFO, COO and Senior VP,
  Corporate Development

                                    ANNEX B

                        DELAWARE GENERAL CORPORATION LAW

SEC. 262 APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or
    (S) 264 of this title:

  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

    c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

  (2) If the merger or consolidation was approved pursuant to (S) 228 or (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Article NINTH of Orchid's restated certificate of incorporation, as amended, provides that a director or officer of Orchid (a) shall be indemnified by Orchid against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of Orchid) brought against him by virtue of his position as a director or officer of Orchid if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Orchid, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by Orchid against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of Orchid brought against him by virtue of his position as a director or officer of Orchid if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Orchid, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to Orchid, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by Orchid against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

   Indemnification is required to be made unless Orchid determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by Orchid that the director or officer did not meet the applicable standard of conduct required for indemnification, or if Orchid fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give Orchid notice of the action for which indemnity is sought and Orchid has the right to participate in such action or assume the defense thereof.

   Article NINTH of Orchid's restated certificate of incorporation, as amended, further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers Orchid must indemnify those persons to the fullest extent permitted by such law as so amended.

   Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Item 21. Exhibits and Financial Statement Schedules.

   (a) The following exhibits are filed herewith or incorporated herein by reference:

 Exhibit
   No.                                 Description
 -------                               -----------
    2.1  Agreement and Plan of Merger, dated as of October 1, 2001, among
         Orchid BioSciences, Inc., Persia Merger Sub, Inc. and Lifecodes
         Corporation and accompanying Letter Agreement (included as Annex A to proxy statement-prospectus forming a part of this Registration
         Statement and incorporated herein by reference).

    3.1 Restated Certificate of Incorporation of Orchid (filed as Exhibit 3.2 to Orchid's Registration Statement on Form S-1, No. 333-30774, and incorporated herein by reference).

    3.2 Certificate of Amendment to the Restated Certificate of Incorporation of Orchid dated June 12, 2001 (filed as Exhibit 3.2 to Orchid's
         Quarterly Report on Form 10-Q for the period ended June 30, 2001 and incorporated herein by reference).

    3.3  Certificate of Designation, Preferences, and Rights of Series A Junior
         Participating Preferred Stock of Orchid dated August 1, 2001 (filed as
         Exhibit 3.3 to Orchid's Quarterly Report on Form 10-Q for the period ended June 30, 2001 and incorporated herein by reference).

    3.4  Amended and Restated By-laws of Orchid (filed as Exhibit 3.4 to
         Orchid's Registration on Form S-1, No. 333-30774, and incorporated herein by reference).

    4.1 Specimen certificate for shares of common stock (filed as Exhibit 4.1 to Orchid's Registration Statement on Form S-1, No.333-30774, and incorporated herein by reference).

    4.2  Rights Agreement, dated as of July 27, 2001, between Orchid and
         American Stock Transfer & Trust Company, which includes the form of
         Certificate of Designations setting forth the terms of the Series A
         Junior Participating Preferred Stock, $0.001 par value as Exhibit A, the form of the Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Junior Participating Preferred Shares as
         Exhibit C. Pursuant to the Rights Agreement, printed Rights
         Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement) (filed as Exhibit 4.1 to Orchid's
         Registration Statement on Form 8-A, and incorporated herein by reference).

   #5.1  Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         regarding legality of securities being registered.

   10.1 1995 Stock Incentive Plan, as amended, including form of stock option certificate for incentive and non-statutory stock options (filed as Exhibit 10.1 to Orchid's Registration Statement on Form S-1, No. 333-
         30774, and incorporated herein by reference).

   10.2 2000 Employee, Director, Consultant Stock Plan, including form of stock option agreement for non-statutory and incentive stock options
         (filed as Exhibit 10.2 to Orchid's Registration Statement on Form S-1,
         No. 333-30774, and incorporated herein be reference).

   10.3  Executive Benefit Program, including Executive Deferred Compensation
         Plan Executive and Severance Plan (filed as Exhibit 10.3 to Orchid's
         Registration Statement on Form S-1, No. 333-30774, and incorporated herein by reference).

   10.4 Lease Agreement between College Road Associates, Limited Partnership and Orchid, dated March 6, 1998 (filed as Exhibit 10.4 to Orchid's
         Registration Statement on Form S-1, No. 333-30774, and incorporated herein by reference).

  +10.5 Collaboration Agreement, by and between Orchid and Affymetrix, Inc., dated November 5, 1999, as amended by Amendment No. 1 dated November
         12, 1999 (filed as Exhibit 10.5 to Orchid's Registration Statement on
         Form S-1, No. 333-30774, and incorporated herein by reference).

 Exhibit
   No.                                 Description
 -------                               -----------
     10.6 License and Option Agreement, dated December 10, 1997, between
          Sarnoff Corporation and Orchid, as amended by Amendment to License and Option Agreement dated as of April 13, 2000 by and between
          Sarnoff Corporation and Orchid (filed as Exhibit 10.6 to Orchid's
          Registration Statement on Form S-1, No. 333-30774, and incorporated herein by reference).

     10.7 Employment Agreement, effective as of January 1, 2000, by and between Orchid and Dale R. Pfost, Ph.D. (filed as Exhibit 10.7 to Orchid's
          Registration Statement on Form S-1, No. 333-30774, and incorporated herein by reference).

     10.8 Employment Agreement, effective as of January 1, 2000 by and between Orchid and Donald R. Marvin (filed as Exhibit 10.8 to Orchid's
          Registration Statement on Form S-1, No. 333-30774, and incorporated herein by reference).

    +10.9 Agreement for the License and Supply of Terminators, dated February
          16, 2000 between Orchid and NEN Life Science Products, Inc. (filed as
          Exhibit 10.9 to Orchid's Registration Statement on Form S-1, No. 333-
          30774, and incorporated herein by reference).

  ++10.10 Non-Exclusive License Agreement by and between Orchid and Applied
          Biosystems dated as of July 1, 2000 (filed as Exhibit 10.1 to
          Orchid's Quarterly Report on Form 10-Q for the period ended June 30,
          2000, and incorporated herein by reference).

  ++10.11 Non-Exclusive License Agreement by and between Orchid and Amersham
          Pharmacia Biotech, Inc. dated as of June 12, 2000 (filed as Exhibit
          10.2 to Orchid's Quarterly Report on Form 10-Q for the period ended
          June 30, 2000, and incorporated herein by reference).

  ++10.12 License and Supply Agreement for Automated SNP Analysis by and between Orchid and Bristol-Myers Squibb Company dated as of June 12,
          2000 (filed as Exhibit 10.3 to Orchid's Quarterly Report on Form 10-Q for the period ended June 30, 2000 and incorporated herein by reference).

 +++10.13 Genotyping Collaboration Agreement dated as of February 12, 2001 by and between Orchid and AstraZeneca UK, Limited (filed as Exhibit
          10.13 to Orchid's Annual Report on Form 10-K for the year ended
          December 31, 2000 and incorporated herein by reference).

    10.14 Investor Rights Agreement dated as of February 12, 2001 by and between Orchid and AstraZeneca UK, Limited (filed as Exhibit 10.14 to
          Orchid's 2000 Annual Report on Form 10-K for the year ended December
          31, 2000 and incorporated herein by reference).

     21.1 Subsidiaries of Orchid.

    #23.1 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).

     23.2 Consent of KPMG LLP to the Board of Directors of Orchid

     23.3 Consent of KPMG LLP to the Board of Directors of GeneScreen.

     24.1 Power of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference).

     99.1 Form of Proxy of Lifecodes.

     99.2 Stockholders Agreement between Orchid and Certain Stockholders of
          Lifecodes dated as of October 1, 2001.

     99.3 Form of Escrow Agreement

--------
+ Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Orchid's application requesting confidential treatment under Rule 406 of the Act, filed on February 18, 2000, April 7, 2000, and May 1, 2000.
++ Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Orchid's application requesting confidential treatment under Rule 406 of the Act, filed as of August 14, 2000.

+++ Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Orchid's application requesting confidential treatment under Rule 406 of the Act, filed as of April 2, 2001.
#   To be filed by amendment.

   Where a document is incorporated by reference from a previous filing, the Exhibit number in that previous filing is indicated in parentheses after the description of such document.

Item 22. Undertakings

   The undersigned Registrant hereby undertakes:

   (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (2) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

   (3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to such request; and

   (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

   Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on October 29, 2001.

                                          ORCHID BIOSCIENCES, INC.

                                                /s/ Dale R. Pfost, Ph.D.
                                          By: _________________________________
                                             Name: Dale R. Pfost, Ph.D.
                                             Title: President and Chief
                                             Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Dale R. Pfost, Ph.D. and Donald R. Marvin and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

                 Signature                           Title                 Date
                 ---------                           -----                 ----

       /s/ Dale R. Pfost, Ph. D.            President Chief          October 29, 2001
___________________________________________  Executive Officer and
           Dale R. Pfost, Ph.D.              Director (principal
                                             executive officer)

         /s/ Donald R. Marvin               Senior Vice President,   October 29, 2001
___________________________________________  Chief Operating Officer
             Donald R. Marvin                and Chief Financial
                                             Officer (principal
                                             financial and
                                             accounting officer)

      /s/ Sidney M. Hecht, Ph.D.            Director                 October 29, 2001
___________________________________________
          Sidney M. Hecht, Ph.D.

          /s/ Samuel D. Isaly               Director                 October 29, 2001
___________________________________________
              Samuel D. Isaly

    /s/ Jeremy M. Levin, D. Phil., MB.      Director                 October 29, 2001
                 BChir.
___________________________________________
   Jeremy M. Levin, D. Phil., MB. BChir.

              Signature                          Title                   Date
              ---------                          -----                   ----
     /s/ Ernest Mario, Ph.D.           Director                    October 29, 2001
______________________________________
         Ernest Mario, Ph.D.

   /s/ George Poste, DVM, Ph.D.        Director                    October 29, 2001
______________________________________
       George Poste, DVM, Ph.D.

 /s/ Robert M. Tien, M.D., M.P.H.      Director                    October 29, 2001
______________________________________
     Robert M. Tien, M.D., M.P.H.

                                 EXHIBIT INDEX

 Exhibit
   No.                                 Description
 -------                               -----------
    2.1  Agreement and Plan of Merger, dated as of October 1, 2001, among
         Orchid BioSciences, Inc., Persia Merger Sub, Inc. and Lifecodes
         Corporation and accompanying Letter Agreement (included as Annex A to proxy statement-prospectus forming a part of this Registration
         Statement and incorporated herein by reference).

    3.1 Restated Certificate of Incorporation of Orchid (filed as Exhibit 3.2 to Orchid's Registration Statement on Form S-1, No. 333-30774, and incorporated herein by reference).

    3.2 Certificate of Amendment to the Restated Certificate of Incorporation of Orchid dated June 12, 2001 (filed as Exhibit 3.2 to Orchid's
         Quarterly Report on Form 10-Q for the period ended June 30, 2001 and incorporated herein by reference).

    3.3  Certificate of Designation, Preferences, and Rights of Series A Junior
         Participating Preferred Stock of Orchid dated August 1, 2001 (filed as
         Exhibit 3.3 to Orchid's Quarterly Report on Form 10-Q for the period ended June 30, 2001 and incorporated herein by reference).

    3.4  Amended and Restated By-laws of Orchid (filed as Exhibit 3.4 to
         Orchid's Registration Statement on Form S-1, No.333-30774, and incorporated herein by reference).

    4.1 Specimen certificate for shares of common stock (filed as Exhibit 4.1 to Orchid's Registration Statement on Form S-1, No.333-30774, and incorporated herein by reference).

    4.2  Rights Agreement, dated as of July 27, 2001, between Orchid and
         American Stock Transfer & Trust Company, which includes the form of
         Certificate of Designations setting forth the terms of the Series A
         Junior Participating Preferred Stock, $0.001 par value as Exhibit A, the form of the Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Junior Participating Preferred Shares as
         Exhibit C. Pursuant to the Rights Agreement, printed Rights
         Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement) (filed as Exhibit 4.1 to Orchid's
         Registration Statement on Form 8-A, and incorporated herein by reference).

   #5.1  Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         regarding legality of securities being registered.

   10.1 1995 Stock Incentive Plan, as amended, including form of stock option certificate for incentive and non-statutory stock options (filed as Exhibit 10.1 to Orchid's Registration Statement on Form S-1, No. 333-
         30774, and incorporated herein by reference).

   10.2 2000 Employee, Director, Consultant Stock Plan, including form of stock option agreement for non-statutory and incentive stock options
         (filed as Exhibit 10.2 to Orchid's Registration Statement on Form S-1,
         No. 333-30774, and incorporated herein be reference).

   10.3  Executive Benefit Program, including Executive Deferred Compensation
         Plan Executive and Severance Plan (filed as Exhibit 10.3 to Orchid's
         Registration Statement on Form S-1, No. 333-30774, and incorporated herein by reference).

   10.4 Lease Agreement between College Road Associates, Limited Partnership and Orchid, dated March 6, 1998 (filed as Exhibit 10.4 to Orchid's
         Registration Statement on Form S-1, No. 333-30774, and incorporated herein by reference).

  +10.5 Collaboration Agreement, by and between Orchid and Affymetrix, Inc., dated November 5, 1999, as amended by Amendment No. 1 dated November
         12, 1999 (filed as Exhibit 10.5 to Orchid's Registration Statement on
         Form S-1, No. 333-30774, and incorporated herein by reference).

   10.6  License and Option Agreement, dated December 10, 1997, between Sarnoff
         Corporation and Orchid, as amended by Amendment to License and Option
         Agreement dated as of April 13, 2000 by and between Sarnoff
         Corporation and Orchid (filed as Exhibit 10.6 to Orchid's Registration
         Statement on Form S-1, No. 333-30774, and incorporated herein by reference).

   10.7 Employment Agreement, effective as of January 1, 2000, by and between Orchid and Dale R. Pfost, Ph.D. (filed as Exhibit 10.7 to Orchid's
         Registration Statement on Form S-1, No. 333-30774, and incorporated herein by reference).

 Exhibit
   No.                                 Description
 -------                               -----------

    10.8 Employment Agreement, effective as of January 1, 2000 by and between Orchid and Donald R. Marvin (filed as Exhibit 10.8 to Orchid's
          Registration Statement on Form S-1, No. 333-30774, and incorporated herein by reference).

   +10.9  Agreement for the License and Supply of Terminators, dated February
          16, 2000 between Orchid and NEN Life Science Products, Inc. (filed as
          Exhibit 10.9 to Orchid's Registration Statement on Form S-1, No. 333-
          30774, and incorporated herein by reference).

  ++10.10 Non-Exclusive License Agreement by and between Orchid and Applied
          Biosystems dated as of July 1, 2000 (filed as Exhibit 10.1 to
          Orchid's Quarterly Report on Form 10-Q for the period ended June 30,
          2000, and incorporated herein by reference).

  ++10.11 Non-Exclusive License Agreement by and between Orchid and Amersham
          Pharmacia Biotech, Inc. dated as of June 12, 2000 (filed as Exhibit
          10.2 to Orchid's Quarterly Report on Form 10-Q for the period ended
          June 30, 2000, and incorporated herein by reference).

  ++10.12 License and Supply Agreement for Automated SNP Analysis by and between Orchid and Bristol-Myers Squibb Company dated as of June 12,
          2000 (filed as Exhibit 10.3 to Orchid's Quarterly Report on Form 10-Q for the period ended June 30, 2000 and incorporated herein by reference).

 +++10.13 Genotyping Collaboration Agreement dated as of February 12, 2001 by and between Orchid and AstraZeneca UK, Limited (filed as Exhibit
          10.13 to Orchid's Annual Report on Form 10-K for the year ended
          December 31, 2000 and incorporated herein by reference).

    10.14 Investor Rights Agreement dated as of February 12, 2001 by and between Orchid and AstraZeneca UK, Limited (filed as Exhibit 10.14 to
          Orchid's 2000 Annual Report on Form 10-K for the year ended December
          31, 2000 and incorporated herein by reference).

    21.1  Subsidiaries of Orchid.

   #23.1  Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).

    23.2  Consent of KPMG LLP to the Board of Directors of Orchid.

    23.3  Consent of KPMG LLP to the Board of Directors of GeneScreen.

    24.1 Power of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference).

    99.1  Form of Proxy of Lifecodes.

    99.2  Stockholder Agreement between Orchid and Certain Stockholders of
          Lifecodes dated as of October 1, 2001.

    99.3  Form of Escrow Agreement

--------
+ Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Orchid's application requesting confidential treatment under Rule 406 of the Act, filed on February 18, 2000, April 7, 2000, and May 1, 2000.
++ Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Orchid's application requesting confidential treatment under Rule 406 of the Act, filed as of August 14, 2000.
+++ Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to Orchid's application requesting confidential treatment under Rule 406 of the Act, filed as of April 2, 2001.
#    To be filed by amendment.

   Where a document is incorporated by reference from a previous filing, the Exhibit number in that previous filing is indicated in parentheses after the description of such document.